Exhibit 4.1

K. HOVNANIAN ENTERPRISES, INC.,
as Issuer

HOVNANIAN ENTERPRISES, INC.
and
the other Guarantors party hereto

              and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

Indenture

Dated as of September 25, 2025

8.000% Senior Notes Due 2031
8.375% Senior Notes Due 2033

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ii

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EXHIBIT
EXHIBIT A-I	Form of 2031 Note
EXHIBIT A-II	Form of 2033 Note
EXHIBIT B	Form of Supplemental Indenture
EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	Original Issue Discount Legend
EXHIBIT F	Regulation S Certificate
EXHIBIT G	Rule 144A Certificate
EXHIBIT H	Institutional Accredited Investor Certificate
EXHIBIT I	Certificate of Beneficial Ownership
EXHIBIT J	Regulation S Temporary Global Note Legend
EXHIBIT K	Unrestricted Subsidiaries

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INDENTURE, dated as of September 25, 2025, among K. HOVNANIAN ENTERPRISES, INC., a California corporation (the “Issuer”), HOVNANIAN ENTERPRISES, INC., a Delaware corporation (the “Company”), each of the other Guarantors (as defined hereafter) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”).

RECITALS

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance on the Issue Date of $450,000,000 aggregate principal amount of the Issuer’s 8.000% Senior Notes due 2031 and, if and when issued, any Additional Notes of such series (together, the “2031 Notes”) and $450,000,000 aggregate principal amount of the Issuer’s 8.375% Senior Notes due 2033 and, if and when issued, any Additional Notes of such series (together, the “2033 Notes” and, together with the 2031 Notes, each of which constitutes a separate series hereunder, the “Notes”). All things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done, and the Issuer has done all things necessary to make the Notes (in the case of any Additional Notes, when duly authorized), when duly issued and executed by the Issuer and authenticated and delivered by the Trustee, the valid obligations of the Issuer as hereinafter provided.

In addition, the Guarantors party hereto have duly authorized the execution and delivery of this Indenture as guarantors of the Notes. All things necessary to make this Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Note Guarantee of such Guarantor (in the case of the Note Guarantee of any Additional Notes, when duly authorized), when duly issued by each Guarantor and when the Notes have been authenticated and delivered by the Trustee, the valid obligation of such Guarantor as hereinafter provided.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

Article I
DEFINITIONS AND RULES OF CONSTRUCTION
Section 1.1.    Definitions.

“2031 Notes” has the meaning ascribed to it in the Recitals hereof.

“2033 Notes” has the meaning ascribed to it in the Recitals hereof.

“Acceptable Commitment” has the meaning ascribed to it in Section 4.9(c).

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“Acquired Indebtedness” means (a) with respect to any Person that becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) after the Issue Date, Indebtedness of such Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into the Company, the Issuer or any Restricted Subsidiary) and (b) with respect to the Company, the Issuer or any Restricted Subsidiary, any Indebtedness expressly assumed by the Company, the Issuer or any Restricted Subsidiary in connection with the acquisition of any assets from another Person (other than the Company, the Issuer or any Restricted Subsidiary), which Indebtedness was not incurred by such other Person in connection with or in contemplation of such acquisition. Indebtedness incurred in connection with or in contemplation of any transaction described in clause (a) or (b) of the preceding sentence shall be deemed to have been incurred by the Company or a Restricted Subsidiary, as the case may be, at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) in the case of clause (a) or at the time of the acquisition of such assets in the case of clause (b), but shall not be deemed Acquired Indebtedness.

“Additional Notes” means any Notes of either series issued under this Indenture in addition to the Initial Notes of such series having the same terms in all respects as the Initial Notes of such series, other than the issue date, the issue price, the first interest payment date and the first date from which interest will accrue, and any Notes issued in replacement therefor.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this Indenture, control of a Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Transaction” has the meaning ascribed to it in Section 4.12(a).

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Applicable Debt” means all Indebtedness of the Issuer or any Guarantor (a) under Credit Facilities or (b) that is publicly traded (including in the Rule 144A market).

“Applicable Premium” has the meaning ascribed to it in Section 3.1.

“Asset Acquisition” means (a) an Investment by the Company or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company or any Restricted Subsidiary or (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person, which constitute all or substantially all of the assets or of an operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

“Asset Disposition” means any sale, transfer, conveyance, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback or sale of shares of Capital Stock in any Subsidiary) (each, a “transaction”) by the Company or any Restricted Subsidiary to any Person of any property having a Fair Market Value in any transaction or series of related transactions of at least $10.0 million. The term “Asset Disposition” shall not include:

(a)a transaction between or among the Company, the Issuer and any Restricted Subsidiary;

(b)a transaction in the ordinary course of business, including, without limitation, sales (directly or indirectly), sales subject to repurchase options, dedications and other donations to governmental authorities, leases and sales and leasebacks of (i) homes, improved land and unimproved land and (ii) real estate (including related amenities and improvements);

(c)a transaction involving the sale of Capital Stock of, or the disposition of assets in, an Unrestricted Subsidiary or joint venture;

(d)any exchange or swap of assets of the Company or any Restricted Subsidiary for assets (including Capital Stock of any Person that is or will be a Restricted Subsidiary following receipt thereof) that (i) are to be used by the Company or any Restricted Subsidiary in the ordinary course of its Real Estate Business and (ii) have a Fair Market Value not less than the Fair Market Value of the assets exchanged or swapped;

(e)any sale, transfer, conveyance, lease or other disposition of assets and properties that is governed by Section 4.13;

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(f)dispositions of mortgage loans and related assets and mortgage-backed securities in the ordinary course of a mortgage lending business;

(g)the creation of a Lien and dispositions in accordance with the provisions set forth under Section 4.7;

(h)any sale, transfer, conveyance, lease or other disposition that constitutes a Restricted Payment or Basket Permitted Investment;

(i)sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(j)the unwinding of any Hedging Obligations;

(k)foreclosures, condemnation, eminent domain or any similar action on assets;

(l)any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date;

(m)any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(n)the issuance of directors’ qualifying shares and shares issued to foreign nationals or other third parties as required by applicable law;

(o)dispositions of obsolete or worn-out property, whether owned or acquired on or after the Issue Date, in the ordinary course of business, including the lapse, cancellation, abandonment or other disposition of any intellectual property that is, in the reasonable judgment of the Company or any Restricted Subsidiary, no longer used or useful or economically practicable or commercially reasonable to maintain;

(p)licenses or sublicenses that (i) are non-exclusive or (ii) that do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; and

(q)the sale and leaseback of model homes.

“Attributable Debt” means, with respect to any Financing Lease Obligation, the capitalized amount thereof determined in accordance with GAAP.

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Basket Permitted Investment” has the meaning ascribed to it in the definition of “Restricted Investment.”

“Board of Directors” means, when used with reference to the Issuer or the Company, as the case may be, the board of directors or any duly authorized committee of that board or any director or directors and/or officer or officers to whom that board or committee shall have duly delegated its authority.

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations, or other equivalents of or interests in (however designated and whether voting or non-voting) the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

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“Cash Equivalents” means any of the following:

(a)U.S. dollars, Canadian dollars, euros, pounds sterling, any national currency of any participating member state in the European Union or local currencies held from time to time in the ordinary course of business;

(b)direct obligations of the United States or any agency thereof or obligations guaranteed or insured by the United States of America or any agency or instrumentality thereof or any country that is a member state of the European Union or any agency or instrumentality thereof, in each case maturing within one year of the date of acquisition thereof;

(c)certificates of deposit, time deposits, Eurodollar time deposits, overnight bank deposits, bankers acceptances and other obligations placed with commercial banks organized under the laws of the United States of America or any state thereof, or branches or agencies of foreign banks licensed under the laws of the United States of America or any state thereof, having a short-term rating of not less than A- by each of Moody’s and S&P at the time of acquisition, and having a maturity of not more than one year;

(d)marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of at least “A-” or the equivalent thereof by S&P or Moody’s, or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments;

(e)repurchase obligations for underlying securities of the types described in clauses (b), (c) and (d) of this definition entered into with any financial institution meeting the qualifications specified in clause (c) of this definition;

(f)commercial paper rated at least P-1, A-1 or the equivalent thereof by Moody’s or S&P, respectively, and in each case maturing not more than one year from the date of the acquisition thereof;

(g)investments with average maturities of one year or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(h)(i) time deposits maturing no more than one year from the date of creation thereof with commercial banks or savings banks or savings and loan associations each either having membership in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder and (ii) demand deposit accounts maintained in the ordinary course of business with an FDIC insured financial institution;

(i)investments in investment companies or money market funds at least 75% of the assets of which consist of securities described in the foregoing clauses (a) through (g) of this definition; and

(j)unrestricted cash held with a title company that is unconditionally prepared to disburse such cash to the Company or any of its Restricted Subsidiaries.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (a) above; provided that such amounts are converted into any currency listed in clause (a) as promptly as practicable and in any event within ten business days following the receipt of such amounts.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight overdraft facility that is not in default): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services.

“cash transaction” has the meaning ascribed to it in Section 7.3(a).

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“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit I.

“Certificated Note” means a Note in registered individual form without interest coupons.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“Change of Control” means:

(a)any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any Person (other than a Restricted Subsidiary); provided, however, that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of the voting power of all classes of Common Equity of such Person immediately after such transaction shall not be a Change of Control;

(b)a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act (other than (x) the Company or (y) the Permitted Hovnanian Holders)) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Common Equity of the Company representing more than 50% of the voting power of the Common Equity of the Company; or

(c)the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a liquidation or dissolution of the Company which is part of a transaction that does not constitute a Change of Control under the proviso contained in clause (a) of this definition shall not constitute a Change of Control.

“Change of Control Offer” has the meaning ascribed to it in Section 4.11(a).

“Change of Control Price” has the meaning ascribed to it in Section 4.11(a).

“Change of Control Termination Date” has the meaning ascribed to it in Section 4.11(a).

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg and its successors and assigns.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Equity” of any Person means all Capital Stock of such Person that is generally entitled to (a) vote in the election of directors of such Person or (b) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

“Company” has the meaning ascribed to it in the preamble hereof and shall also refer to any successor obligor under this Indenture and its Note Guarantee(s).

“Consolidated Cash Flow Available for Fixed Charges” means, for any period, Consolidated Net Income for such period plus (each to the extent deducted in calculating such Consolidated Net Income and determined in accordance with GAAP) the sum for such period, without duplication, of:

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(a)provision for taxes based on income or profits or capital gains, including, without limitation, U.S. federal, state, non-U.S., franchise, excise, value added and similar taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to such taxes or arising from any tax examinations;

(b)Consolidated Interest Expense;

(c)depreciation and amortization expenses and other non-cash charges to earnings;

(d)any fees, expenses, charges or losses (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the issuance of the Notes and (ii) any amendment or other modification of the Notes or other Indebtedness;

(e)any other non-cash charges, including any write-offs, write-downs, expenses, losses or items, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period;

(f)costs of surety bonds incurred in such period in connection with financing activities;

(g)any costs or expense incurred by the Company, the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Capital Stock (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in Section 4.6(a)(i);

(h)effects of adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements in accordance with GAAP resulting from the application of purchase accounting, or the amortization or write-off of any amounts thereof, net of taxes;

(i)any impairment charge, asset write-off or write-down pursuant to ASC 350 and ASC 360 (formerly Financial Accounting Standards Board Statement Nos. 142 and 144, respectively) and the amortization of intangibles arising pursuant to ASC 805 (formerly Financial Accounting Standards Board Statement No. 141); and

(j)cash receipts (or any netting arrangements resulting in reduced cash expenses) not included in Consolidated Cash Flow Available for Fixed Charges in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated Cash Flow Available for Fixed Charges pursuant to clause (k) below for any previous period and not added back;

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(k)non-cash gains increasing Consolidated Net Income for such period, excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated Cash Flow Available for Fixed Charges in any prior period; provided that, to the extent non-cash gains are deducted pursuant to this clause (k) for any previous period and not otherwise added back to Consolidated Cash Flow Available for Fixed Charges, Consolidated Cash Flow Available for Fixed Charges shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein, and plus or minus (as applicable and without duplication) to eliminate the following items to the extent reflected in Consolidated Net Income; and

(l)(i) any net gain or loss resulting in such period from currency gains or losses related to Indebtedness, intercompany balances and other balance sheet items and (ii) any unrealized net gain or loss resulting in such period from Hedging Obligations, and the application of Financial Accounting Standards Codification No. 815—Derivatives and Hedging (formerly Financing Accounting Standards Board Statement No. 133), and its related pronouncements and interpretations (or any successor provision).

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“Consolidated Fixed Charge Coverage Ratio” means, with respect to any determination date, the ratio of (x) Consolidated Cash Flow Available for Fixed Charges for the prior four full fiscal quarters (the “Four Quarter Period”) for which financial results have been reported immediately preceding the determination date (the “Transaction Date”), to (y) the aggregate Consolidated Interest Incurred for the Four Quarter Period. For purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Interest Incurred” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(a)the incurrence or the repayment, repurchase, redemption, retirement, defeasance or other discharge or the assumption by another Person that is not an Affiliate (collectively, “repayment”) of any Indebtedness of the Company or any Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation, and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, except that Indebtedness under revolving credit facilities shall be deemed to be the average daily balance of such Indebtedness during the Four Quarter Period (as reduced on such pro forma basis by the application of any proceeds of the incurrence of Indebtedness giving rise to the need to make such calculation);

(b)any Asset Disposition, Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company, the Issuer or any Restricted Subsidiary (including any Person that becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring Acquired Indebtedness at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date), Investment, merger or consolidation as if such Asset Disposition, Asset Acquisition (including the incurrence or repayment of any such Indebtedness), Investment, merger or consolidation and the inclusion, notwithstanding clause (b) of the definition of “Consolidated Net Income,” of any Consolidated Cash Flow Available for Fixed Charges associated with such Asset Acquisition or other transaction occurred on the first day of the Four Quarter Period; provided, however, that the Consolidated Cash Flow Available for Fixed Charges associated with any Asset Acquisition or other transaction shall not be included to the extent the net income so associated would be excluded pursuant to the definition of “Consolidated Net Income,” other than clause (b) thereof, as if it applied to the Person or assets involved before they were acquired; and

(c)the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Incurred attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded.

Furthermore, in calculating “Consolidated Cash Flow Available for Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio,”

(a)interest on Indebtedness in respect of which a pro forma calculation is required that is determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

(b)notwithstanding the immediately preceding clause (a), interest on such Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Protection Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Interest Expense” of the Company for any period means the Interest Expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Incurred” of the Company for any period means the Interest Incurred of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

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“Consolidated Net Income” of the Company for any period means the aggregate net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there will be excluded from such net income (or loss) (to the extent otherwise included therein), without duplication:

(a)the net income (or loss) of (x) any Unrestricted Subsidiary (other than a Mortgage Subsidiary) or (y) any Person (other than a Restricted Subsidiary or a Mortgage Subsidiary) that is accounted for by the equity method of accounting, except, in each case, to the extent that any such income has actually been received by the Company or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period;

(b)except to the extent includable in Consolidated Net Income pursuant to clause (a) of this definition, the net income (or loss) of any Person that accrued prior to the date that (i) such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company, the Issuer or any of its Restricted Subsidiaries (except, in the case of an Unrestricted Subsidiary that is redesignated a Restricted Subsidiary during such period, to the extent of its retained earnings from the beginning of such period to the date of such redesignation) or (ii) the assets of such Person are acquired by the Company or any Restricted Subsidiary;

(c)solely for the purpose of determining the amount available for Restricted Payments under Section 4.6(a)(i), the net income of any Restricted Subsidiary that is not the Issuer or a Subsidiary Guarantor to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period, except, the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend;

(d)the gains or losses, together with any related provision for taxes, realized during such period by the Company or any Restricted Subsidiary resulting from (i) the acquisition of securities, or extinguishment of Indebtedness or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid), of the Company or any Restricted Subsidiary, (ii) any Asset Disposition by the Company or any Restricted Subsidiary, (iii) any non-cash income (or loss) related to currency gains or losses related to Indebtedness, intercompany balances and other balance sheet items and to Hedging Obligations pursuant to Financial Accounting Standards Codification No. 815—Derivatives and Hedging (formerly Financing Accounting Standards Board Statement No. 133) and its related pronouncements and interpretations (or any successor provision) and (iv) any non-cash expense, income or loss attributable to the movement in mark-to-market valuation of foreign currencies, Indebtedness or derivative instruments pursuant to GAAP;

(e)any unusual and infrequent or non-recurring gain or loss (but excluding any impairment charges), in each case, less all fees and expenses relating thereto and any expenses, severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefits plans, integration and other restructuring and business optimization costs, charges, reserves or expenses (including relating to acquisitions after the Issue Date), and one-time compensation charges together with any related provision for taxes, realized by the Company, the Issuer or any Restricted Subsidiary;

(f)the cumulative effect of a change in accounting principles and changes as a result of adoption or modification of accounting policies during such period;

(g)any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations;

(h)any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Company;

(i)(i) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock, units or other rights to officers, directors, managers or employees and (ii) non-cash income (loss) attributable to deferred compensation plans or trusts;

(j)any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, recapitalization, Asset Disposition, issuance or repayment of Indebtedness, issuance of Capital Stock, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction; and

(k)to the extent covered by insurance or indemnification and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is (i) not denied by the applicable carrier or indemnifying party in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to liability or casualty events or business interruption shall be excluded;

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provided, further, that for purposes of calculating Consolidated Net Income solely as it relates to Section 4.6(a)(i), clauses (d)(ii) and (h) above shall not be applicable.

“Consolidated Tangible Assets” of the Company as of any date means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter for which financial results have been reported immediately preceding such date, as determined in accordance with GAAP, less: (a) non-recourse mortgages secured by inventory, net of debt issuance costs, (b) liabilities from inventory not owned, net of debt issuance costs, (c) Intangible Assets and (d) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries, in the case of each of clauses (a) through (d) above, as reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding such date, with such pro forma adjustments to Consolidated Tangible Assets as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Consolidated Tangible Net Worth” of the Company as of any date means (a) Consolidated Total Assets; less (b) Intangible Assets; less (c) the aggregate principal amount of all Indebtedness of the Company and its Restricted Subsidiaries, at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, with such pro forma adjustment to Consolidated Tangible Net Worth as are appropriate and consistent with the pro forma adjustments set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Consolidated Total Assets” of the Company as of any date means the total amount of assets of the Company and its Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of this Indenture is located at 1310 Silas Deane Highway, Wethersfield, CT 06109.

“Covenant Defeasance” has the meaning ascribed to it in Section 8.2.

“Covenant Suspension Event” has the meaning ascribed to it in Section 4.15(a).

“Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities or other financing arrangements (including, without limitation, commercial paper or letter of credit facilities or indentures) providing for revolving credit loans, term loans, debt securities, letters of credit or other long-term indebtedness (including the Senior Credit Facility), including any notes, mortgages, deeds of trust, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures, credit facilities, letter of credit facilities or commercial paper facilities that exchange, replace, refund, refinance, extend, renew, restate, amend, supplement or modify any part of the loans, notes, other credit facilities or commitments thereunder, including any such exchanged, replacement, refunding, refinancing, extended, renewed, restated, amended, supplemented or modified facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.5) or adds the Company or Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender, holder, beneficial owner or group of lenders, holders or beneficial owners.

“Currency Agreement” of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values. For the avoidance of doubt, any Permitted Convertible Indebtedness Call Transaction will not constitute a Currency Agreement.

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“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event, act or condition that is, or after notice or the passage of time, or both, would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes of any series (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes of such series and/or the creditworthiness of the Issuer and/or any one or more of the Guarantors (the “Performance References”).

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Disqualified Stock” means any Capital Stock of any Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes outstanding at the time of determination; provided that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or of any security into which it is convertible or for which it is exchangeable) the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a change of control or asset disposition occurring prior to the final maturity of the Notes outstanding at the time of determination will not constitute Disqualified Stock if the change of control or asset disposition provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than Section 4.9 or Section 4.11, as applicable, and such Capital Stock specifically provides that such Person will not repurchase or redeem (or be required to repurchase or redeem) any such Capital Stock pursuant to such provisions prior to the Issuer’s repurchase of Notes pursuant to Section 4.9 or Section 4.11, as applicable.

“DTC” means The Depository Trust Company and its successors and assigns.

“DTC Legend” means the legend set forth in Exhibit D.

“Equity Offering” means a public or private equity offering or sale after the Issue Date by the Company for cash of Capital Stock, other than an offering or sale of Disqualified Stock, an offering or sale pursuant to employee benefit plans or otherwise in compensation to directors, officers or employees or an offering or sale to a Subsidiary of the Company.

“Euroclear” means Euroclear Bank S.A./N.V. and its successors or assigns, as operator of the Euroclear System.

“Event of Default” has the meaning ascribed to it in Section 5.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

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“Excluded Contribution” means cash or Cash Equivalents received by the Company as capital contributions to its equity (other than through the issuance of Disqualified Stock) or from the issuance or sale (other than to a Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company, in each case, after the Issue Date and to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Company.

“Excluded Subsidiary” means any (a) non-wholly owned Subsidiary of the Company, (b) Unrestricted Subsidiary, (c) Subsidiary organized in a jurisdiction other than the United States, (d) Immaterial Subsidiary, (e) Subsidiary for which any guarantee of Indebtedness under this Indenture or the Notes (i) is legally prohibited by any requirement of law or requires any consent, approval, license or authorization from any governmental authority, unless such consent, approval, license or authorization has been received or (ii) is contractually prohibited on the Issue Date or on the date of the acquisition or formation of such Subsidiary by the Company or any of its Restricted Subsidiaries, so long as such prohibition is not created in contemplation of such acquisition or formation, (f) not-for-profit Subsidiary, (g) Subsidiary with respect to which the Issuer determines in good faith that the burden or cost or other consequences (including any material adverse tax consequences) of providing a Subsidiary Guarantee shall be excessive in view of the benefits to be obtained by the Holders therefrom, (h) Subsidiary with respect to which the provision of a Subsidiary Guarantee by it would result in material adverse tax consequences to the Issuer, any direct or indirect parent entity of the Issuer or any of the Issuer’s direct or indirect Subsidiaries, in each case, as reasonably determined by the Issuer in good faith, (i) any special purpose entities, (j) any captive insurance subsidiaries and (k) any direct or indirect Subsidiary (i) that is a direct or indirect Subsidiary (organized in the United States) of a direct or indirect Subsidiary organized outside of the United States that is a CFC or (ii) substantially all of the assets of which consist of capital stock and/or indebtedness of (x) one or more Subsidiaries organized outside the United States that are CFCs or (y) other Subsidiaries of such Subsidiary described in clause (k)(i) of this definition or (z) other Subsidiaries described in this clause (k)(ii) of this definition, and any other assets incidental thereto; provided that, for the avoidance of doubt, at the sole discretion of the Issuer, any Excluded Subsidiary may issue a Subsidiary Guarantee and become a Subsidiary Guarantor under this Indenture in which case it shall cease to constitute an Excluded Subsidiary until the Subsidiary Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Existing Indebtedness” means all of the Indebtedness of the Company and its Restricted Subsidiaries that is outstanding on the Issue Date.

“expiration date” has the meaning ascribed to it in Section 3.5(b).

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Company or a duly authorized committee thereof acting in good faith, as evidenced by resolution of the Board of Directors or such committee.

“Financing Lease Obligations” of any Person means the obligations of such Person that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Fixed Amounts” has the meaning ascribed to it in Section 1.4(a).

“GAAP” means generally accepted accounting principles set forth in the opinions and interpretations of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and interpretations of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

“Global Note” means a Note in registered, global form without interest coupons.

“Guarantor” means the Company and each Subsidiary Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Interest Protection Agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, Currency Agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

“Holder,” “Holders,” “Holder of Notes” or “Holders of Notes” means the Person or each Person in whose name a Note is registered in the books of the applicable Registrar for the Notes.

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“Immaterial Subsidiary” means each Restricted Subsidiary of the Company (other than the Issuer) that has a book value of less than $5.0 million, measured at the end of the most recently completed fiscal year for which financial statements have been provided as set forth under Section 4.14 (or if acquired or created subsequent to such delivery, measured at the most recent practicable date (or estimated in the reasonable judgment of the Company)); provided that in each case, such Restricted Subsidiary has not guaranteed any other Applicable Debt; provided, further, that in no event shall Immaterial Subsidiaries comprise in the aggregate more than 5.0% of the Consolidated Total Assets, measured at the end of the most recently completed fiscal year for which financial statements have been provided as set forth under Section 4.14.

“Incur” or “incur” (and derivatives thereof) means to, directly or indirectly, create, incur, assume, guarantee or otherwise become liable with respect to any Indebtedness; provided, however, that none of the accrual of interest (whether such interest is payable in cash or kind), the accretion of accreted value, the accretion or amortization of original issue discount or the payment of interest or dividends in the form of additional Indebtedness shall be considered an Incurrence of Indebtedness.

“Indebtedness” of any Person means, without duplication,

(a)any liability of such Person (i) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit or similar instruments issued for the benefit of, or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business), (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof, is not required to be recorded as a liability in accordance with GAAP), or (iii) in respect of Financing Lease Obligations (to the extent of the Attributable Debt in respect thereof);

(b)any Indebtedness of others that such Person has guaranteed to the extent of the guarantee; provided, however, that Indebtedness of the Company and its Restricted Subsidiaries will not include the obligations of the Company or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages at prices no greater than 98% of the principal amount thereof, and upon any such purchase the excess, if any, of the purchase price thereof over the Fair Market Value of the mortgages acquired, will constitute Restricted Payments subject to Section 4.6;

(c)to the extent not otherwise included, the obligations of such Person under Hedging Obligations to the extent recorded as liabilities not constituting Interest Incurred, net of amounts recorded as assets in respect of such obligations, in accordance with GAAP; and

(d)all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

provided that Indebtedness shall not include accounts payable, liabilities to trade creditors of such Person or other accrued expenses arising in the ordinary course of business or completion guarantees entered into in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be (i) the outstanding balance at such date of all unconditional obligations as described above, net of any unamortized discount to be accounted for as Interest Expense, in accordance with GAAP, (ii) the maximum liability of such Person for any contingent obligations under clause (a) of this definition at such date, net of an unamortized discount to be accounted for as Interest Expense in accordance with GAAP, (iii) in the case of clause (c) above, zero if permitted under Section 4.5(b)(xv) or, otherwise, the net termination amount payable in respect thereof, and (iv) in the case of clause (d) above, the lesser of (x) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (y) the amount of the Indebtedness secured.

For the avoidance of doubt, obligations of any Person under a Permitted Bond Hedge transaction or a Permitted Warrant transaction shall be deemed not to constitute Indebtedness.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Initial Default” has the meaning ascribed to it in Section 5.3.

“Initial Notes” means the Notes of a series of the Issuer issued under this Indenture on the Issue Date and any Notes of such series issued in replacement therefor.

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“Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit H.

“Intangible Assets” means intangible assets of the Company and its Restricted Subsidiaries (goodwill, patents, trademarks, trade names, organizational expense, treasury stock, monies due from Affiliates, officers, directors or shareholders of the Company or any Restricted Subsidiary and other intangibles).

“Interest Expense” of any Person for any period means, without duplication, the aggregate amount of (a) interest which, in conformity with GAAP, would be set opposite the caption “interest expense” or any like caption on an income statement for such Person (including, without limitation, imputed interest included in Financing Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, the net costs (but reduced by net gains) associated with Currency Agreements and Interest Protection Agreements, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest and other charges amortized to cost of sales)) and (b) all interest actually paid by the Company or a Restricted Subsidiary under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any Person other than the Company or any Restricted Subsidiary during such period; provided, that Interest Expense shall exclude any expense associated with the complete write-off of financing fees and expenses in connection with the repayment of any Indebtedness.

“Interest Incurred” of any Person for any period means, without duplication, the aggregate amount of (a) Interest Expense and (b) all capitalized interest and amortized debt issuance costs.

“Interest Payment Date” means each April 1 and October 1 of each year, commencing April 1, 2026.

“Interest Protection Agreement” of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Indebtedness permitted to be incurred under this Indenture. For the avoidance of doubt, any Permitted Convertible Indebtedness Call Transaction will not constitute an Interest Protection Agreement.

“Investment Grade” means, with respect to a debt rating of the Notes of any series, a rating of Baa3 (or the equivalent) or higher by Moody’s, together with a rating of BBB- (or the equivalent) or higher by S&P or, in the event S&P or Moody’s or both shall cease rating the Notes of such series (for reasons outside the control of the Issuer or the Company) and the Issuer shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.

“Investments” of any Person means all (a) investments by such Person in any other Person in the form of loans, advances or capital contributions, (b) guarantees of Indebtedness of any other Person by such Person, (c) purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (d) other items that would be classified as investments on a balance sheet of such Person determined in accordance with GAAP. For all purposes of this Indenture, the amount of any such Investment shall be the fair market value thereof (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value). The making of any payment in accordance with the terms of a guarantee or other contingent obligation permitted under this Indenture shall not be considered an Investment.

“Issue Date” means September 25, 2025.

“Issuer” has the meaning ascribed to it in the preamble hereof and shall also refer to any successor obligor under this Indenture.

“JV Holding Company” means any Subsidiary of the Company, the only material asset of which constitutes Capital Stock of one or more joint ventures between the Company or any of its Subsidiaries, on the one hand, and any other Person that is not an Affiliate of the Company, on the other hand.

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“LCT Election” has the meaning ascribed to it in Section 1.3(a).

“LCT Test Date” has the meaning ascribed to it in Section 1.3(a).

“Legal Defeasance” has the meaning ascribed to it in Section 8.1.

“Legal Holiday” means Saturday, Sunday or a day on which banking institutions in New York, New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest will accrue on such payment for the period from and after such payment date to the next succeeding day that is not a Legal Holiday.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest or other similar encumbrance of any kind upon or in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement).

“Limited Condition Transaction” means (a) any acquisition (whether by purchase, merger, amalgamation, consolidation or otherwise) or similar Investment, the consummation of which is not conditioned on the availability of, or on obtaining, third-party financing, (b) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment or (c) any dividend or distribution on, or redemption of, Capital Stock requiring irrevocable notice in advance thereof.

“Long Derivative Instrument” means a Derivative Instrument (a) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (b) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Marketable Securities” means (a) equity securities that are listed on the New York Stock Exchange, the NYSE MKT or The Nasdaq Stock Market and (b) debt securities that are rated by a nationally recognized rating agency, listed on the New York Stock Exchange, the NYSE MKT or covered by at least two reputable market makers.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, or any successor to its debt rating business.

“Mortgage Subsidiary” means any Subsidiary of the Company substantially all of whose operations consist of the mortgage lending business.

“Net Cash Proceeds” means with respect to an Asset Disposition, payments received in cash (including any such payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise (including any cash received upon sale or disposition of such note or receivable), but only as and when received), excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the property disposed of in such Asset Disposition or received in any other non-cash form unless and until such non-cash consideration is converted into cash therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state and local taxes required to be accrued as a liability under GAAP as a consequence of such Asset Disposition, and in each case net of a reasonable reserve for the after-tax cost of any indemnification or other payments (fixed and contingent) attributable to the seller’s indemnities or other obligations to the purchaser undertaken by the Company or any of its Restricted Subsidiaries in connection with such Asset Disposition, and net of all payments made on any Indebtedness which is secured by or relates to such property in accordance with the terms of any Lien or agreement upon or with respect to such property or which such Indebtedness must by its terms or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all contractually required distributions and payments made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition.

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“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (a) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes of the applicable series plus (y) the value of its Long Derivative Instruments as of such date of determination or (b) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Issuer or any Guarantor immediately prior to such date of determination.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (a) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property, including, for the avoidance of doubt, assets directly related thereto or derived therefrom, identified in the instruments evidencing or securing such Indebtedness or other property of such Person financed pursuant to the Credit Facility of such Person under which such Indebtedness was incurred (provided that the aggregate principal amount of the total Indebtedness shall not exceed the purchase price or cost (including financing costs) of the properties financed thereby), (b) such properties were acquired (directly or indirectly, including through the purchase of Capital Stock of the Person owning such property), constructed or improved with the proceeds of such Indebtedness or such Indebtedness was Incurred within 365 days after the acquisition (directly or indirectly, including through the purchase of Capital Stock of the Person owning such property) or completion of such construction or improvement of such properties and (c) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (i) environmental warranties, covenants and indemnities, (ii) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, deposits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics’ liens, breach of separateness covenants and other customary exceptions, (iii) in the case of the borrower thereof only, other obligations in respect of such Indebtedness that are payable solely as a result of a voluntary or collusive non-voluntary bankruptcy filing (or similar filing or action) by such borrower or (iv) similar customary “bad boy” guarantees.

“Non-U.S. Person” means a Person that is not a “U.S. person,” as such term is defined in Regulation S.

“Note Guarantee” means the guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes pursuant to the provisions of this Indenture.

“Notes” has the meaning ascribed to it in the Recitals hereof.

“Obligations” means, with respect to any Indebtedness, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Indebtedness, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“offer” has the meaning ascribed to it in Section 3.5(a).

“Offer to Purchase” has the meaning ascribed to it in Section 3.5(a).

“Offering Memorandum” means the Issuer’s Offering Memorandum in respect of the Notes dated September 11, 2025.

“Officer,” when used with respect to the Issuer or the Company, means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer, any assistant treasurer, the controller, any assistant controller, the secretary or any assistant secretary of the Issuer or the Company, as the case may be.

“Officer’s Certificate,” when used with respect to the Issuer or the Company, means a certificate signed by the chairman of the Board of Directors, the president, the chief executive officer, any vice president, the chief financial officer, the treasurer, any assistant treasurer, the controller, any assistant controller, the secretary or any assistant secretary of the Issuer or the Company, as the case may be.

“Opinion of Counsel” means a written opinion signed by legal counsel of the Issuer or the Company, who may be an employee of, or counsel to, the Issuer or the Company, and who shall be reasonably satisfactory to the Trustee.

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“Original Issue Discount Legend” means the legend set forth in Exhibit E.

“Paying Agent” means any office or agency where the Notes may be presented for payment.

“Permanent Regulation S Global Note” means a Regulation S Global Note that does not bear the Regulation S Temporary Global Note Legend.

“Permitted Bond Hedge” means any call or capped call option (or substantively equivalent derivative transaction) on the Company’s Capital Stock purchased by the Company or any Restricted Subsidiary in connection with the issuance of any Permitted Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge, less the proceeds received by the Company or the Restricted Subsidiaries from the sale of any related Permitted Warrant, does not exceed the net proceeds received by the Company or the Restricted Subsidiaries from the sale of such Permitted Convertible Indebtedness issued in connection with the Permitted Bond Hedge.

“Permitted Convertible Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the terms of this Indenture that is either (a) convertible or exchangeable into Capital Stock of the Company (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such Capital Stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for Capital Stock of the Company and/or cash (in an amount determined by reference to the price of such Capital Stock).

“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge and any Permitted Warrant.

“Permitted Hovnanian Holders” means, collectively, Ara K. Hovnanian, the members of his immediate family and the members of the immediate family of the late Kevork S. Hovnanian, the respective estates, spouses, heirs, ancestors, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof, or any entity of which any of the foregoing, individually or collectively, beneficially own more than 50% of the Common Equity. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with this Indenture) will thereafter constitute Permitted Hovnanian Holders.

“Permitted Investments” of any Person means any Investments of such Person that are not Restricted Investments.

“Permitted Warrant” means any call option on, warrant or right to purchase (or substantively equivalent derivative transaction) the Company’s Capital Stock sold by the Company or any Restricted Subsidiary substantially concurrently with any purchase by the Company or any Restricted Subsidiary of a related Permitted Bond Hedge.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Preferred Stock” of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

“purchase amount” has the meaning ascribed to it in Section 3.5(b).

“purchase date” has the meaning ascribed to it in Section 3.5(b).

“Rating Agency” means a statistical rating agency or agencies, as the case may be, nationally recognized in the United States and selected by the Company which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Ratio Based Amounts” has the meaning ascribed to it in Section 1.4(a).

“Real Estate Business” means homebuilding, housing construction, real estate development or construction and the sale of homes and related real estate activities, including the provision of mortgage financing or title insurance.

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“Record Date” for the interest payable on any Interest Payment Date means the March 15 or September 15 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Refinancing Indebtedness” means Indebtedness that refunds, refinances or extends any Existing Indebtedness or other Indebtedness, including Acquired Indebtedness, permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms of this Indenture, but only to the extent that:

(a)the Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, to the same extent as the Indebtedness being refunded, refinanced or extended, if at all;

(b)the Refinancing Indebtedness is scheduled to mature either (i) no earlier than the Indebtedness being refunded, refinanced or extended, or (ii) after the maturity date of the Notes of the applicable series outstanding at such time;

(c)he portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes of the applicable series has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes of the applicable series outstanding at such time;

(d)such Refinancing Indebtedness is in an aggregate amount that is equal to or less than the aggregate amount then outstanding under the Indebtedness being refunded, refinanced or extended (plus an amount necessary to pay any accrued interest and any fees, costs and expenses, including premiums and tender premiums, related to such refinancing); provided that such Refinancing Indebtedness shall be deemed to constitute a utilization of the relevant basket or exception pursuant to which the Indebtedness being refunded, refinanced or extended was Incurred; and

(e)such Refinancing Indebtedness is Incurred by the same Person that initially Incurred the Indebtedness being refunded, refinanced or extended, except that (x) the Issuer or any Guarantor may Incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of the Issuer, any Guarantor or any Restricted Subsidiary and (y) any Restricted Subsidiary that is not a Subsidiary Guarantor may Incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any other Restricted Subsidiary that is not a Subsidiary Guarantor;

provided that, for purposes of determining any amount of Indebtedness or Secured Indebtedness outstanding under Section 4.5 and Section 4.7, the amount referred to in such covenants shall be calculated excluding any amount that was incurred in respect of amounts set forth in the parenthetical in clause (d) of this definition and such amount shall nonetheless be permitted under such covenants; provided, further, that if any Indebtedness that was originally incurred in reliance upon any provision or clause of this Indenture by reference to the Consolidated Fixed Charge Coverage Ratio, Consolidated Tangible Assets or Consolidated Tangible Net Worth or any related ratio is being refinanced and such refinancing would cause the maximum amount of Indebtedness permitted to be Incurred under any such provision or clause to be exceeded at such time, then such Indebtedness will nevertheless be permitted and constitute “Refinancing Indebtedness” so long as such Indebtedness otherwise meets clause (d) of this definition (other than the proviso in such clause).

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“Refinancing Non-Recourse Indebtedness,” with respect to any Indebtedness, means any Indebtedness which serves to refund, refinance or extend any such Non-Recourse Indebtedness, provided that such Refinancing Non-Recourse Indebtedness is, except for clause (b) of the definition thereof, Non-Recourse Indebtedness.

“Register” has the meaning ascribed to it in Section 2.9(a).

“Registrar” means an office or agency where Notes may be presented for registration of transfer or for exchange.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit F.

“Regulation S Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Regulation S Temporary Global Note” means a Regulation S Global Note that bears the Regulation S Temporary Global Note Legend.

“Regulation S Temporary Global Note Legend” means the legend set forth in Exhibit J.

“Reserved Indebtedness Amount” has the meaning ascribed to it in Section 1.4(b).

“Responsible Officer,” when used with respect to the Trustee, means any officer in the corporate trust department of the Trustee with direct responsibility for the administration of the trust created by this Indenture or any other officer of the Trustee customarily performing functions similar to those performed by any of the aforementioned officers and also means, with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means any Investment in joint ventures (or any JV Holding Company) or Unrestricted Subsidiaries in an aggregate amount at any time outstanding in excess of the sum of (a) $350.0 million and (b) 100% of the amount of cash and Cash Equivalents received by any of the Issuer, the Company, any Subsidiary Guarantor or any JV Holding Company from any such joint venture or Unrestricted Subsidiary following the Issue Date and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such Investment for which financial statements have been provided pursuant to Section 4.14 (such amount equal to or below such calculation, a “Basket Permitted Investment”).

“Restricted Legend” means the legend set forth in Exhibit C.

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“Restricted Payment” means any of the following:

(a)the declaration of any dividend or the making of any other payment or distribution of cash, securities or other property or assets in respect of the Capital Stock of the Company or any Restricted Subsidiary (other than (x) dividends, payments or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or a Restricted Subsidiary and (y) in the case of the Issuer or any other Restricted Subsidiary, dividends, payments or distributions payable to the Company or to another Restricted Subsidiary and pro rata dividends, payments or distributions payable to minority stockholders of such Restricted Subsidiary);

(b)the purchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company or any Restricted Subsidiary (other than Capital Stock held by the Company or a Restricted Subsidiary);

(c)any Restricted Investment; and

(d)any principal payment, redemption, repurchase, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (other than (x) Indebtedness permitted under Section 4.5(b)(vii) or (y) the payment, redemption, repurchase, defeasance or other acquisition or retirement for value of such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance or other acquisition or retirement).

provided, however, that Restricted Payments will not include any payment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness or Capital Stock of the Company or a Restricted Subsidiary if the consideration therefor consists solely of Capital Stock (other than Disqualified Stock) of the Company or a Restricted Subsidiary.

“Restricted Period” means the relevant 40-day “distribution compliance period” as such term is defined in Regulation S, which, for each relevant Note, commences on the date such Note is issued.

“Restricted Subsidiary” means each of the Subsidiaries of the Company which is not an Unrestricted Subsidiary; provided that, prior to such time that an Issuer Release has occurred, the Issuer shall always constitute a Restricted Subsidiary of the Company.

“Reversion Date” has the meaning ascribed to it in Section 4.15(c).

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means a certificate substantially in the form of Exhibit G.

“Rule 144A Global Note” means a Global Note that bears the Restricted Legend representing Notes issued, transferred or exchanged pursuant to Rule 144A.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., or any successor to its debt rating business.

“SEC” means the Securities and Exchange Commission.

“Second Commitment” has the meaning ascribed to it in Section 4.9(c).

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“Secured Indebtedness” means any Indebtedness which is secured by a Lien on any property of the Company or any Restricted Subsidiary; provided that “Secured Indebtedness” shall not include Non-Recourse Indebtedness or Refinancing Non-Recourse Indebtedness. The securing in the foregoing manner of any such Indebtedness which immediately prior thereto was not Secured Indebtedness shall be deemed to be the creation of Secured Indebtedness at the time security is given.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“self-liquidating paper” has the meaning ascribed to it in Section 7.3(b).

“Senior Credit Facility” means the $125,000,000 Credit Agreement, dated as of October 31, 2019, as amended by the First Amendment to the Credit Agreement dated as of November 27, 2019, the Second Amendment to the Credit Agreement dated as of August 19, 2022, the Third Amendment to the Credit Agreement dated as of October 5, 2023 and the Fourth Amendment to the Credit Agreement dated as of September 10, 2025, among the Issuer, the Company, the other guarantors party thereto, and the lenders party thereto, as amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time hereafter, including any such amendment, restatement, supplement, replacement, refinancing or other modification that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (to the extent such increase in borrowings is permitted under Section 4.5) or adds the Company, the Issuer or Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Short Derivative Instrument” means a Derivative Instrument (a) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (b) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Restricted Subsidiary of the Company which would constitute (or any group of Restricted Subsidiaries that, taken together, would constitute) a “significant subsidiary” as defined in Rule 1-02(w)(1) or (2) of Regulation S-X under the Securities Act and the Exchange Act as in effect on the Issue Date.

“Subordinated Indebtedness” means any Indebtedness which pursuant to a written agreement is expressly subordinated in right of payment to the Notes or the Note Guarantees, as the case may be.

“Subsidiary” of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person; provided that such Person is required to consolidate such entity in accordance with GAAP.

“Subsidiary Guarantee” means the guarantee of the Notes by each Subsidiary Guarantor under this Indenture.

“Subsidiary Guarantor” means each Subsidiary of the Company (other than the Issuer) that provides a Subsidiary Guarantee in accordance with the provisions of this Indenture and its successors and assigns, until the Subsidiary Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Successor” has the meaning ascribed to it in Section 4.13(a)(i).

“Suspended Covenants” has the meaning ascribed to it in Section 4.15(a).

“Suspension Date” has the meaning ascribed to it in Section 4.15(a).

“Suspension Period” has the meaning ascribed to it in Section 4.15(c).

“Treasury Rate” has the meaning ascribed to it in Section 3.1(a).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

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“Trustee” means the party named in this Indenture as such until such time, if any, a successor replaces such party in accordance with the applicable provisions of this Indenture and thereafter means the successor trustee serving under this Indenture.

“Unrestricted Subsidiary” means each of the Subsidiaries of the Company (including any newly formed or acquired Subsidiary) so designated by a resolution adopted by the Board of Directors of the Company as provided below and provided that neither the Company nor any of its other Restricted Subsidiaries (a) provides any direct or indirect credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (b) is directly or indirectly liable for any Indebtedness of such Subsidiary, except, in each case, to the extent that (i) the amount thereof constitutes a Restricted Investment or Basket Permitted Investment permitted by this Indenture or (ii) to the extent such Indebtedness constitutes Non-Recourse Indebtedness.

The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(a)          any such designation will be deemed to be an Incurrence by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such designated Subsidiary for purposes of Section 4.5 as of the date of such designation;

(b)          immediately after giving effect to such designation and the Incurrence of any such additional Indebtedness, (i) the Company and its Restricted Subsidiaries could incur at least $1.00 of additional Indebtedness under Section 4.5(a), (ii) the Consolidated Fixed Charge Coverage Ratio would be equal to or greater than the Consolidated Fixed Charge Coverage Ratio immediately prior to such designation or (iii) the ratio of Indebtedness of the Company and the Restricted Subsidiaries to Consolidated Tangible Net Worth of the Company would be equal to or less than such ratio immediately prior to such designation;

(c)          the Liens on the property and assets of such Unrestricted Subsidiary could then be incurred in accordance with Section 4.7 as of the date of such designation.

Subject to the foregoing, the Board of Directors of the Company also may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that (a) the Restricted Subsidiary to be so designated has total consolidated assets of $10,000 or less at the time of designation or (b) with respect to any other Restricted Subsidiary, at the time of such designation:

(i)           all previous Investments by the Company and its Restricted Subsidiaries in such Restricted Subsidiary (net of any returns previously paid on such Investments) will be deemed to be Investments at the time of such designation and such Investments must be permitted at such time under Section 4.6;

(ii)          immediately after giving effect to such designation and such Investment, (A) the Company and its Restricted Subsidiaries could incur at least $1.00 of additional Indebtedness under Section 4.5(a), (B) the Consolidated Fixed Charge Coverage Ratio would be equal to or greater than the Consolidated Fixed Charge Coverage Ratio immediately prior to such designation or (C) the ratio of Indebtedness of the Company and the Restricted Subsidiaries to Consolidated Tangible Net Worth of the Company would be equal to or less than such ratio immediately prior to such designation; and

(iii)         no Default or Event of Default shall have occurred or be continuing.

Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions. The designation of any Person as an Unrestricted Subsidiary shall be deemed to include a designation of all Subsidiaries of such Person as Unrestricted Subsidiaries.

As of the Issue Date, the Subsidiaries listed on Exhibit K are Unrestricted Subsidiaries under this Indenture.

“U.S. Government Obligations” means securities which are (a) direct obligations of the United States of America, for the payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

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“Weighted Average Life to Maturity” means, when applied to any Indebtedness or portion thereof, at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the sum of all such payments described in clause (a)(i) of this definition.

“$” means U.S. dollars.

Section 1.2.    Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided:

(a)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(b)“herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(c)all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(d)references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

(e)in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Issuer may classify such transaction as it, in its sole discretion, determines.

Section 1.3.    Limited Condition Transactions.

(a)              As it relates to any action being taken solely in connection with a Limited Condition Transaction, for purposes of (i) determining compliance with any provision of this Indenture which requires the calculation of any financial ratio or test, including the Consolidated Fixed Charge Coverage Ratio or the ratio of Indebtedness to Consolidated Tangible Net Worth, (ii) determining compliance with Defaults or Events of Default or (iii) testing availability under baskets or exceptions set forth in this Indenture (including baskets or exceptions determined by reference to Consolidated Net Income or Consolidated Tangible Assets), in each case, at the option of the Issuer (the Issuer’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted under this Indenture shall be deemed to be the date the definitive agreements or irrevocable notice for such Limited Condition Transaction are entered into or delivered, as applicable (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction (and the other transactions to be entered into in connection therewith), the Company or any of its Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test (including compliance with Defaults and Events of Default) or basket shall be deemed to have been complied with.

(b)              For the avoidance of doubt, if the Issuer has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated Cash Flow Available for Fixed Charges, Consolidated Tangible Net Worth, Consolidated Net Income or Consolidated Tangible Assets of the Company or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been complied with as a result of such fluctuations. If the Issuer has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio or test with respect to the Incurrence of Indebtedness or Liens, the making of Restricted Payments, the making of any Investment, or mergers or amalgamations, the conveyance, lease or other transfer of all or substantially all of the assets of Company (each, a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or irrevocable notice for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Indenture, any such ratio or test shall be required to be satisfied on a pro forma basis (i) assuming such Limited Condition Transaction and other transactions in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (ii) solely with respect to the making of a Restricted Payment, assuming such Limited Condition Transaction and other transactions in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) have not been consummated.

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Section 1.4.    Certain Compliance Calculations.

(a)              Notwithstanding anything to the contrary in this Indenture with respect to any amounts Incurred or transactions (including any Limited Condition Transaction) entered into (or consummated) in reliance on a provision of this Indenture under a restrictive covenant that does not require compliance with a financial ratio or ratio-based test (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that requires compliance with any such financial ratio or ratio-based test, including, without limitation, any Consolidated Fixed Charge Coverage Ratio or ratio of Indebtedness to Consolidated Tangible Net Worth (any such amounts, the “Ratio Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or ratio-based test applicable to the Ratio Based Amounts in connection with such substantially concurrent Incurrence.

(b)              For purposes of calculating the amount of any Indebtedness pursuant to this Indenture, the Issuer may elect, at its option, to treat all or any portion of the committed amount of any Indebtedness (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) which is to be Incurred (or any commitment in respect thereof), as the case may be (any such committed amount elected until revoked as described below, the “Reserved Indebtedness Amount”), as being Incurred as of such election date, and, if such Incurrence would be permitted under this Indenture on such election date, any subsequent borrowing or reborrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) shall be deemed to be permitted under this Indenture, whether or not such Incurrence of Indebtedness, at the actual time of any subsequent borrowing or reborrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder) is then permitted under this Indenture; provided that for purposes of subsequent calculations related to the Incurrence of Indebtedness under this Indenture, the Reserved Indebtedness Amount shall be deemed to be outstanding, whether or not such amount is actually outstanding, for so long as such commitments are outstanding or until the Issuer revokes an election of a Reserved Indebtedness Amount.

Article II
The Notes
Section 2.1.    Form, Dating and Denominations; Legends.

(a)              The Notes shall be issued in two separate series, designated as the “8.000% Senior Notes due 2031” and the “8.375% Senior Notes due 2033.” The Holders of each of the 2031 Notes and the 2033 Notes shall vote as separate series for all purposes under this Indenture. The Notes and the Trustee’s certificate of authentication shall be substantially in the form attached as Exhibit A-I, in the case of the 2031 Notes, and Exhibit A-II, in the case of the 2033 Notes. The terms and provisions contained in the form of such Notes annexed as Exhibit A-I and Exhibit A-II constitute and are hereby expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by this Indenture, law, rules of or agreements with national securities exchanges to which the Issuer is subject, or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable in denominations of $2,000 in principal amount and any multiple of $1,000 in excess thereof.

(b)               (i)              Except as otherwise provided in Section 2.1(c), Section 2.9(b)(iv), Section 2.10(b)(iii), Section 2.10(b)(v) or Section 2.10(c), each Initial Note or Additional Note shall bear the Restricted Legend.

(ii)             Each Global Note, whether or not an Initial Note or Additional Note, shall bear the DTC Legend.

(iii)            Initial Notes and Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A shall be issued, and upon the request of the Issuer to the Trustee, Initial Notes and Additional Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(iv)            Each Regulation S Temporary Global Note shall bear the Regulation S Temporary Global Note Legend.

(v)             Initial Notes and Additional Notes offered and sold in reliance on Regulation S shall be issued as provided in Section 2.11(a).

(vi)            If any Note is issued with original issue discount for U.S. federal income tax purposes, such Note shall bear the Original Issue Discount Legend.

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(c)              If the Issuer determines (upon the advice of counsel and after consideration of other certifications and evidence as the Issuer may reasonably require) that a Note of a series is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without being subject to any conditions as provided in such Rule and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of such Note (or a beneficial interest therein) are effected in compliance with the Securities Act, then, the Issuer may instruct the Trustee to cancel such Note and issue to the Holder thereof (or to its transferee) a new Note of the same series of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee shall comply with such instruction.

(d)              By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

Section 2.2.    Execution and Authentication; Additional Notes.

(a)              An Officer shall execute the Notes for the Issuer by facsimile, manual or electronic signature in the name and on behalf of the Issuer. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b)              A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under this Indenture.

(c)              At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication. The Trustee shall authenticate and deliver:

(i)                Initial Notes for original issue in the aggregate principal amount not to exceed $450,000,000 of 2031 Notes and $450,000,000 of 2033 Notes; and

(ii)              Additional Notes of a series from time to time for original issue in the aggregate principal amounts specified by the Issuer after the following conditions have been met:

(A)            Receipt by the Trustee of an Officer’s Certificate specifying (I) the series and amount of Notes to be authenticated and the date on which the Notes are to be authenticated, (II) whether the Notes are to be Initial Notes or Additional Notes for such series, (III) in the case of Additional Notes, that the issuance of such Notes does not contravene any provision of Article IV, (IV) whether the Notes are to be issued as one or more Global Notes or Certificated Notes and (V) other information the Issuer may determine to include or the Trustee may reasonably request.

(B)            Receipt by the Trustee of an Officer’s Certificate and an Opinion of Counsel specifying (I) that the issuance of the Notes is authorized and permitted by the terms of this Indenture, (II) that the Notes constitute a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with their terms (subject to customary exceptions), and (III) all conditions precedent provided for in this Indenture to the issuance of the Notes have been complied with.

Section 2.3.    Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust.

(a)              The Issuer may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case, each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent shall be deemed to be references to the Agent. The Issuer may act as Registrar or (except for purposes of Article VIII) Paying Agent. In each case, the Issuer and the Trustee shall enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights.

(b)              The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest, if any, on, the Notes and shall promptly notify the Trustee of any default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee.

(c)              The Issuer initially appoints the Trustee as Registrar and Paying Agent with respect to the Notes.

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Section 2.4.    Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note of the same series of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Issuer and entitled to the benefits of this Indenture. If required by the Trustee or the Issuer, an indemnity or security must be furnished that is sufficient in the judgment of both the Trustee and the Issuer to protect the Issuer and the Trustee from any loss they may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for the expenses of the Issuer and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay the Note instead of issuing a replacement Note.
Section 2.5.    Outstanding Notes.

(a)               Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for:

(i)               Notes cancelled by the Trustee or delivered to it for cancellation;

(ii)             any Note which has been replaced pursuant to Section 2.4 unless and until the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser; and

(iii)           on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Issuer or an Affiliate of the Issuer) holds money sufficient to pay all amounts then due.

(b)               A Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note; provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Issuer or any Affiliate of the Issuer shall be disregarded and deemed not to be outstanding (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee has been notified in writing to be so owned shall be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any Affiliate of the Issuer.

Section 2.6.    Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes of the same series but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer of the Issuer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Issuer shall cause definitive Notes of the same series to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes of the same series upon surrender of the temporary Notes at the office or agency of the Issuer designated for the purpose pursuant to Section 4.2 without charge to the Holder. Upon surrender for cancellation of any temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of the same series of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes of the same series.
Section 2.7.    Cancellation. The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold. Any Registrar or the Paying Agent shall forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid in full or delivered to the Trustee for cancellation.

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Section 2.8.    CUSIP and ISIN Numbers. The Issuer in issuing the Notes may use “CUSIP” and “ISIN” numbers, and if the Issuer uses CUSIP and ISIN numbers, the Trustee shall use CUSIP numbers or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Issuer shall promptly notify the Trustee in writing of any change in any CUSIP or ISIN numbers. Any Additional Notes that are not fungible with the Initial Notes of the same series for United States federal income tax purposes shall be issued with CUSIP and ISIN numbers different from the CUSIP and ISIN numbers assigned to the Initial Notes of such series.
Section 2.9.    Registration, Transfer and Exchange.

(a)              The Notes shall be issued in registered form only, without coupons, and the Issuer shall cause the Registrar to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b)

(i)               Each Global Note shall be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, shall bear the DTC Legend.

(ii)             Each Global Note shall be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) shall be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (A) as set forth in Section 2.9(b)(iv) and (B) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by 20 days’ prior written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.9 and Section 2.10.

(iii)           Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security. None of the Issuer, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Note in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(iv)           If (x) the Depositary (i) notifies the Issuer that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Issuer within 90 days of the notice or (ii) has ceased to be a clearing agency registered under the Exchange Act, (y) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes or (z) the Depositary directs the Trustee in writing to do so following the occurrence and during the continuation of an Event of Default with respect to any series of the Notes, the Trustee shall promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes of the same series in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note of the same series shall be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor shall not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor shall bear the Restricted Legend; provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Regulation S Temporary Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of the same series of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

(c)              Each Certificated Note shall be registered in the name of the holder thereof or its nominee.

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(d)              A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of the same series of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee shall promptly register any transfer or exchange that meets the requirements of this Section 2.9 and Section 2.10 noting the same in the register maintained by the Trustee for the purpose; provided that

(i)               no transfer or exchange shall be effective until it is registered in such register, and

(ii)             the Trustee shall not be required (x) to issue or register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (y) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (z) if a redemption or a purchase pursuant to an Offer to Purchase or a transfer is to occur after a Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Issuer, the Trustee and their agents shall treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and shall not be affected by notice to the contrary.

From time to time the Issuer shall execute and the Trustee shall authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section 2.9.

No service charge shall be imposed in connection with any transfer or exchange of any Note, but the Issuer or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to Section 2.9(b)(iv)).

(e)

(i)               Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note of the same series, the Trustee shall (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note of the same series, or exchanged for an interest in another Global Note of the same series, shall, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, shall thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(ii)             Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note of the same series, the Trustee shall (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes of the same series in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(iii)           Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note of the same series, the Trustee shall (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes of the same series in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(iv)           Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note of the same series, the Trustee shall (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes of the same series in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes of the same series in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

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Section 2.10. Restrictions on Transfer and Exchange.

(a)              The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section 2.10 and Section 2.9 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b)              Subject to Section 2.10(c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
Rule 144A Global Note	Rule 144A Global Note	(i)
Rule 144A Global Note	Regulation S Global Note	(ii)
Rule 144A Global Note	Certificated Note	(iii)
Regulation S Global Note	Rule 144A Global Note	(iv)
Regulation S Global Note	Regulation S Global Note	(i)
Regulation S Global Note	Certificated Note	(v)
Certificated Note	Rule 144A Global Note	(iv)
Certificated Note	Regulation S Global Note	(ii)
Certificated Note	Certificated Note	(iii)

(i)               No certification is required.

(ii)             The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(iii)           The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an opinion of counsel and such other certifications and evidence as the Issuer or the Trustee may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that a Rule 144A Global Note or a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee shall deliver a Certificated Note that does not bear the Restricted Legend.

(iv)           The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate and must comply with all applicable securities laws of any state of the United States or any other jurisdiction.

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(v)             If the requested transfer involves a beneficial interest in a Regulation S Temporary Global Note, the Person requesting the registration of transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an opinion of counsel and such other certifications and evidence as the Issuer or the Trustee may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Regulation S Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend. Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Regulation S Temporary Global Note.

(c)              No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without being subject to any conditions as provided in such Rule; provided that the Issuer has provided the Trustee with an Officer’s Certificate to that effect, and the Issuer or the Trustee may require from any Person requesting a transfer or exchange in reliance upon this clause an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate.

Any Certificated Note delivered in reliance upon this paragraph shall not bear the Restricted Legend.

(d)              The Trustee shall retain copies of all certificates, opinions and other documents received in connection with the registration of transfer or exchange of a Note (or a beneficial interest therein), and the Issuer shall have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee. Neither the Issuer nor the Trustee shall have an obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by the terms of this Indenture and to examine the same to determine compliance as to form with the express requirements hereof.

Section 2.11. Regulation S Temporary Global Notes.

(a)              Each Initial Note and Additional Note originally sold in reliance upon Regulation S will be evidenced by one or more Regulation S Global Notes that bear the Regulation S Temporary Global Note Legend.

(b)              An owner of a beneficial interest in a Regulation S Temporary Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, upon the Issuer’s order, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Regulation S Global Note of the same series, and will (x) permanently reduce the principal amount of such Regulation S Temporary Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Regulation S Global Note by the amount of such beneficial interest.

(c)              Notwithstanding anything to the contrary contained herein, beneficial interests in a Regulation S Temporary Global Note may be held through the Depositary only through Euroclear or Clearstream and their respective direct and indirect participants.

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Article III
Redemption; Offer to Purchase
Section 3.1.    Optional Redemption.

(a)              Prior to April 1, 2028, the Issuer may, at its option, redeem the 2031 Notes, in whole or in part and at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2031 Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

On or after April 1, 2028, the Issuer may, at its option, redeem the 2031 Notes, in whole or in part and at any time and from time to time, at the following redemption prices (expressed in percentages of the principal amount thereof) together, in each case, with accrued and unpaid interest to, but excluding, the date fixed for redemption (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period beginning on April 1 of each year indicated below:

Year	Percentage
2028	104.000%
2029	102.000%
2030 and thereafter	100.000%

Prior to October 1, 2028, the Issuer may, at its option, redeem the 2033 Notes, in whole or in part and at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2033 Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

On or after October 1, 2028, the Issuer may, at its option, redeem the 2033 Notes, in whole or in part and at any time and from time to time, at the following redemption prices (expressed in percentages of the principal amount thereof) together, in each case, with accrued and unpaid interest to, but excluding, the date fixed for redemption (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period beginning on October 1 of each year indicated below:

Year	Percentage
2028	104.188%
2029	102.094%
2030 and thereafter	100.000%

“Applicable Premium” means, with respect to a Note at any redemption date, the greater of (a) 1.00% of the principal amount of such Note and (b) the excess of (i) the present value at such redemption date of (A) the redemption price of such Note on April 1, 2028, in the case of the 2031 Notes, and on October 1, 2028, in the case of the 2033 Notes (such redemption prices being described in the second and fourth paragraphs of this Section 3.1(a), in each case exclusive of any accrued interest), plus (B) all required remaining scheduled interest payments due on such Note through April 1, 2028, in the case of the 2031 Notes, and October 1, 2028, in the case of the 2033 Notes (but in each case excluding accrued and unpaid interest to, but excluding, the redemption date), in each case computed using a discount rate equal to the Treasury Rate plus 0.50% per annum, over (ii) the principal amount of such Note on such redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 1, 2028, in the case of the 2031 Notes, and October 1, 2028, in the case of the 2033 Notes; provided, however, that if the period from the redemption date to April 1, 2028, in the case of the 2031 Notes, and October 1, 2028, in the case of the 2033 Notes, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

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The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The redemption price will be quoted to the Trustee in writing and the Trustee shall have no duty to determine or verify the calculation of the redemption price or any component thereof.

(b)              At any time prior to the maturity of the Notes of a series, if at least 90% of the principal amount of the Notes of such series have previously been repurchased and cancelled in connection with any tender offer, including a Change of Control Offer, the Issuer may redeem all of the remaining Notes at a redemption price equal to the price paid in such tender offer (which may be less than par and excluding any consent, early tender or other incentive fee offered or paid in such tender offer), plus, to the extent not included in the offer payment, accrued and unpaid interest to, but excluding, the date of redemption, subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

Section 3.2.    Redemption with Proceeds of Equity Offering.

(a)              On or prior to April 1, 2028, the Issuer may on any one or more occasions, at its option, redeem up 40% of the aggregate principal amount of 2031 Notes issued under this Indenture (including any Additional Notes of such series) with the net cash proceeds of an Equity Offering at 108.000% of the principal amount thereof plus accrued and unpaid interest (which accrued and unpaid interest need not be funded with such net cash proceeds), if any, to, but excluding, the date fixed for redemption (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that at least 50% of the aggregate principal amount of the 2031 Notes originally issued under this Indenture remain outstanding after such redemption. Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Equity Offering.

(b)              On or prior to October 1, 2028, the Issuer may on any one or more occasions, at its option, redeem up 40% of the aggregate principal amount of 2033 Notes issued under this Indenture (including any Additional Notes of such series) with the net cash proceeds of an Equity Offering at 108.375% of the principal amount thereof plus accrued and unpaid interest (which accrued and unpaid interest need not be funded with such net cash proceeds), if any, to, but excluding, the date fixed for redemption (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that at least 50% of the aggregate principal amount of the 2033 Notes originally issued under this Indenture remain outstanding after such redemption. Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Equity Offering.

Section 3.3.    Sinking Fund; Mandatory Redemption. There is no sinking fund for, or mandatory redemption of, the Notes.
Section 3.4.    Method and Effect of Redemption.

(a)              If the Issuer elects to redeem Notes, it must notify the Trustee of the redemption date and the principal amount and series of Notes to be redeemed by delivering an Officer’s Certificate at least three Business Days before the date of the notice of redemption (unless a shorter period is satisfactory to the Trustee). If fewer than all of the Notes of a series are being redeemed, the Notes of such series to be redeemed shall be selected by the Trustee on a pro rata basis, by lot or such other method as the Trustee deems fair and appropriate in consultation with the Issuer, subject to applicable procedures of DTC (in the case of Global Notes) and compliance with the rules of any securities exchange on which the Notes of such series may be listed. Notes shall be redeemed in denominations of $2,000 principal amount or any multiple of $1,000 in excess thereof. The Trustee will notify the Issuer promptly of the Notes or portions of Notes to be called for redemption.

(b)              Notice of redemption must be delivered electronically or mailed by first-class mail, postage prepaid, by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer to Holders whose Notes are to be redeemed at least 10 days but not more than 60 days before the redemption date at such Holder’s registered address or otherwise in accordance with the applicable procedures of DTC (in the case of Global Notes), except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes of such series or a satisfaction and discharge of this Indenture with respect to the Notes of such series. Notice of any redemption upon or in connection with any corporate transaction or other event (including any Equity Offering, Incurrence of Indebtedness, Change of Control or other transaction) may, at the Issuer’s sole discretion, be given prior to the completion thereof. In addition, any redemption or notice thereof may, at the Issuer’s sole discretion, be subject to one or more conditions precedent, including, but not limited to, the completion of a corporate transaction or other event (including any Equity Offering, Incurrence of Indebtedness, Change of Control or other transaction). The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

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(c)              The notice of redemption shall identify the Notes of such series to be redeemed and shall include or state the following:

(i)               the redemption date;

(ii)             the redemption price, including the portion thereof representing any accrued interest, if any;

(iii)           the place or places where Notes are to be surrendered for redemption (Notes called for redemption must be so surrendered in order to collect the redemption price);

(iv)           that on the redemption date, the redemption price shall become due and payable on Notes called for redemption, and interest on Notes called for redemption shall cease to accrue on and after the redemption date;

(v)             that if any Note is redeemed in part, the portion of the principal amount thereof to be redeemed, and that on and after the redemption date, upon surrender of such Note, new Notes of the same series equal in principal amount to the unredeemed portion shall be issued;

(vi)            if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes; and

(vii)          if such redemption is subject to the satisfaction of one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed (including more than 60 days after the date of the notice) until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed, and/or that such notice may be rescinded at any time by the Issuer if the Issuer determines in its sole discretion that any or all of such conditions will not be satisfied (or waived).

(d)              Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date (subject to any conditions specified in such notice), and upon surrender of the Notes called for redemption, the Issuer shall redeem such Notes at the redemption price. Commencing on the redemption date, Notes redeemed shall cease to accrue interest. Upon surrender of any Note redeemed in part, the Holder shall receive a new Note of the same series equal in principal amount to the unredeemed portion of the surrendered Note.

(e)              The Company and its Affiliates may from time to time acquire Notes by means other than a redemption, whether by tender offer, exchange offer, in open market purchases, through negotiated transactions or otherwise, in accordance with applicable securities laws, upon such terms and at prices as they may determine, so long as such acquisition does not otherwise violate the terms of this Indenture.

Section 3.5.    Offer to Purchase.

(a)              An “Offer to Purchase” means an offer by the Issuer to purchase Notes as required by this Indenture. An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders of the Notes of the applicable series. The Issuer shall notify the Trustee at least three Business Days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer shall be sent by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.

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(b)              The offer must include or state the following as to the terms of the Offer to Purchase:

(i)               the provision of this Indenture pursuant to which the Offer to Purchase is being made;

(ii)             the aggregate principal amount of the outstanding Notes of such series offered to be purchased by the Issuer pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to this Indenture) (the “purchase amount”);

(iii)           the purchase price, including the portion thereof representing accrued interest, if any;

(iv)           an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date;

(v)             information concerning the business of the Company, the Issuer and its Subsidiaries which the Issuer in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Purchase;

(vi)            a Holder may tender all or any portion of its Notes of such series, subject to the requirement that any portion of a Note tendered must be in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof;

(vii)          the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(viii)        each Holder electing to tender a Note pursuant to the offer shall be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Issuer or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(ix)           interest on any Note not tendered, or tendered but not purchased by the Issuer pursuant to the Offer to Purchase, shall continue to accrue;

(x)             on the purchase date the purchase price shall become due and payable on each Note accepted for purchase, and interest on Notes purchased shall cease to accrue on and after the purchase date;

(xi)            Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Issuer or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

(xii)          (A) if Notes of a series in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase all such Notes, and (B) if the Offer to Purchase is for less than all of the outstanding Notes of a series and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Issuer shall purchase Notes of such series having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in denominations of $2,000 principal amount and any multiples of $1,000 in excess thereof;

(xiii)        if any Note is purchased in part, new Notes of the same series equal in principal amount to the unpurchased portion of the Note shall be issued; and

(xiv)        if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

(c)              Prior to the purchase date, the Issuer shall accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officer’s Certificate specifying which Notes have been accepted for purchase. On the purchase date, the purchase price shall become due and payable on each Note accepted for purchase, and interest on Notes purchased shall cease to accrue on and after the purchase date. The Trustee shall promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes of the same series equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(d)              The Issuer shall comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures shall be deemed modified as necessary to permit such compliance.

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Article IV
Covenants
Section 4.1.    Payment of Notes.

(a)              The Issuer agrees to pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 11:00 A.M. (New York City time) on the due date of any principal of, premium, if any, or interest on, any Notes, or any redemption or purchase price of the Notes, the Issuer shall deposit with the Trustee (or Paying Agent) money in immediately available funds in U.S. dollars sufficient to pay such amounts; provided that if the Issuer or any Affiliate of the Issuer is acting as Paying Agent, it shall, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case, the Issuer shall promptly notify the Trustee of its compliance with this paragraph.

(b)              An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee (or Paying Agent, other than the Issuer or any Affiliate of the Issuer) holds on that date money designated for and sufficient to pay the installment. If the Issuer or any Affiliate of the Issuer acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date only if paid to the Holders.

(c)              The Issuer agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest, if any, at the rate per annum specified in the Notes.

(d)              Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified to the Trustee in writing (at least five Business Days prior to the applicable payment date) by the Holders of the Global Notes. With respect to Certificated Notes, the Issuer shall make all payments by wire transfer of immediately available funds to the accounts specified to the Trustee in writing (at least five Business Days prior to the applicable payment date) by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.2.    Maintenance of Office or Agency. The Company and the Issuer shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company and the Issuer in respect of the Notes and this Indenture may be served. The Issuer and the Company hereby initially designate the Corporate Trust Office of the Trustee as such office of the Issuer and the Company. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer and the Company fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.3.    Existence. The Company and the Issuer shall each do or cause to be done all things necessary to preserve and keep in full force and effect their existence and the existence of each of the Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company, the Issuer and each Restricted Subsidiary; provided that the Company and the Issuer are not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided, further, that this Section 4.3 shall not prohibit any transaction otherwise permitted by Section 4.9 or Section 4.13.
Section 4.4.    Payment of Taxes. The Company shall pay or discharge, and cause each of its Subsidiaries to pay or discharge, before the same become delinquent all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or its income or profits or property, other than any such tax, assessment or charge the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

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Section 4.5.    Limitations on Additional Indebtedness.

(a)              The Company will not, and will not cause or permit any of its Restricted Subsidiaries, directly or indirectly, to, Incur any Indebtedness (including Acquired Indebtedness); provided that the Company, the Issuer and the Subsidiary Guarantors may Incur Indebtedness (including Acquired Indebtedness), if, after giving effect thereto and the application of the proceeds therefrom, either (i) the Company’s Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.00 to 1.00 or (ii) the ratio of Indebtedness of the Company and the Restricted Subsidiaries to Consolidated Tangible Net Worth of the Company would be equal to or less than 3.00 to 1.00.

(b)              The restrictions in Section 4.5(a) will not prohibit:

(i)               the Company or any Restricted Subsidiary from Incurring (A) Existing Indebtedness (excluding Indebtedness Incurred on the Issue Date under Section 4.5(b)(ii) and Section 4.5(b)(iv)), (B) Refinancing Indebtedness or (C) Non-Recourse Indebtedness and Refinancing Non-Recourse Indebtedness;

(ii)             the Company from Incurring Indebtedness evidenced by the Notes issued on the Issue Date;

(iii)           the Company, the Issuer or any Subsidiary Guarantor from Incurring Indebtedness under Credit Facilities at any time outstanding not to exceed the greater of (A) $500.0 million and (B) 25.0% of Consolidated Tangible Assets;

(iv)           any Note Guarantee;

(v)             the Incurrence of obligations in respect of self-insurance, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Company or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business, including those incurred to secure health, safety and environmental obligations;

(vi)            the Company, the Issuer or any Subsidiary Guarantor from guaranteeing Indebtedness of the Company, the Issuer or any other Subsidiary Guarantor, in each case permitted to be Incurred under this Indenture (other than Non-Recourse Indebtedness);

(vii)          (A) any Restricted Subsidiary from Incurring Indebtedness owing to the Company, the Issuer or any Subsidiary Guarantor, (B) the Company from Incurring Indebtedness owing to the Issuer or any Subsidiary Guarantor, (C) the Issuer from Incurring Indebtedness owing to the Company or any Subsidiary Guarantor and (D) any Subsidiary Guarantor from Incurring Indebtedness owing to the Company, the Issuer or any Subsidiary Guarantor; provided that such Indebtedness shall only be permitted pursuant to this Section 4.5(b)(vii) for so long as the Person to whom such Indebtedness is owing is the Company, the Issuer or a Subsidiary Guarantor;

(viii)        the Company and any Restricted Subsidiary from Incurring Indebtedness under Financing Lease Obligations or purchase money obligations, in each case Incurred for the purpose of acquiring or financing all or any part of the purchase price or cost of design, installation, construction, lease or improvement of property or equipment used or to be used in the business of the Company or such Restricted Subsidiary, as the case may be, in an aggregate principal amount not to exceed 10% of Consolidated Tangible Net Worth;

(ix)           the Company or any Restricted Subsidiary from Incurring obligations for, pledge of assets in respect of, and guaranties of, bond financings of political subdivisions or enterprises thereof in the ordinary course of business;

(x)             the Company or any Restricted Subsidiary from incurring Indebtedness owed to a seller of entitled land, lots under development or finished lots under the terms of which the Company or such Restricted Subsidiary, as obligor, is required to make a payment in respect of the future sale of such land or lots;

(xi)            any guarantee by the Company or any Restricted Subsidiary in respect of Indebtedness incurred by joint ventures in an aggregate principal amount not to exceed the greater of (A) $200.0 million and (B) 10% of Consolidated Tangible Assets (other than customary “bad boy” guarantees of the nature described in clause (c) of the definition of Non-Recourse Indebtedness, which shall not be subject to such limitation);

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(xii)          Indebtedness of (A) the Company or a Restricted Subsidiary incurred or issued to finance an acquisition or (B) Persons that are acquired by the Company or any Restricted Subsidiary or merged into or consolidated with the Company or a Restricted Subsidiary in accordance with the terms of this Indenture (including designating an Unrestricted Subsidiary a Restricted Subsidiary); provided that after giving effect to such acquisition, merger or consolidation, either: (x) the Company could incur at least $1.00 of Indebtedness pursuant to Section 4.5(a), (y) the Consolidated Fixed Charge Coverage Ratio would be equal to or greater than the Consolidated Fixed Charge Coverage Ratio immediately prior to such transaction or (z) the ratio of Indebtedness of the Company and the Restricted Subsidiaries to Consolidated Tangible Net Worth of the Company would be equal to or less than the ratio immediately prior to such transaction;

(xiii)        Indebtedness of the Company or any of its Restricted Subsidiaries in respect of Cash Management Services;

(xiv)        Indebtedness in respect of obligations of the Company and its Restricted Subsidiaries to the trustees under indentures for debt securities;

(xv)          Indebtedness of the Company, the Issuer or any Subsidiary Guarantor under Hedging Obligations, in the case of any Currency Agreements or Interest Protection Agreements in a notional amount no greater than the payments due (at the time the related Currency Agreement or Interest Protection Agreement is entered into) with respect to the Indebtedness or currency being hedged, to the extent entered into in the ordinary course of business and not for speculative purposes;

(xvi)        Indebtedness under warehouse lines of credit, repurchase agreements and Indebtedness secured only by mortgage loans and related assets of mortgage lending Subsidiaries in the ordinary course of a mortgage lending business;

(xvii)      Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(xviii)    Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit (which letter of credit is incurred pursuant to another clause hereof (other than Section 4.5(b)(v)), in a principal amount not in excess of the stated amount of such letter of credit;

(xix)       Indebtedness of the Company or any Restricted Subsidiary consisting of (A) the financing of insurance premiums or (B) take or pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(xx)        obligations (other than Indebtedness for borrowed money) of the Company or any of its Restricted Subsidiaries under an agreement with any governmental authority, quasi-governmental entity, utility, adjoining (or common master plan) landowner or seller of real property, in each case entered into in the ordinary course of business in connection with the acquisition of real property, to entitle, develop or construct infrastructure thereupon;

(xxi)       the incurrence by the Company or any Restricted Subsidiary of Indebtedness deemed to exist pursuant to the terms of a joint venture agreement as a result of a failure of the Company or such Restricted Subsidiary to make a required capital contribution therein; provided that the only recourse on such Indebtedness is limited to the Company’s or such Restricted Subsidiary’s equity interests in the related joint venture;

(xxii)      obligations with respect to homeowners’ association obligations, community facility district bonds, metro district bonds, Mello-Roos bonds and subdivision improvement bonds and similar bonding requirements arising in the ordinary course of business of a homebuilder;

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(xxiii)     obligations not constituting Indebtedness for borrowed money with vendors, subcontractors and other contractors in the ordinary course of business;

(xxiv)     [reserved];

(xxv)       Indebtedness consisting of taxes payable, and obligations in respect of customer deposits, all to the extent incurred in the ordinary course of business;

(xxvi)     Indebtedness with respect to letters of credit (other than letters of credit under the Senior Credit Facility); provided that (x) the aggregate face amount of such letters of credit does not exceed $15.0 million at any time outstanding and (y) such Indebtedness is unsecured or cash-secured; and

(xxvii)    the Company or any Restricted Subsidiary from Incurring Indebtedness in an aggregate principal amount at any time outstanding not to exceed the greater of (A) $150.0 million and (B) 8.0% of Consolidated Tangible Assets.

(c)              The Company and the Issuer shall not, and the Company will not cause or permit any Subsidiary Guarantor that is a Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company, the Issuer or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) expressly subordinated to the Notes or the Note Guarantee of such Guarantor, as the case may be, at least to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Issuer or such Guarantor, as the case may be. For purposes of this Indenture, (i) unsecured Indebtedness shall not be treated as subordinated or junior to secured Indebtedness merely because it is unsecured and (ii) senior Indebtedness shall not be treated as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

(d)              For purposes of determining compliance with this Section 4.5, (i) in the event an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.5(a) or Section 4.5(b), the Issuer, in its sole discretion, shall divide or classify such item of Indebtedness in any manner that complies with this Section 4.5 and may from time to time divide or reclassify such item of Indebtedness in any manner in which such item could be Incurred at the time of such reclassification and (ii) if any Indebtedness that was originally incurred in reliance upon any provision or clause of this Indenture by reference to the Consolidated Fixed Charge Coverage Ratio, Consolidated Tangible Assets or Consolidated Tangible Net Worth or any related ratio is being refinanced and such refinancing would cause the maximum amount of Indebtedness permitted to be Incurred under any such provision or clause to be exceeded at such time, then such Indebtedness (plus an amount necessary to pay any accrued interest and any fees, costs and expenses, including premiums and tender premiums, related to such refinancing) will nevertheless be permitted.

(e)              For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in another currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus all accrued interest thereon plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing. Notwithstanding any other provision of this Section 4.5, the maximum amount of Indebtedness the Company or a Restricted Subsidiary may Incur pursuant to this Section 4.5 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 4.5, the principal amount of Indebtedness outstanding under any clause of this Section 4.5(b) shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

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Section 4.6.    Limitations on Restricted Payments.

(a)              The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, make any Restricted Payment, directly or indirectly, after the date of this Indenture if at the time of such Restricted Payment:

(i)               the amount of such proposed Restricted Payment (the amount of such Restricted Payment, if other than in cash, will be the Fair Market Value of such non-cash Restricted Payment), when added to the aggregate amount of all Restricted Payments (including Restricted Payments made pursuant to clauses (i), (v), (vi) and (ix) of Section 4.6(b), but excluding all other Restricted Payments made pursuant to any of the other clauses of Section 4.6(b)) declared or made after the Issue Date exceeds the sum of:

(A)            $100.0 million, plus

(B)            50% of the Company’s Consolidated Net Income accrued during the period (taken as a single period) commencing on the first day of the fiscal quarter in which the Issue Date occurred and ending on the last day of the fiscal quarter immediately preceding the fiscal quarter in which the Restricted Payment is to occur (or, if such aggregate Consolidated Net Income is a deficit, minus 100% of such deficit), plus

(C)            100% of the net cash proceeds and the Fair Market Value of any property received in connection with the issuance and sale of Capital Stock of the Company and its Restricted Subsidiaries (or any capital contribution to the Company or a Restricted Subsidiary) that is not Disqualified Stock (other than (x) a sale to, or a contribution by, a Subsidiary of the Company and (y) any Excluded Contribution) after the Issue Date, plus

(D)            100% of the principal amount of, or, if issued at a discount, the accreted value of, any Indebtedness of the Company or a Restricted Subsidiary which is issued (other than to a Subsidiary of the Company) after the Issue Date that is converted into or exchanged for Capital Stock of the Company that is not Disqualified Stock, plus

(E)            100% of the aggregate amounts received by the Company or any Restricted Subsidiary from the sale, disposition or liquidation (including by way of dividends) of any Investment (other than to the Company or any Subsidiary of the Company and other than to the extent sold, disposed of or liquidated with recourse to the Company or any of its Subsidiaries or to any of their respective properties or assets) but only to the extent (I) not included in clause (B) above and (II) that the making of such Investment constituted a Restricted Investment made pursuant to this paragraph (or if the Investment was made prior to the Issue Date, that would have constituted a Restricted Payment if made after the Issue Date, if such sale, disposition or liquidation results in cash received by the Company or any Restricted Subsidiary), plus

(F)            100% of the principal amount of, or if issued at a discount, the accreted value of, any Indebtedness or other obligation that is the subject of a guarantee by the Company which is released (other than due to a payment on such guarantee) after the Issue Date, but only to the extent that such guarantee constituted a permitted Restricted Payment, plus

(G)            with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary” (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after the Issue Date, and only to the extent not included in clause (B) above), an amount equal to the lesser of (I) the proportionate interest of the Company or a Restricted Subsidiary in an amount equal to the excess of (1) the total assets of such Subsidiary, valued on an aggregate basis at the lesser of book value and Fair Market Value thereof, over (2) the total liabilities of such Subsidiary, determined in accordance with GAAP, and (II) the amount of the Restricted Payment deemed to be made upon such Subsidiary’s designation as an Unrestricted Subsidiary; or

(ii)             other than in the case of a Restricted Investment, the Company would be unable to incur $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio test contained in Section 4.5(a); or

(iii)            other than in the case of a Restricted Investment, a Default or Event of Default has occurred and is continuing or occurs as a consequence thereof.

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(b)              The restrictions in Section 4.6(a) will not prohibit:

(i)               the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration or notice thereof if the payment thereof would have complied with the limitations of this Indenture on the date of declaration or notice;

(ii)             the purchase, repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of shares of the Company’s Capital Stock or the Company’s or a Restricted Subsidiary’s Indebtedness for, or out of the net proceeds of a substantially concurrent sale (other than a sale to a Subsidiary of the Company) of, other shares of its Capital Stock (other than Disqualified Stock or constituting an Excluded Contribution); provided that the proceeds of any such sale will be excluded in any computation made under Section 4.6(a)(i)(C);

(iii)           the purchase, repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, including premium, if any, with the proceeds of Refinancing Indebtedness;

(iv)           payments or distributions (including to satisfy dissenters’ rights) pursuant to or in connection with a merger, consolidation or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company, the Issuer or any Subsidiary Guarantor;

(v)            the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock, of the Company or any Subsidiary held by any present, future or former officers, directors, managers, employees or consultants of the Company or any Subsidiary (or their estates or beneficiaries under their estates) not to exceed $2.5 million in any fiscal year (with unused amounts in any fiscal year being carried over to the immediately succeeding fiscal year; provided that such amount in any fiscal year may be increased by an amount not to exceed:

(A)            the cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Company to any future, present or former officers, directors, managers, employees or consultants of the Company or any of its Subsidiaries that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of Section 4.6(a)(i)(C); plus

(B)            the cash proceeds of key man life insurance policies received by the Company and the Restricted Subsidiaries after the Issue Date; less

(C)            the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this Section 4.6(b)(v); provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) of this Section 4.6(b)(v) in any fiscal year;

(vi)            any purchase, redemption, retirement or other acquisition for value of Capital Stock of the Company not to exceed $10.0 million in any fiscal year;

(vii)           payments made or expected to be made by the Company, the Issuer or any of the Restricted Subsidiaries in respect of withholding or similar taxes payable in connection with the exercise, conversion, settlement, exchange or vesting of Capital Stock by any future, present or former officer, employee, director, manager or consultant and repurchases of Capital Stock deemed to occur upon exercise, conversion, settlement or exchange of stock options, warrants or other rights to purchase Capital Stock or other convertible or exchangeable securities if such Capital Stock represents all or a portion of the exercise price thereof;

(viii)         any payment of cash or the acquisition of shares of Capital Stock by the Company, the Issuer or any of the Restricted Subsidiaries in connection with (A) the exercise of employee or director stock options or stock appreciation rights by way of cashless exercise and the withholding of a portion of such Capital Stock to pay taxes associated therewith, and (B) fractional shares of Capital Stock of the Company or any Restricted Subsidiary arising out of stock dividends, splits or combinations or business combinations, or in connection with the exercise, conversion of exchange of warrants, options or other securities convertible or exchangeable for Capital Stock of the Company or any Restricted Subsidiary;

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(ix)            the payment of dividends on Preferred Stock and Disqualified Stock up to an aggregate amount of $11.0 million in any fiscal year; provided that immediately after giving effect to any declaration of such dividend, the Company’s Consolidated Fixed Charge Coverage Ratio would be at least 1.50 to 1.00;

(x)             the making of any Restricted Payments in an aggregate amount made under this Section 4.6(b)(x) not to exceed Excluded Contributions (after giving effect to all subsequent reductions in the amount of any Restricted Investment outstanding pursuant to this Section 4.6(b)(x) as a result of the repayment or disposition thereof for cash);

(xi)            the making of cash payments in connection with any conversion or exchange of Permitted Convertible Indebtedness in an aggregate amount since the date of this Indenture therefor not to exceed the sum of (A) the principal amount of such Permitted Convertible Indebtedness plus (B) any payments received by the Company or any Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge;

(xii)          (A) any payments in connection with (including, without limitation, the purchase of) a Permitted Bond Hedge and the settlement of any related Permitted Warrant (I) by delivery of shares of the Company’s Capital Stock upon net share settlement of such Permitted Warrant or (II) by set-off of such Permitted Warrant against the related Permitted Bond Hedge and (B) payment of an amount due upon termination of such Permitted Warrant in Capital Stock or using cash received upon the exercise, settlement or termination of a Permitted Bond Hedge upon any early termination thereof;

(xiii)         the purchase, repayment, repurchase, redemption, defeasance or other acquisition, cancellation or retirement for value of any Subordinated Indebtedness (A) at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control in accordance with provisions similar to Section 4.11 or (B) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 4.9; provided that, prior to or simultaneously with such purchase, repayment, repurchase, redemption, defeasance or other acquisition, cancellation or retirement, the Company or any Restricted Subsidiary has made the Change of Control Offer pursuant to Section 4.11 or Offer to Purchase pursuant to Section 4.9, as applicable, with respect to the Notes of the applicable series and has completed such repurchase or redemption of all Notes of the applicable series validly tendered and not validly withdrawn for payment in connection with such Change of Control Offer or Offer to Purchase;

(xiv)         any purchase or redemption of Subordinated Indebtedness from Net Cash Proceeds of an Asset Disposition to the extent permitted under Section 4.9; or

(xv)           other Restricted Payments made after the Issue Date in an amount not to exceed the greater of (A) $50.0 million in the aggregate and (B) 2.50% of Consolidated Tangible Assets (after giving effect to all subsequent reductions in the amount of any Restricted Investment outstanding pursuant to this Section 4.6(b)(xv) as a result of the repayment or disposition thereof for cash).

(c)              For purposes of determining compliance with this Section 4.6, in the event a Restricted Payment meets the criteria of Section 4.6(b)(i) through Section 4.6(b)(xv) or is entitled to be made pursuant to Section 4.6(a) and/or the definition of “Restricted Investment,” the Issuer will be entitled to divide, classify or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment among such Section 4.6(b)(i) through Section 4.6(b)(xv) and Section 4.6(a) and/or the definition of “Restricted Investment” in any manner that otherwise complies with this covenant.

(d)              In determining the “Fair Market Value of property” for purposes of Section 4.6(a)(i)(C), property other than cash, Cash Equivalents and Marketable Securities shall be deemed to be equal in value to the “equity value” of the Capital Stock or other securities issued in exchange therefor. The equity value of such Capital Stock or other securities shall be equal to (i) the number of shares of Common Equity issued in the transaction (or issuable upon conversion or exercise of the Capital Stock or other securities issued in the transaction) multiplied by the closing sale price of the Common Equity on its principal market on the date of the transaction (less, in the case of Capital Stock or other securities which require the payment of consideration at the time of conversion or exercise, the aggregate consideration payable thereupon) or (ii) if the Common Equity is not then traded on the New York Stock Exchange, the NYSE MKT or Nasdaq Stock Market, or if the Capital Stock or other securities issued in the transaction do not consist of Common Equity (or Capital Stock or other securities convertible into or exercisable for Common Equity), the value (if more than $10.0 million) of such Capital Stock or other securities as determined in good faith by the Board of Directors of the Company.

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Section 4.7.    Limitations on Secured Indebtedness.

(a)            The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur or assume any Secured Indebtedness unless the Notes are equally and ratably secured with (or on a senior basis to, if the Secured Indebtedness is Subordinated Indebtedness) the Secured Indebtedness.

(b)            The restrictions in Section 4.7(a) will not prohibit the creation, incurrence or assumption of Secured Indebtedness which is secured by:

(i)               Liens on model homes, homes held for sale, homes that are under contract for sale, or any option, contract or other agreement to sell an asset;

(ii)             Liens on property acquired by the Company or a Restricted Subsidiary and Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary or becomes a Restricted Subsidiary; provided that in each case such Liens (x) were in existence prior to the contemplation of such acquisition, merger or consolidation and (y) do not extend to any asset other than those of the Person merged with or into or consolidated with the Company or the Restricted Subsidiary or the property acquired by the Company or the Restricted Subsidiary;

(iii)           Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(iv)           purchase money indebtedness (including, without limitation, Financing Lease Obligations and purchase money security interests); provided such Liens extend only to (x) the assets financed, acquired, purchased, designed, installed, constructed, leased or improved, including, for the avoidance of doubt, assets directly related thereto or derived therefrom or other property of the Company or any Restricted Subsidiary financed pursuant to Credit Facilities of such person under which the purchase money indebtedness was incurred, or (y) licenses, permits, authorizations, consent forms or contracts related to the acquisition, development, use or improvement of such property;

(v)            Liens on property or assets of the Company, the Issuer or any Subsidiary Guarantor securing Indebtedness of the Company, the Issuer or any Subsidiary Guarantor owing to the Company, the Issuer or one or more Subsidiary Guarantors;

(vi)          Liens for taxes, assessments or governmental or quasi-government charges or claims that (A) are not yet delinquent for a period of more than 30 days, (B) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required, or (C) encumber solely property abandoned or in the process of being abandoned;

(vii)        statutory Liens of landlords and carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (A) are not yet delinquent for a period of more than 30 days or (B) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required;

(viii)       Liens (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or similar legislation or other insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, stay, customs or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, performance and return-of-money bonds and other similar obligations (including letters of credit issued in lieu of any such bonds or to support the issuance thereof and including those to secure health, safety and environmental obligations);

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(ix)           Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contracts, utility services, developer’s or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money but including the items referred to in the parenthetical in clause (a)(i) of the definition of “Indebtedness”), in each case incurred in the ordinary course of business of the Company and the Restricted Subsidiaries;

(x)            attachment or judgment Liens not giving rise to a Default or an Event of Default;

(xi)          easements, dedications, covenants, conditions, rights-of-way, restrictions, reservations, assessment district or similar Liens, charges or encumbrances in connection with municipal or special district financing, agreements with adjoining landowners or state or local government authorities, quasi-governmental entities or utilities and other similar charges or encumbrances incurred in the ordinary course of business and which do not, in the aggregate, materially interfere with the ordinary course of business of the Company and the Restricted Subsidiaries;

(xii)        zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto which do not materially impair the use of such real property in the ordinary course of business of the Company and the Restricted Subsidiaries;

(xiii)       Liens securing Indebtedness incurred pursuant to Section 4.5(b)(xvi);

(xiv)       leases, subleases, licenses or sublicenses (including of intellectual property) granted to others not materially interfering with the ordinary course of business of the Company and the Restricted Subsidiaries;

(xv)         any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided that such sale is not otherwise prohibited under this Indenture;

(xvi)       any right of a lender or lenders to which the Company or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness and any and all balances, credits, deposits, accounts or money of the Company or a Restricted Subsidiary with or held by such lender or lenders or its Affiliates;

(xvii)      any pledge or deposit of cash or property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of the Company and the Restricted Subsidiaries;

(xviii)     Liens for homeowner, condominium, property owner association developments and similar fees, assessments and other payments;

(xix)        Liens incurred in the ordinary course of business as security for the obligations of the Company, the Issuer and the Restricted Subsidiaries with respect to indemnification in respect of title insurance providers;

(xx)          Liens existing on the Issue Date;

(xxi)        Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(xxii)       Liens securing obligations of the Company or any Restricted Subsidiary to any third party in connection with (A) any option, repurchase right or right of first refusal to purchase real property granted to the master developer or the seller of real property that arises as a result of the non-use or non-development of such real property by the Company or any Restricted Subsidiary and (B) joint development agreements with third parties to perform and/or pay for or reimburse the costs of construction and/or development related to or benefiting property (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom) of the Company or any Restricted Subsidiary and property belonging to such third parties, in each case entered into in the ordinary course of business; provided that such Liens do not at any time encumber any property, other than the property (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom) financed by such Indebtedness and the proceeds and products thereof;

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(xxiii)     Liens securing Hedging Obligations and Cash Management Services permitted to be incurred under this Indenture, so long as the related Indebtedness is, and is permitted under this Indenture to be, secured by a Lien on the same property securing such Hedging Obligations or Cash Management Services;

(xxiv)      Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(xxv)       Liens in favor of the Issuer or any Guarantor;

(xxvi)     Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(xxvii)    Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, and (B) in favor of banking or other financial institutions or electronic payment service providers arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(xxviii)   the rights reserved or vested in any Person by the terms of any lease, license, grant or permit held by the Company or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(xxix)     restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with;

(xxx)      security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(xxxi)    zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

(xxxii)  Liens on the Capital Stock of a Mortgage Subsidiary securing Indebtedness of the type set forth under Section 4.5(b)(xvi);

(xxxiii) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement, to the extent that such encumbrance or restriction does not secure Indebtedness;

(xxxiv)  Liens on property or assets used to defease or to irrevocably satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by this Indenture; and

(xxxv)   Liens securing (A) obligations arising in connection with letters of credit and/or letter of credit facilities incurred pursuant to Section 4.5(b)(xxvi) and (B) Indebtedness (including under the Senior Credit Facility) not to exceed at any one time outstanding the greater of (I) $350.0 million and (II) 18.0% of Consolidated Tangible Assets at any one time outstanding; provided that if any Secured Indebtedness that was originally incurred in reliance upon this Section 4.7(b)(xxxv)(B) is being refinanced and such refinancing would cause the maximum amount of Secured Indebtedness permitted to be Incurred under this Section 4.7(b)(xxxv)(B) to be exceeded at such time, then such Secured Indebtedness (plus an amount necessary to pay any accrued interest and any fees, costs and expenses, including premiums and tender premiums, related to such refinancing) will nevertheless be permitted.

(c)            The restrictions in Section 4.7 are not applicable to Non-Recourse Indebtedness and Refinancing Non-Recourse Indebtedness by virtue of the definition of “Secured Indebtedness.”

(d)            Any Lien created for the benefit of the Holders of the Notes pursuant to Section 4.7(a) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien securing such other Secured Indebtedness or upon such Lien being permitted by any of the clauses in Section 4.7(b).

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(e)            Any Secured Indebtedness or Lien permitted to be created, incurred or assumed under this Section 4.7 includes any amendment, restatement, supplement, renewal, replacement, extension, refinancing or refunding, in whole or in part, of any Secured Indebtedness or Lien permitted at the time of the original creation, incurrence or assumption thereof (plus, in each case, an amount necessary to pay any accrued interest and any fees, costs and expenses, including premiums and tender premiums, related to such amendment, restatement, supplement, renewal, replacement, extension, refinancing or refunding).

(f)            For purposes of determining compliance with this Section 4.7, (i) a Lien or Secured Indebtedness need not be incurred solely by reference to one of the clauses of Section 4.7(b) but may be incurred under any combination of such clauses (including in part under one clause and in part under any other such clause or clauses) and (ii) in the event that a Lien or Secured Indebtedness (or any portion thereof) meets the criteria of one or more of such clauses, the Issuer shall, in its sole discretion, classify or reclassify such Lien or Secured Indebtedness (or any portion thereof) in any manner that complies with this Section 4.7.

Section 4.8.    Limitations on Dispositions and Other Transfers of Material Intellectual Property.

Notwithstanding anything to the contrary in this Indenture, on and after the Issue Date, (a) the Company shall not designate any Restricted Subsidiary that directly or indirectly holds intellectual property that is, taken as a whole, material to the operation of the business of Company and its Restricted Subsidiaries, taken as a whole (as determined by the Company in good faith) (“Material Intellectual Property”) as an Unrestricted Subsidiary and (b) the Company and its Restricted Subsidiaries shall not transfer (including by sale, contribution, exclusive license or otherwise) any Material Intellectual Property from the Company or any Restricted Subsidiary to an Unrestricted Subsidiary. For the avoidance of doubt, this Indenture will not prevent any Unrestricted Subsidiary, which on the Issue Date holds Material Intellectual Property, from holding such Material Intellectual Property.

Section 4.9.    Limitations on Dispositions of Assets.

(a)            The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless: (x) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value thereof, and (y) not less than 75% of the consideration received by the Company (or such Restricted Subsidiary, as the case may be) from such Asset Disposition and all other Asset Dispositions since the Issue Date, on a cumulative basis, is in the form of cash, Cash Equivalents and Marketable Securities.

(b)            The amount of (i) any Indebtedness (as reflected on the Company’s most recent consolidated balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such Indebtedness that would have been reflected on the Company’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company) of the Company or any Restricted Subsidiary (other than any Subordinated Indebtedness) that is actually assumed by the transferee in such Asset Disposition (or is otherwise extinguished in connection with the transactions relating to such Asset Disposition), (ii) the fair market value (as determined in good faith by the Board of Directors of the Company) of any property or assets (including Capital Stock of any Person that will be a Restricted Subsidiary) received that are used or useful in a Real Estate Business and (iii) any securities, notes or other obligations or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Disposition, shall in each case be deemed to be cash consideration for purposes of determining the percentage of such consideration received by the Company or the Restricted Subsidiaries pursuant to clause (y) of Section 4.9(a). In addition, any Designated Non-Cash Consideration received by the Company or any Restricted Subsidiary in an Asset Disposition having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received that is at that time outstanding, not to exceed $10.0 million at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall in each case be deemed to be cash consideration for purposes of determining the percentage of such consideration received by the Company or the Restricted Subsidiaries pursuant to clause (y) of Section 4.9(a).

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(c)            The Net Cash Proceeds of an Asset Disposition shall, within one year, at the Company’s election:

(i)               be used by the Company or a Restricted Subsidiary to invest in assets (including Capital Stock of any Person that is or will be a Restricted Subsidiary following investment therein) used or useful in a Real Estate Business;

(ii)              be used to prepay or repay any (A) secured Indebtedness of the Company or any Guarantor (and, if the Indebtedness is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), (B) Obligations under the Notes of any series or any other senior Indebtedness of the Company or any Restricted Subsidiary (and, if the Indebtedness is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto); provided that if the Company or any Restricted Subsidiary shall so repay any senior Indebtedness other than the Notes, the Issuer will either reduce Obligations under the Notes on a pro rata basis by, at its option, (x) redeeming Notes as described under Section 3.1 or (y) purchasing Notes through open-market purchases, at a price equal to or higher than 100% of the principal amount thereof, in a manner that complies with this Indenture and applicable securities law, or making an offer in accordance with the procedures set forth in Section 4.9(c)(iii) to all Holders to purchase their Notes, or (C) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, other than Indebtedness owed to the Company or another Restricted Subsidiary; or

(iii)            be applied to make an Offer to Purchase the Notes of each series and, if the Company or a Restricted Subsidiary elects or is required to do so, to repay, purchase or redeem any other Indebtedness (other than Subordinated Indebtedness) (on a pro rata basis if the amount available for such repayment, purchase or redemption is less than the aggregate amount of (x) the principal amount of the Notes of such series tendered in such Offer to Purchase, (y) the lesser of the principal amount, or accreted value, of such other Indebtedness (other than Subordinated Indebtedness) tendered or to be repaid, repurchased or redeemed, plus, in each case, accrued interest to the date of repayment, purchase or redemption) at 100% of the principal amount or accreted value thereof, as the case may be, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase, repayment or redemption;

provided that pending any such application under Section 4.9(c)(i), Section 4.9(c)(ii) or Section 4.9(c)(iii), Net Cash Proceeds may be used to temporarily reduce Indebtedness or otherwise be invested in any manner not prohibited by this Indenture; provided, further, that in the case of Section 4.9(c)(i), a binding commitment to invest in assets shall be treated as a permitted application of the Net Cash Proceeds from the date of such commitment so long as the Company or a Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Cash Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and such Net Cash Proceeds are actually applied in such manner within the later of one year from the consummation of the Asset Disposition and 180 days from the date of the Acceptable Commitment, and in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Cash Proceeds is applied in connection therewith, the Company, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination and such Net Cash Proceeds are actually applied in such manner within 180 days from the date of the Second Commitment, it being understood that if a Second Commitment is later cancelled or terminated for any reason before such Net Cash Proceeds is applied, then such Net Cash Proceeds shall be applied in accordance with Section 4.9(c)(ii) or Section 4.9(c)(iii). Upon completion of an Offer to Purchase, the amount of Net Cash Proceeds will be reset at zero.

(d)            Notwithstanding the foregoing, (i) the Company will not be required to apply such Net Cash Proceeds in accordance with Section 4.9(c)(ii) or Section 4.9(c)(iii) except to the extent that such Net Cash Proceeds, together with the aggregate Net Cash Proceeds of prior Asset Dispositions (other than those so used) which have not been applied in accordance with this provision and as to which no prior prepayments or repayments shall have been made and no Offer to Purchase shall have been made, exceed $25.0 million and (ii) in connection with an Asset Disposition, the Company and the Restricted Subsidiaries will not be required to comply with the requirements of clause (y) of Section 4.9(a) to the extent that the non-cash consideration received in connection with such Asset Disposition, together with the sum of all non-cash consideration received in connection with all prior Asset Dispositions that has not yet been converted into cash, Cash Equivalents or Marketable Securities, does not exceed $25.0 million; provided, however, that when any non-cash consideration is converted into cash, Cash Equivalents or Marketable Securities, such cash shall constitute Net Cash Proceeds and be subject to Section 4.9(c).

(e)            To the extent that the aggregate amount of Indebtedness validly tendered and not properly withdrawn pursuant to an Offer to Purchase is less than the Net Cash Proceeds, the Company and the Restricted Subsidiaries may use any remaining Net Cash Proceeds for general corporate purposes (including, for the avoidance of doubt, the repayment or repurchase of Indebtedness), subject to the other covenants in this Indenture.

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(f)            The Issuer will be required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws or regulations in connection with any repurchase of the Notes as described in this Section 4.9. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the provisions of this Indenture by virtue of such compliance.

(g)            The provisions of this Indenture relating to the Issuer’s obligation to make an Offer to Purchase the Notes of a series as a result of an Asset Disposition may be waived or modified at any time with the written consent of the Holders of a majority in aggregate principal amount of the Notes of such series then outstanding. An Offer to Purchase the Notes of a series upon an Asset Disposition may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Indenture (with respect to such series), the Notes of such series and/or the Note Guarantees of such series.

Section 4.10. Guarantees by Restricted Subsidiaries. Each existing Restricted Subsidiary (other than the Issuer or any Excluded Subsidiary) will be a Subsidiary Guarantor.

(a)            If the Issuer, the Company or any of its Restricted Subsidiaries acquires or creates a Restricted Subsidiary (other than any Excluded Subsidiary) after the Issue Date, such Restricted Subsidiary shall execute a supplemental indenture in the form of Exhibit B and deliver an Officer’s Certificate to the Trustee to the effect that the supplemental indenture has been duly authorized, executed and delivered by the new Restricted Subsidiary and constitutes a valid and binding obligation of the new Restricted Subsidiary, enforceable against the new Restricted Subsidiary in accordance with its terms (subject to customary exceptions).

(b)            The Company, in its sole discretion, may cause any Unrestricted Subsidiary or Excluded Subsidiary to be a Subsidiary Guarantor.

(c)            Each Note Guarantee shall be released in accordance with the provisions of Section 6.3.

Section 4.11. Repurchase of Notes upon a Change of Control.

(a)            Following the occurrence of any Change of Control, the Issuer will offer to purchase (a “Change of Control Offer”) from all Holders, and will purchase from Holders accepting such Change of Control Offer on the date fixed for the termination of such Change of Control Offer (the “Change of Control Termination Date”), which shall be no earlier than 30 days nor later than 60 days from the date the Issuer’s notice specified in Section 4.11(b) is sent, the outstanding principal amount of Notes at an offer price (the “Change of Control Price”) in cash in an amount equal to 101% of the aggregate principal amount thereof (or such higher amount as the Issuer may determine in its sole discretion) plus accrued and unpaid interest, if any, to, but excluding, the Change of Control Termination Date.

(b)            Within 30 days after the date on which a Change of Control occurs, the Issuer (with notice to the Trustee) or the Trustee at the Issuer’s request (and at the expense of the Issuer) will send or cause to be sent to all Persons who were Holders on the date of the Change of Control at their respective addresses appearing in the Register, a notice of such occurrence and of such Holder’s rights arising as a result thereof. Such notice shall state the Change of Control Termination Date, the Change of Control Price and the procedure which the Holder must follow to exercise such right.

(c)            In the event of a Change of Control Offer, the Issuer will only be required to accept Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(d)            Promptly after the Change of Control Termination Date in connection with which the Change of Control Offer is being made, the Issuer will (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient, in immediately available funds, to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Paying Agent an Officer’s Certificate identifying the Notes or portions thereof accepted for payment by the Issuer. The Paying Agent will promptly mail or deliver to each Holder of Notes so accepted for payment an amount equal to the Change of Control Price of the Notes purchased from such Holder, and, in the case of any definitive Note purchased in part, the Issuer will execute and, upon receipt of an Officer’s Certificate, the Trustee will promptly authenticate and mail or deliver to such Holder a new definitive Note equal in principal amount to any unpurchased portion of the definitive Note surrendered; provided that each such new definitive Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. Any Notes not so accepted will be promptly mailed or delivered by the Paying Agent at the Issuer’s expense to the Holder thereof. The Issuer will publicly announce the results of the Change of Control Offer promptly after the Change of Control Termination Date.

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(e)            The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws or regulations in connection with any repurchase of the Notes as described in this Section 4.11. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the provisions of this Indenture by virtue of such compliance.

(f)            The Issuer will not be required to make a Change of Control Offer with respect to a series of Notes upon a Change of Control if (i) a third party offers to purchase the Notes of such series in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer by the Issuer and that third party purchases all Notes of such series validly tendered to it in response to that offer or (ii) a notice of redemption for all then-outstanding Notes of such series has been given pursuant to Section 3.1, unless and until there is a default in payment of the applicable redemption price.

(g)            Any Change of Control notice may be delivered prior to the occurrence of a Change of Control stating that the Change of Control Offer is conditional on the occurrence of such Change of Control, and which may state that, in the Issuer’s discretion, the Change of Control Termination Date may be delayed (including more than 60 days after the date of the notice) until such time as the Change of Control shall occur, or that such repurchase may not occur and such notice may be rescinded in the event that the Issuer shall determine that such condition will not be satisfied by the Change of Control Termination Date, or by the Change of Control Termination Date as so delayed. A Change of Control Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of the Indenture, the Notes and/or the Note Guarantees so long as the offer to purchase a Holder’s Notes in the tender offer is not conditioned upon the delivery of consents by such Holder. In addition, the Issuer or any third party approved in writing by the Issuer that is making the Change of Control Offer may increase or decrease the purchase price (or decline to pay any early tender or similar premium) being offered to Holders at any time in its sole discretion, so long as the purchase price is at least equal to 101% of the aggregate principal amount of the Notes being repurchased, plus accrued and unpaid interest thereon.

(h)            The provisions of the Indenture relating to the Issuer’s obligation to make a Change of Control offer upon a Change of Control may be waived or modified at any time with the written consent of the Holders of a majority in aggregate principal amount of the Notes of the applicable series then outstanding.

Section 4.12. Limitations on Transactions with Affiliates.

(a)            The Company will not, and will not permit any Restricted Subsidiary to, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any property or assets to or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company involving aggregate payments or consideration in excess of $10.0 million in a single transaction or series of related transactions (each, an “Affiliate Transaction”), except for any Affiliate Transaction the terms of which, taken as a whole, are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm’s-length basis with a Person that is not an Affiliate of the Company.

(b)            In addition, the Company will not, and will not permit any Restricted Subsidiary to, enter into an Affiliate Transaction unless, with respect to any such Affiliate Transaction involving or having a value of more than $15.0 million, the Company shall have (i) obtained the approval of a majority of the Board of Directors of the Company and (ii) either obtained the approval of a majority of the Company’s disinterested directors or obtained an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

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(c)            Notwithstanding the foregoing, an Affiliate Transaction will not include:

(i)                any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of, employees of the Company or its Subsidiaries generally (in their capacities as such) that has been approved by the Board of Directors of the Company;

(ii)              Capital Stock issuances to directors, officers and employees of the Company or its Subsidiaries pursuant to plans approved by the stockholders of the Company;

(iii)            any Restricted Payment otherwise permitted under Section 4.6 or any Basket Permitted Investment;

(iv)             any transaction between or among the Company and/or one or more Restricted Subsidiaries or between or among Restricted Subsidiaries (provided, however, no such transaction shall involve any other Affiliate of the Company (other than an Unrestricted Subsidiary to the extent permitted by this Indenture)) and any guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with Section 4.5;

(v)              any transaction between the Company or one or more Restricted Subsidiaries and one or more Unrestricted Subsidiaries (A) where all of the payments to, or other benefits conferred upon, such Unrestricted Subsidiaries are substantially contemporaneously dividended, or otherwise distributed or transferred without charge, to the Company or a Restricted Subsidiary or (B) in the ordinary course of business, including, without limitation, sales (directly or indirectly), sales subject to repurchase options, leases and sales and leasebacks of (1) homes, improved land and unimproved land and (2) real estate (including related amenities and improvements);

(vi)             issuances, sales or other transfers or dispositions of mortgages and collateralized mortgage obligations in the ordinary course of business between Restricted Subsidiaries and Unrestricted Subsidiaries of the Company;

(vii)           the payment of reasonable and customary fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary;

(viii)         transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee an opinion of a qualified independent financial advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms, taken as a whole, are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(ix)           any agreement or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Holders when taken as a whole as compared to the applicable agreement or arrangement as in effect on the Issue Date);

(x)             transactions with joint ventures and/or Unrestricted Subsidiaries entered into in the ordinary course of business, including, without limitation, sales (directly or indirectly), sales subject to repurchase options, leases and sales and leasebacks of (A) homes, improved land and unimproved land and (B) real estate (including related amenities and improvements);

(xi)           any transaction with a Person (other than an Unrestricted Subsidiary) which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns Capital Stock in or otherwise controls such Person;

(xii)          the issuance and transfer of Capital Stock of the Company and the granting and performance of customary registration rights;

(xiii)        any contribution of capital to the Company;

(xiv)        any lease entered into between the Company or any Restricted Subsidiary, as lessee, and any Affiliate of the Company, as lessor, in the ordinary course of business;

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(xv)         intellectual property licenses in the ordinary course of business;

(xvi)        transactions between the Company or any of its Restricted Subsidiaries and any Person that would constitute an Affiliate Transaction solely because a director of which is also a director of the Company; provided, however, that such director abstains from voting as a director of the Company on any matter involving such other Person; and

(xvii)     pledges of Capital Stock of Unrestricted Subsidiaries.

Section 4.13. Limitations on Mergers and Consolidations.

(a)            Neither the Issuer, the Company nor any Subsidiary Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Notes, the Note Guarantees or this Indenture (as an entirety or substantially as an entirety in one transaction or series of related transactions), to, any Person (in each case other than in a transaction in which the Issuer, the Company or a Restricted Subsidiary is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless:

(i)                the Person formed by or surviving such consolidation or merger (if other than the Issuer, the Company or such Subsidiary Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the “Successor”), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Issuer, the Company or such Subsidiary Guarantor, as the case may be, under the Notes or such Guarantor’s Note Guarantee, as the case may be, and this Indenture; and

(ii)              immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing.

(b)            Section 4.13(a) shall not apply to (i) a transaction involving the sale or disposition of Capital Stock of a Subsidiary Guarantor, or the consolidation or merger of a Subsidiary Guarantor with or into another Person, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, that results in such Subsidiary Guarantor being released from its Subsidiary Guarantee pursuant to Section 6.3, or (ii) a transaction the purpose of which is to change the jurisdiction of incorporation or formation of the Company, the Issuer or any Subsidiary Guarantor to the United States or any state thereof or the District of Columbia.

Section 4.14. Reports.

(a)            The Company shall file with the SEC the annual reports and the information, documents and other reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall deliver to each Holder of record of Notes such reports, information and documents within 15 days after it files them with the SEC. In the event that the Company is no longer subject to these periodic reporting requirements of the Exchange Act, it will nonetheless continue to file reports with the SEC (if permitted) and deliver such reports to each Holder of Notes as if it were subject to such reporting requirements. Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company will cause its consolidated financial statements and a “Management’s Discussion and Analysis of Results of Operations and Financial Condition” written report, similar to those that would have been required to appear in annual or quarterly reports, to be delivered to Holders of Notes.

(b)            The posting of the reports, information and documents referred to above on the Company’s website or one maintained on its behalf for such purpose shall be deemed to satisfy the Company’s delivery obligations to the Holders. In addition, availability of the foregoing materials on the Commission’s EDGAR service shall be deemed to satisfy the Company’s delivery obligations to the Holders. The Trustee shall have no obligation to monitor whether the Company posts such reports, information and documents on its website or the Commission’s EDGAR service, or collect any such information from the Company’s website or the Commission’s EDGAR service.

(c)            For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144 under the Securities Act, the Company will furnish to the Holders of Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)            The Trustee’s receipt of any such reports, information and documents is for informational purposes only and will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s, the Company’s and/or any Restricted Subsidiary’s compliance with any of its covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

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Section 4.15. Limitation of Applicability of Certain Covenants If Notes Rated Investment Grade.

(a)            If on any date following the Issue Date, (i) the Notes of any series are rated Investment Grade, and (ii) no Default or Event of Default has occurred and is continuing under this Indenture with respect to such Notes (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event” and the date thereof being referred to as the “Suspension Date”), then the covenants contained in Section 4.5, Section 4.6, Section 4.8, Section 4.9, Section 4.12 and Section 4.13(a)(ii) will be suspended (collectively, the “Suspended Covenants”) and cease to have any further effect with respect to such series of Notes from and after the Suspension Date.

(b)            At any time after the occurrence of a Covenant Suspension Event, upon the release of a guarantee by a Subsidiary Guarantor under all then-outstanding Applicable Debt, the Subsidiary Guarantee of such Subsidiary Guarantor under this Indenture will be automatically and unconditionally released and discharged at such time. In the event that (i) any such released Restricted Subsidiary thereafter guarantees any Applicable Debt (or if any released guarantee under any Applicable Debt is reinstated or renewed) or (ii) a Reversion Date occurs, then any such released Restricted Subsidiary will guarantee the Notes if required under, and subject to the terms and conditions set forth in, this Indenture. After the occurrence of a Covenant Suspension Event, no Restricted Subsidiary thereafter acquired or created will be required to be a Subsidiary Guarantor unless it thereafter guarantees any Applicable Debt or (other than with respect to any Excluded Subsidiary) a Reversion Date occurs.

(c)            Notwithstanding the foregoing, if, subsequent to a Suspension Date, the Notes of any series cease to be rated Investment Grade, the foregoing covenants will be reinstituted with respect to such series of Notes as of and from the date of such rating decline (any such date, a “Reversion Date”). The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.” All Indebtedness Incurred during the Suspension Period will be deemed to have been Incurred pursuant to Section 4.5(b)(i)(A). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.6 will be made as though the covenant described under Section 4.6 had been in effect since the Issue Date and prior to, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 4.6(a). Any Affiliate Transaction entered into after the Reversion Date pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to Section 4.12(c)(ix). Notwithstanding that the Suspended Covenants may be reinstated after the Reversion Date, no action taken or omitted to be taken by the Company or any of its Subsidiaries prior to such reinstatement that was permitted at such time shall give rise to a Default or Event of Default under this Indenture upon reinstatement.

(d)            The Issuer shall promptly notify the Trustee in writing of the occurrence of any Covenant Suspension Event or Reversion Date and in the absence of such notice, the Trustee shall be entitled to presume that no such Covenant Suspension Event or Reversion Date has occurred. The Trustee shall have no duty to: (i) monitor the ratings of the Notes, (ii) ascertain whether a Covenant Suspension Event or Reversion Date shall have occurred or (iii) notify the Holders of any of the foregoing.

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Article V
Remedies

Section 5.1.    Events of Default. “Event of Default” with respect to any series Notes means any one or more of the following events:

(a)            the failure by the Issuer to pay interest on any Note of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

(b)            the failure by the Issuer to pay the principal or premium of any Note of such series when the same becomes due and payable at maturity, upon acceleration or otherwise;

(c)            the failure by the Issuer, the Company or any of its Restricted Subsidiaries to comply with any of its agreements or covenants in, or provisions of, the Notes of such series, the Note Guarantees thereof or this Indenture (with respect to such series) and such failure continues for the period and after the notice specified below;

(d)            the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Issuer, the Company or any of its Restricted Subsidiaries that has an outstanding principal amount of $40.0 million or more in the aggregate, and such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case within 30 days after such acceleration;

(e)            the failure by the Issuer, Company or any of its Restricted Subsidiaries to make any principal or interest payment in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Issuer, the Company or any of its Restricted Subsidiaries with an outstanding aggregate amount of $40.0 million or more within 30 days of such principal or interest payment becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness); provided that if such failure to pay shall be remedied, waived or extended, then the Event of Default hereunder shall be deemed likewise to be remedied, waived or extended without further action by the Issuer, Company or any of its Restricted Subsidiaries;

(f)            a final judgment or judgments (not subject to appeal) that exceed $40.0 million or more in the aggregate (net of any amounts covered by insurance), for the payment of money, having been entered by a court or courts of competent jurisdiction against the Issuer, the Company or any of its Restricted Subsidiaries and such judgment or judgments are not satisfied, stayed, annulled or rescinded within 60 days of being entered;

(g)            the Issuer, the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i)               commences a voluntary case;

(ii)             consents to the entry of an order for relief against it in an involuntary case;

(iii)           consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(iv)            makes a general assignment for the benefit of its creditors;

(h)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)               is for relief against the Issuer, the Company or any Significant Subsidiary as debtor in an involuntary case;

(ii)             appoints a Custodian of the Issuer, the Company or any Significant Subsidiary or a Custodian for all or substantially all of the property of the Issuer, the Company or any Significant Subsidiary; or

(iii)           orders the liquidation of the Issuer, the Company or any Significant Subsidiary,

and, in the case of each of Section 5.1(h)(i), Section 5.1(h)(ii) and Section 5.1(h)(iii), the order or decree remains unstayed and in effect for 60 days;

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(i)            the Note Guarantee of the Company ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or the Company denies in writing its liability under its Note Guarantee (other than by reason of release of the Company from its Note Guarantee in accordance with the terms of this Indenture and such Note Guarantee); or

(j)            any Subsidiary Guarantee of a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Subsidiary Guarantor that is a Significant Subsidiary denies in writing its liability under its Subsidiary Guarantee (other than by reason of release of a Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of this Indenture and the Subsidiary Guarantee).

A Default as described in Section 5.1(c) will not be deemed an Event of Default with respect to any series of Notes until the Trustee notifies the Issuer, or the Holders of at least 25% in principal amount of the then-outstanding Notes of such series notify the Issuer and the Trustee, of the Default and such Default is not cured within 60 days after receipt of the notice; provided, however, that no such notice may be given with respect to any action taken, and publicly reported or reported to Holders, more than two years prior to such notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If such a Default is cured within such time period, it ceases to be a Default.

Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Issuer and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default (a “Default Direction”) shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes of the applicable series are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Noteholder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes of the applicable series, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Default, Event of Default or acceleration (or notice thereof) that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Default or Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes of the applicable series, the Issuer provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Default or Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Default or Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs. For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall not have any liability to the Issuer, any Holder or any other Person in acting in good faith on a Noteholder Direction.

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If an Event of Default (other than an Event of Default with respect to the Issuer or the Company specified in Section 5.1(g) or Section 5.1(h)), shall have occurred and be continuing under this Indenture, the Trustee by notice to the Issuer, or the Holders of at least 25% in principal amount of the Notes of any series then outstanding by notice to the Issuer and the Trustee, may declare all Notes of such series to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the applicable series of Notes, as determined pursuant to this Indenture, will be due and payable immediately. If an Event of Default specified in  Section 5.1(g) or Section 5.1(h) occurs with respect to the Issuer or the Company, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder. If an Event of Default specified in Section 5.1(d) or Section 5.1(e) occurs, the declaration of acceleration of the Notes shall be automatically annulled if the Default triggering such Event of Default pursuant to  Section 5.1(d) or Section 5.1(e) shall be remedied or cured by the Issuer, the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes of any series that became due solely because of the acceleration of the Notes of such series, have been cured or waived.

Holders of a majority in aggregate principal amount of the then-outstanding Notes of any series may rescind an acceleration and its consequence (except an acceleration due to nonpayment of principal, premium or interest on the Notes of such series) if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived.

If the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any reason or shall have been determined to be adverse to the Trustee, then and in every such case the Issuer, the Trustee and the Holders of Notes shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Holders of Notes shall continue as though no such proceeding had been taken.

The Holders may not enforce the provisions of this Indenture, the Notes or the Subsidiary Guarantees except as provided in this Indenture.

Except with respect to an Event of Default pursuant to Section 5.1(a) or Section 5.1(b) where the Trustee serves as the Paying Agent for the Notes, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Responsible Officer of the Trustee by the Issuer, a Paying Agent or any Holder and such notice references the Notes and this Indenture.

Section 5.2.    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, and interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.
Section 5.3.    Waiver of Defaults by Majority of Holders. By written notice to the Trustee and the Company, the Holders of a majority in aggregate principal amount of the Notes of any series then outstanding may on behalf of the Holders of all of the Notes of such series waive such Default or Event of Default (other than any Default or Event of Default in payment of principal or interest) with respect to the Notes of such series under this Indenture. Notwithstanding the previous sentence, no waiver shall be effective against any Holder for any Default or Event of Default with respect to a provision that under Section 9.2(b) cannot be amended, supplemented or waived without the consent of each Holder of a series of Notes affected thereby, unless such Holder agrees to waive such Default or Event of Default. Upon any such waiver, the Issuer, the Trustee and the Holders of Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.3, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing.  If a Default is deemed to occur solely as a consequence of the existence of another Default (the “Initial Default”), then, at the time such Initial Default is cured (including the payment of default interest, if any), the Default that resulted solely because of that Initial Default shall also be cured without any further action.
Section 5.4.    Direction of Proceedings. The Holders of a majority in aggregate principal amount of the Notes then outstanding of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes of such series; provided, however, that (x) such direction does not conflict with the terms of this Indenture and (y) subject to the provisions of Section 7.1, the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine upon advice of counsel that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve the Trustee in personal liability.

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Section 5.5.    Application of Moneys Collected by Trustee. Any moneys collected by the Trustee pursuant to this Article V with respect to outstanding Notes of a series shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the Notes of such series and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of costs and expenses of collection and reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee pursuant to Section 7.5;

SECOND: If the principal of the Notes of such series shall not have become due and be unpaid, to the payment of interest, if any, on the Notes of such series, in the order of the maturity of the installments of such interest, if any, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest, if any, at the rate borne by the Notes of the applicable series, such payment to be made ratably to the Persons entitled thereto;

THIRD: If the principal of the Notes of such series shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Notes of such series for principal or interest, if any, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest, if any, at the rate borne by the Notes of the applicable series, and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes of such series, then to the payment of such principal and interest, if any, without preference or priority of principal over interest, if any, or of interest, if any, over principal, or of any installment of interest, if any, over any other installment of interest, if any, ratably to the aggregate of such principal and accrued and unpaid interest, if any; and

FOURTH: To the payment of any surplus then remaining to the Issuer, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

No claim for interest which in any manner at or after maturity shall have been transferred or pledged separate or apart from the Notes of a series to which it relates, or which in any manner shall have been kept alive after maturity by an extension (otherwise than pursuant to an extension made pursuant to a plan proposed by the Issuer to the Holders of all Notes of such series), purchase, funding or otherwise by or on behalf or with the consent or approval of the Issuer shall be entitled, in case of a default hereunder, to any benefit of this Indenture, except after prior payment in full of the principal of all Notes of such series and of all claims for interest not so transferred, pledged, kept alive, extended, purchased or funded.

Section 5.6.    Proceedings by Holders. No holder of any Notes shall have any right by virtue of or by availing itself of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture for the appointment of a receiver or trustee or similar official, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless the Holders of not less than 25% in aggregate principal amount of the Notes of the applicable series then outstanding shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity or security as the Trustee may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of reasonable indemnity or security shall have neglected or refused to institute any such action, suit or proceeding, it being understood and intended, and being expressly covenanted by the Holder of every Note of each series with every other Holder of the Notes of such series and the Trustee, that no one or more Holders of Notes of such series shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture or of such Notes to affect, disturb or prejudice the rights of any other Holder of Notes of such series, or to obtain or seek to obtain priority over or preference as to any other such Holder, or to enforce any right under this Indenture or such Notes, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes of such series. Notwithstanding any other provisions in this Indenture, however, the contractual right of any Holder of any Note to bring suit for the payment of principal, premium, if any, and interest on its Note, on or after the respective due dates expressed or provided for in such Note, shall not be amended without the consent of such Holder.
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Section 5.7.    Proceedings by Trustee. In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceedings in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
Section 5.8.    Remedies Cumulative and Continuing. All powers and remedies given by this Article V to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 5.6, every power and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.
Section 5.9.    Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, or in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the cost of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.9 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the then-outstanding Notes of a series, or to any suit instituted by any Holders for the enforcement of the payment of the principal of, premium, if any, or interest, if any, on any Note against the Issuer on or after the due date of such Note.
Section 5.10. Notice of Defaults.

(a)               The Company shall deliver to the Trustee an annual statement regarding compliance with this Indenture within 120 days after the end of each fiscal year, and include in such statement, if any Officer of the Company is aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. In addition, the Company shall deliver to the Trustee prompt written notice of the occurrence of any Default or Event of Default.

(b)               The Trustee shall, within 90 days after the occurrence of a Default actually known to a Responsible Officer of the Trustee, with respect to the Notes of any series, deliver to all Holders of Notes of such series, as the names and the addresses of such Holders appear upon the Register, subject to the applicable procedures of DTC (in the case of Global Notes), notice of all Defaults, unless such Defaults shall have been cured before the giving of such notice; provided, however, that the Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal or interest on the Notes) if the Trustee determines that withholding such notice is in the Holders’ interest, and the Trustee shall be fully protected in and not incur any liability to any Holder or other Person by reason of such withholding.

Section 5.11. Waiver of Stay, Extension or Usury Laws. The Company, the Issuer and each Guarantor covenants, to the extent permitted by applicable law, that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any stay or extension law or any usury law or other law that would prohibit or forgive the Company, the Issuer or the Guarantor from paying all or any portion of the principal of, premium, if any, or interest, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture. The Company, the Issuer and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

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Section 5.12. Trustee May File Proof of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company, the Issuer or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee hereunder. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 5.13. Payment of Notes on Default; Suit Therefor. The Issuer covenants that (a) if default shall be made in the payment of any installment of interest upon the Notes of any series as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) if default shall be made in the payment of the principal of, and premium, if any, on the Notes of any series as and when the same shall have become due and payable, whether at maturity of the Notes or upon redemption or by declaration or otherwise, then, upon demand of the Trustee, the Issuer will pay to the Trustee, for the benefit of the Holders of the Notes of such series, the whole amount that then shall have become due and payable on all such Notes for principal, and premium, if any, or interest, if any, or both, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, if any, at the rate borne by the Notes of such series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or willful misconduct.

If the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or any other obligor on the Notes of such series and collect in the manner provided by law out of the property of the Issuer or any other obligor on the Notes of such series, wherever situated, the moneys adjudged or decreed to be payable.

If there shall be pending proceedings for the bankruptcy or for the reorganization of the Issuer or any other obligor on the Notes under any bankruptcy, insolvency or other similar law now or hereafter in effect, or if a receiver or trustee or similar official shall have been appointed for the property of the Issuer or such other obligor, or in the case of any other similar judicial proceedings relative to the Issuer or other obligor on the Notes, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.13, shall be entitled and empowered by intervention in such proceedings or otherwise to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest, if any, owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders allowed in such judicial proceedings relative to the Issuer or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses, and any receiver, assignee or trustee or similar official in bankruptcy or reorganization is hereby authorized by each of the Holders to make such payments to the Trustee, and, if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for compensation and expenses or otherwise pursuant to Section 7.5, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses and counsel fees and expenses out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the Holders of Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of Notes in respect of which such judgment has been recovered.

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Article VI
Guarantees; Release of Guarantor
Section 6.1.    Guarantee. Each of the Guarantors hereby unconditionally guarantees, jointly and severally with each other Guarantor, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity or on an Interest Payment Date, by acceleration, pursuant to an Offer to Purchase or otherwise, to the extent lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full when due, all in accordance with the terms hereof and thereof, including all amounts payable to the Trustee under Section 7.5, and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

If the Issuer fails to make any payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated, jointly and severally with each other Guarantor, to pay the same immediately. Each Guarantor hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of the Notes, this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder or the Trustee with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Guarantor, any amount paid by the Issuer or any Guarantor to the Trustee or such Holder, this Article VI, to the extent theretofore discharged with respect to any Note Guarantee, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby by such Guarantor until payment in full of all such obligations. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article V for the purposes of such Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (ii) in the event of any acceleration of such obligations as provided in Article V such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor, jointly and severally with each other Guarantor, for the purpose of this Article VI. In addition, without limiting the foregoing, upon the effectiveness of an acceleration under Article V, the Trustee may make a demand for payment on the Notes under any Note Guarantee provided hereunder and not discharged.

The Note Guarantee set forth in this Section 6.1 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by the Trustee or any duly appointed authentication agent.

Section 6.2.    Obligations of Each Guarantor Unconditional. Nothing contained in this Article VI or elsewhere in this Indenture or in any Note is intended to or shall impair, as between each Guarantor and the Holders, the obligations of such Guarantor which are absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with the provisions of their Note Guarantee or is intended to or shall affect the relative rights of the Holders and creditors of such Guarantor, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon any Default under this Indenture in respect of cash, property or securities of such Guarantor received upon the exercise of any such remedy.

Upon any distribution of assets of a Guarantor referred to in this Article VI, the Trustee, subject to the provisions of Article VII, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to such Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VI.

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Section 6.3.    Release of a Guarantor.

(a)               In the following cases, the applicable Guarantor (in the case of clauses (iv) and (vi) below) or Subsidiary Guarantor or the Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of the applicable Subsidiary Guarantor) shall be deemed automatically and unconditionally released and discharged from any of its obligations under its Subsidiary Guarantee and this Indenture with respect to the applicable series of Notes without any further action on the part of the Trustee or any Holder of such Notes: (i) if all or substantially all of the assets of any Subsidiary Guarantor, or all (or a portion sufficient to cause such Subsidiary Guarantor to no longer be a Subsidiary of the Company) of the Capital Stock of any Subsidiary Guarantor, is sold (including by consolidation, merger, issuance or otherwise) or disposed of (including by liquidation, dissolution or otherwise) by the Company or any of its Subsidiaries, (ii) unless the Company elects otherwise, if any Subsidiary Guarantor is designated an Unrestricted Subsidiary in accordance with the terms of this Indenture, (iii) if any Subsidiary Guarantor becomes an Excluded Subsidiary (other than pursuant to clause (a) of the definition of “Excluded Subsidiary,” except in the circumstances described in clause (i) above), (iv) if, with respect to any series of Notes, this Indenture is defeased or discharged in accordance with Article VIII, (v) upon the merger or consolidation of any Subsidiary Guarantor with and into the Issuer or another Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to the Issuer or another Guarantor, or (vi) with respect to any series of Notes, with the consent of Holders of such series of Notes in accordance with Article IX, subject, in the case of the circumstances described in clauses (i) and (v) above, to compliance with Section 4.9 and 4.13, as applicable.

(b)               Upon the release of a guarantee by a Subsidiary Guarantor under all then-outstanding Applicable Debt, or at any time after the occurrence of a Covenant Suspension Event as provided under Section 4.15, the Subsidiary Guarantee of such Subsidiary Guarantor under this Indenture will be automatically and unconditionally released and discharged at such time. In the event that (i) any such released Restricted Subsidiary thereafter guarantees any Applicable Debt (or if any released guarantee under any Applicable Debt is reinstated or renewed) or (ii) a Reversion Date occurs, then any such released Restricted Subsidiary will guarantee the Notes if required under, and subject to the terms and conditions set forth in, this Indenture. After the occurrence of a Covenant Suspension Event, no Restricted Subsidiary thereafter acquired or created will be required to be a Subsidiary Guarantor unless it thereafter guarantees any Applicable Debt or a Reversion Date occurs (and provided such Restricted Subsidiary is not an Excluded Subsidiary).

(c)               An Unrestricted Subsidiary or an Excluded Subsidiary that the Company has, in its sole discretion, caused to become a Subsidiary Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under its Subsidiary Guarantee upon notice from the Issuer to the Trustee to such effect, without any further action required on the part of the Trustee or any Holder.

Section 6.4.    Execution and Delivery of Guarantee. The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B) evidences the Note Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guarantee on behalf of each Guarantor.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 6.1 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

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Section 6.5.    Limitation on Guarantor Liability. Notwithstanding anything to the contrary in this Article VI, each Guarantor, and by its acceptance of a Note, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer or obligation under federal or state law.
Section 6.6.    Article VI Not to Prevent Events of Default. The failure to make a payment on account of principal, premium, if any, or interest, if any, on the Notes by reason of any provision in this Article VI shall not be construed as preventing the occurrence of any Event of Default under Section 5.1.
Section 6.7.    Waiver by the Guarantors. To the extent permitted by applicable law, each Guarantor hereby irrevocably waives diligence, presentment, demand of payment, demand of performance, filing of claims with a court in the event of insolvency of bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, the benefit of discussion, protest, notice and all demand whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, in this Indenture and in this Article VI.
Section 6.8.    Subrogation and Contribution. Upon making any payment with respect to any obligation of the Issuer under this Article VI, the Guarantor making such payment shall be subrogated to the rights of the payee against the Issuer with respect to such obligation; provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Issuer hereunder or under the Notes remains unpaid.

Each Guarantor that makes a payment under its Note Guarantee shall be entitled, upon payment in full of all guaranteed obligations under this Indenture, to seek and receive contribution from and against each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 6.9.    Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuer under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.
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Article VII
The Trustee

Section 7.1.    General.

(a)              The duties, rights and responsibilities of the Trustee are solely as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee is subject to this Article VII.

(b)              Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee and the permissive rights of the Trustee set forth herein shall not be construed as duties. In case an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has knowledge thereof pursuant to Section 5.1, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

Section 7.2.    Certain Rights of the Trustee.

(a)              The Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(b)              Subject to Section 7.1(b), the Trustee may conclusively rely, as to the truth of the statements and the correctness of the statements and opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, and the Trustee shall not be responsible for the accuracy or content of any such statements or opinions; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (it being understood that the Trustee need not confirm, recalculate and/or investigate the accuracy of mathematical or numerical statements or other facts stated therein).

(c)              Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel conforming to Section 11.5 and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such a certificate or opinion. Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or the Company, as applicable, shall be sufficient if signed by an Officer of the Issuer or the Company, as applicable.

(d)              The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(e)              The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders (including a direction given under Section 5.4), unless such Holders have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(f)              The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its discretion, rights or powers, or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 5.4 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(g)              The Trustee shall not be liable for any error of judgment made in good faith by any of its officers or employees unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

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(h)              The Trustee may consult with counsel, accountants and other experts of its selection and the advice of such counsel, accountants or experts or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(i)              No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives reasonable indemnity or security satisfactory to it against any loss, liability or expense.

(j)              The Trustee may request that the Company (on behalf of itself and the Issuer) deliver an Officer’s Certificate setting forth the name of the individuals and/or titles of Officers authorized at such time to take specific actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such Officer’s Certificate previously delivered and not superseded.

(k)              In no event shall the Trustee be liable, directly or indirectly, for any special, punitive, indirect or consequential damages, even if the Trustee has been advised of the possibility of such damages and regardless of the form of action.

(l)              The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(m)              In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics, pandemics, governmental actions and, except in the case of failures or delays due to the Trustee’s negligence or willful misconduct, interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(n)              The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

(o)              The permissive right of the Trustee to take actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

Section 7.3.    Individual Rights of the Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

(a)              “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)              “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.4.    Trustee’s Disclaimer. The Trustee (a) makes no representation as to the validity or adequacy of this Indenture, the Notes or the Note Guarantees, (b) is not accountable for the Company’s use or application of the proceeds from the Notes and (c) is not responsible for any statement in the Notes other than its certificate of authentication.

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Section 7.5.    Compensation and Indemnity.

(a)              The Company shall pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel, except such expenses, disbursements and advances arising as a result of its negligence or willful misconduct.

(b)              In addition to any other indemnity provided to the Trustee hereunder, the Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the reasonable costs and expenses of counsel (and including the costs and expenses of enforcing the Company’s indemnification obligations hereunder and defending itself against any claim or liability and of complying with any process served upon it or any of its officers) in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes (regardless of whether brought or initiated by a third party or a party hereto).

(c)              To secure the Company’s payment obligations in this Section 7.5 or as otherwise provided in this Indenture, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest, if any, on particular Notes.

(d)              When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1(g) or Section 5.1(h) occurs, the expenses and the compensation for the services (including the fees, disbursements and expenses of its agents and counsel) are intended, to the extent permitted by law, to constitute expenses of administration under any Bankruptcy Law.

(e)              The Company’s obligations and the Trustee’s rights under this Section 7.5 shall survive the resignation or removal of the Trustee, the repayment of the Notes in full and the termination or discharge of this Indenture.

Section 7.6.    Replacement of Trustee.

(a)               (i)                The Trustee may resign at any time by written notice to the Issuer.

(ii)                The Holders of a majority in principal amount of the outstanding Notes of a series may remove the Trustee with respect to such series by written notice to the Trustee.

(iii)               If the Trustee is no longer eligible under Section 7.8 or in the circumstances described in the Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(iv)               The Issuer may remove the Trustee if: (A) the Trustee is no longer eligible under Section 7.8; (B) the Trustee is adjudged bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the Trustee or its property; or (D) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.6.

(b)              If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes of the applicable series may appoint a successor Trustee with the consent of the Issuer. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes of a series may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(c)              Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Issuer, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.5, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Issuer shall execute any and all instruments for fully vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Issuer shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

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(d)              Notwithstanding replacement of the Trustee pursuant to this Section 7.6, Issuer’s obligations under Section 7.5 shall continue for the benefit of the retiring Trustee.

(e)              The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.7.    Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

Section 7.8.    Eligibility. This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.9.    Money Held in Trust. The Trustee shall not be liable for interest or investment income on any money received by it except as it may agree with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article VIII.

Article VIII
Defeasance and Discharge

Section 8.1.    Legal Defeasance and Discharge. The Issuer, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.3, be deemed to have been discharged from their respective obligations under this Indenture with respect to a series of Notes and the Note Guarantees thereof (other than the right of Holders to receive interest on, premium, if any, and principal of such Notes when due solely out of the trust referred to below and such other obligations that by their terms survive under this Indenture, as specified in the next succeeding sentence, and subject to Section 7.5), on and after the date the conditions set forth in Section 8.3 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes of such series, which shall thereafter be deemed to be outstanding only for the purposes of Section 8.4 and the other Sections of this Indenture referred to in clauses (a) through (f) of this Section 8.1, and the Issuer, the Company and the Guarantors shall be deemed to have satisfied all of their respective obligations under the Notes of such series, the Note Guarantees thereof and this Indenture in respect of such series (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments delivered to it by the Issuer acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Notes of such series to receive payments in respect of the principal, premium, if any, and interest, if any, on the Notes of such series when such payments are due from the trust referred to below; (b) the Issuer’s obligations with respect to the Notes of such series concerning mutilated, destroyed, lost or stolen Notes of such series and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith; (d) the Legal Defeasance provisions of Article VIII of this Indenture in respect of such series; (e) the rights of registration of transfer and exchange of the Notes of such series; and (f) the rights of Holders of Notes of such series that are beneficiaries with respect to property so deposited with the Trustee payable to all or any of them.

The Issuer, the Company or the Guarantors may exercise the Legal Defeasance option with respect to the Notes of any series notwithstanding the prior exercise of the Covenant Defeasance option with respect to the Notes of such series.

Section 8.2.    Covenant Defeasance. The Issuer, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.3, be released from their obligations with respect to a series of Notes and the Note Guarantees thereof under the covenants contained in Section 4.4, Section 4.5, Section 4.6, Section 4.7, Section 4.8, Section 4.9, Section 4.10, Section 4.11 and Section 4.12, Section 4.13(a)(ii), Section 4.14 and Article VI (except for Section 6.3) and each Guarantor’s obligation under its Note Guarantee of the Notes of such series, on and after the date that the conditions set forth in Section 8.3 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of such series shall thereafter be deemed not outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders of the Notes of such series (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed outstanding for all other purposes hereunder (it being understood that the Notes of such series shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Notes of the applicable series and the Note Guarantees for such series, the Issuer, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.1, but, except as specified above, the remainder of this Indenture and the Notes of such series shall be unaffected thereby. Subject to the satisfaction of the conditions set forth in Section 8.3, Section 5.1(c) (with respect to the covenants so defeased), Section 5.1(d), Section 5.1(e), Section 5.1(f), Section 5.1(g) (with respect to any Significant Subsidiary), Section 5.1(h) (with respect to any Significant Subsidiary), Section 5.1(i) and Section 5.1(j) shall not constitute Events of Default or Defaults hereunder with respect to the Notes of the affected series.

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Section 8.3.    Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.1 or Section 8.2 to the Notes of a series:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)              the Issuer must irrevocably deposit, or cause to be deposited, with the Trustee, in trust under an irrevocable trust agreement, for the benefit of the Holders of Notes of such series, cash in U.S. dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient to pay, without reinvestment, the principal of, premium, if any, and interest, if any, on the Notes of such series on the stated maturity thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes of such series are being defeased to maturity or to a particular redemption date;

(b)              in the case of Legal Defeasance, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in the applicable United States federal income tax law after the date of this Indenture, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance, and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)              in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the beneficial owners of the Notes of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance, and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)              no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of any Lien to secure such borrowing);

(e)              such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound;

(f)              the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes of such series over other creditors of the Issuer, or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(g)              the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel in the United States reasonably acceptable to the Trustee, each stating that the conditions precedent provided for or relating to Legal Defeasance or Covenant Defeasance, as applicable, in the case of the Officer’s Certificate, in clauses (a) through (f) and, in the case of the Opinion of Counsel, in clause (b) or (c) of this Section 8.3, have been complied with.

Section 8.4.    Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.5, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, and solely for purposes of this Section 8.4, the “Trustee”) pursuant to Section 8.3 or Section 8.8 in respect of a series of Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes of such series and this Indenture, to the payment, either directly or indirectly or through any paying agent (including the Issuer acting as paying agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.3 or Section 8.8 or the principal, premium, if any, and interest, if any, received in respect thereof other than any such tax, fee or other charge which by law is for the account of the beneficial owners of the Notes of such series.

Subject to the preceding paragraph and Section 7.5 herein, anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay, solely to the extent available in such trust, to the Issuer from time to time upon the request of the Issuer any money or U.S. Government Obligations held by it as provided in Section 8.3 or Section 8.8 which are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

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Section 8.5.    Repayment to Issuer. Any money deposited with the Trustee or any paying agent, or then held by the Issuer, in trust for the payment of the principal, premium, if any, and interest on the Notes of the applicable series and remaining unclaimed for two years after such principal, premium, if any, and interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall, subject to any relevant unclaimed property laws, upon written request therefor, be discharged from such trust and returned to the Issuer; and the Holder of a Note of such series shall thereafter, as an unsecured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such paying agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 8.6.    Reinstatement. If the Trustee or paying agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.1, Section 8.2 or Section 8.8, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture with respect to the applicable series of Notes, the Notes of such series and the Note Guarantees of such series of Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1, Section 8.2 or Section 8.8 until such time as the Trustee or paying agent is permitted to apply all such money in accordance with Section 8.1, Section 8.2 or Section 8.8, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest, if any, on any Note of such series following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or paying agent.

Section 8.7.    Survival. The Trustee’s rights under this Article VIII shall survive termination or discharge of this Indenture, the payment of the Notes in full and the resignation or removal of the Trustee.

Section 8.8.    Satisfaction and Discharge of Indenture. If at any time (a) (i) the Issuer shall have paid or caused to be paid the principal of, premium, if any, and interest on all the outstanding Notes of a series (other than Notes of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.4) as and when the same shall have become due and payable, or (ii) the Issuer shall have delivered to the Trustee for cancellation all Notes of a series theretofore authenticated (other than Notes of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.4), or (b) (i) the Notes of a series mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (ii) the Issuer irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders of the Notes of such series, money in U.S. dollars or U.S. Government Obligations or a combination thereof sufficient, without consideration of any reinvestment, to pay principal of and premium, if any, and interest on the Notes of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (iii) no Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of any Lien to secure such borrowing), (iv) the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer is a party or by which it is bound and (v) the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture with respect to such series of Notes have been complied with; and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer (including all amounts, payable to the Trustee pursuant to Section 7.5), then, with respect to such series of Notes, (x) after satisfying the conditions in clause (a), only the Company’s obligations under Section 7.5 and Section 8.4 will survive or (y) after satisfying the conditions in clause (b), only the Issuer’s or the Company’s, as applicable, obligations in Article II and Section 4.1, Section 4.2, Section 7.5, Section 7.6, Section 8.4, Section 8.5 and Section 8.6 will survive, and, in either case, the Trustee, on demand of the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the satisfaction and discharge contemplated by this provision have been complied with, and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction and discharging of this Indenture. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably incurred, and to compensate the Trustee for any services thereafter reasonably rendered, by the Trustee in connection with this Indenture or the Notes.

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Article IX
Amendments, Supplements and Waivers

Section 9.1.    Amendments Without Consent of Holders. Without the consent of, or notice to, any Holder, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture (with respect to a series of Notes), the Notes of a series and the Note Guarantees with respect to such series of Notes:

(a)              to cure any ambiguity, defect or inconsistency;

(b)              to comply with Section 4.13;

(c)              to provide for uncertificated Notes of such series in addition to or in place of certificated Notes of such series;

(d)              to provide for any Note Guarantee of the Notes of such series;

(e)              to add security to or for the benefit of the Notes of such series and the Note Guarantees with respect to such series of Notes;

(f)               to confirm and evidence the release, termination or discharge of any Note Guarantee of such series of Notes when such release, termination or discharge is permitted by this Indenture;

(g)              to add covenants or new events of default for the protection of the Holders of the Notes of such series;

(h)              to make any change that does not materially adversely affect the legal rights under this Indenture of any Holder of the Notes of such series;

(i)               to comply with or qualify this Indenture under the Trust Indenture Act;

(j)               to evidence the assumption by the Company (or its successor entity) or a successor entity of the Issuer of the obligations of the Issuer under this Indenture and the Notes of such series;

(k)              to evidence and provide for the acceptance of appointment under this Indenture by a successor or replacement Trustee;

(l)               to provide for, or confirm, the issuance of Additional Notes of such series in accordance with this Indenture; or

(m)             to conform any provision of this Indenture, the Notes of such series or the Note Guarantees with respect to such series of Notes to the “Description of the Notes” contained in the Offering Memorandum to the extent that the “Description of the Notes” contained in the Offering Memorandum was intended to be a verbatim recitation of a provision in this Indenture (with respect to such series of Notes), the Notes of such series or the Note Guarantees with respect to such series of Notes.

Section 9.2.    Amendments with Consent of Holders.

(a)              Except as otherwise provided in Section 5.1, Section 5.3, Section 5.6 or Section 9.2(b), the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture (with respect to a series of Notes), the Notes of a series and the Note Guarantees with respect to such series of Notes with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes of such series) of the Holders of at least a majority in principal amount of the Notes of such series then outstanding, and any existing Default or Event of Default (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Notes of such series) under, or compliance with any provision of, this Indenture may be waived with the consent (which may include waivers obtained in connection with a tender offer or exchange offer for Notes of such series) of the Holders of at least a majority in principal amount of the Notes of such series then outstanding.

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(b)              Notwithstanding Section 9.2(a), without the consent of each Holder of a series of Notes affected, an amendment, supplement or waiver may not:

(i)               reduce the amount of Notes of such series whose Holders must consent to an amendment, supplement or waiver;

(ii)             reduce the rate of or extend the stated time for payment of interest, including default interest, on any Note of such series;

(iii)           reduce the principal of or change the fixed maturity of any Note of such series or alter the provisions with respect to redemption under Section 3.1 or Section 3.2 with respect to such series of Notes (other than provisions relating to notice periods);

(iv)            make any Note of such series payable in money other than that stated in the Note of such series;

(v)             make any change in the amendment and waiver provisions of this Indenture (with respect to such series of Notes) that cannot be modified or waived without the consent of the Holder of each outstanding Note of such series;

(vi)            modify the ranking or priority of the Notes of such series or any Note Guarantee with respect to such series of Notes;

(vii)          modify any of the provisions with respect to mandatory offers to repurchase Notes of such series pursuant to Section 4.9 or Section 4.11, in each case after the obligation to make such mandatory offer to repurchase has arisen;

(viii)        release any Guarantor from any of its obligations under its Note Guarantee with respect to such series of Notes or this Indenture (with respect to such series of Notes) otherwise than in accordance with the terms of this Indenture; or

(ix)           waive a continuing Default or Event of Default in the payment of principal of or interest on the Notes of such series.

(c)              The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required or sought as of a date identified in a notice furnished to Holders in accordance with the terms of this Indenture.

(d)              The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance thereof.

(e)              A consent to any amendment or supplement or any waiver under this Indenture by any Holder given in connection with any tender or exchange for such Holder’s Notes shall not be rendered invalid by such tender or exchange.

(f)              An amendment, supplement or waiver under this Section 9.2 shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes together with the documents required by Sections 9.4 and 11.4. After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Issuer (or the Trustee at the request and expense of the Issuer) will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Issuer will send supplemental indentures to Holders upon request. Any failure of the Issuer to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver.

Section 9.3.    Effect of Consent.

(a)              After an amendment, supplement or waiver becomes effective, it will bind every Holder of the Notes of the applicable series unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder of the Notes of the applicable series that has consented to it and every subsequent Holder of a Note of such series that evidences the same debt as the Note of the consenting Holder.

(b)              If an amendment, supplement or waiver changes the terms of a Note of a series, the Trustee may require the Holder of such series to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note of such series that reflects the changed terms. The Trustee may also place an appropriate notation on any Note of such series thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver shall not be affected or impaired by any failure to annotate or exchange Notes in this fashion.

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Section 9.4.    Trustee’s Rights and Obligations. The Trustee is entitled to receive, in addition to the documents required by Section 11.4, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture. If the Trustee has received such Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture.

Article X
Release of Issuer and Guarantors

Section 10.1. Release of the Issuer.

(a)              The Issuer shall be released (an “Issuer Release”) from its obligations under this Indenture and the Notes of any series, without the consent of the Holders of the Notes of such series, if: (i) the Company or any successor to the Company has assumed the obligations of the Issuer under this Indenture with respect to such series of Notes and such Notes, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee; (ii) the Company delivers an Opinion of Counsel to the Trustee to the effect that beneficial owners of the Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the release and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such release had not occurred; and (iii) the Issuer (A) becomes a Subsidiary Guarantor of the Notes of such series at such time subject to the provisions of Article VI and Section 4.10, (B) executes a supplemental indenture evidencing its Note Guarantee and (C) delivers an Opinion of Counsel to the Trustee to the effect that (1) the supplemental indenture is permitted by the terms of this Indenture, (2) the supplemental indenture has been duly authorized, executed and delivered by the Issuer and constitutes a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms (subject to customary exceptions), until such time, if any, as such Subsidiary Guarantee may be released in accordance with Section 4.15 and Article VI and (3) all conditions precedent to the execution of such supplemental indenture provided for in this Indenture have been complied with.

(b)              A Guarantor may be released from its obligations under this Indenture, the Notes of a series and its Note Guarantee in respect of such Notes in accordance with the provisions contained in Section 6.3.

Article XI
Miscellaneous

Section 11.1. Trust Indenture Act. This Indenture, the Notes and the Note Guarantees are not subject to the Trust Indenture Act except as expressly and to the extent provided for in this Indenture, the Notes and the Note Guarantees.

Section 11.2. Holder Communications; Holder Actions.

(a)              Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(b)              Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (c), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(c)              The Issuer may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act § 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of Default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons shall be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act shall be valid or effective for more than 90 days after the record date.

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Section 11.3. Notices.

(a)              Any notice or communication to the Issuer or the Company shall be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail or (iii) when sent by facsimile or electronic transmission, with transmission confirmed. Notices or communications to a Guarantor shall be deemed given if given to the Company. Any notice to the Trustee shall be deemed given if in writing and (i) delivered in person, (ii) mailed by first class mail or (iii) sent by facsimile or electronic transmission, and shall be effective only upon receipt. In each case the notice or communication should be addressed as follows:

if to the Issuer or the Company:

K. Hovnanian Enterprises, Inc.
c/o Hovnanian Enterprises, Inc.
90 Matawan Road, Fifth Floor
Matawan, New Jersey 07747
Facsimile: (732) 383-2945
Attention: Corporate Counsel

if to the Trustee:

Wilmington Trust, National Association
1310 Silas Deane Highway
Wethersfield, CT 06109
Facsimile: 203-453-1183
Attention: Global Capital Markets−K. Hovnanian Relationship Manager

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)              Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder shall be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, delivered in accordance with the applicable procedures of DTC. Copies of any notice or communication to a Holder, if given by the Issuer or the Company, shall be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder shall not affect its sufficiency with respect to other Holders.

(c)              Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

(d)              The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 11.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or the Company to the Trustee to take any action under this Indenture, the Issuer or the Company shall furnish to the Trustee:

(a)              an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)              an Opinion of Counsel stating that all such conditions precedent relating to the proposed action have been complied with; provided that no Opinion of Counsel shall be required in connection with the addition of a Subsidiary Guarantor pursuant Section 4.10 upon execution and delivery by such Subsidiary Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit B.

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Section 11.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(a)              a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(b)              a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(c)              a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)              a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials with respect to matters of fact.

Any certificate, statement or opinion of an Officer of the Issuer or the Company, as applicable, may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which such certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters on information with respect to which is in the possession of the Issuer, or the Company, as applicable, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, or the Company, as applicable, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which such certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an Officer of the Issuer or the Company, as applicable, or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer or the Company, as applicable, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which such certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm is independent.

Section 11.6. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest shall accrue for the intervening period.

Section 11.7. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Indenture, the Notes and the Note Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties hereto hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture, the Notes and the Note Guarantees, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

EACH OF THE ISSUER, THE COMPANY, THE GUARANTORS, THE TRUSTEE AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Section 11.8. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Issuer, the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 11.9. Successors. All agreements of the Issuer, the Company or any Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

70

Section 11.10.          Duplicate Originals; Electronic Signatures. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The parties agree that this Indenture may be executed and delivered by electronic signatures and that the signatures appearing on this Indenture are the same as handwritten signatures for the purposes of validity, enforceability and admissibility. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third-party electronic signature capture service providers as may be reasonably chosen by a signatory hereto.

Section 11.11.Separability. To the extent permitted by applicable law, in case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12.          Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 11.13.          No Personal Liability of Incorporators, Shareholders, Officers, Directors or Employees. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer, the Company or any Subsidiary Guarantor in this Indenture, any of the Notes or any of the Note Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee or controlling person of the Issuer, the Company, any Subsidiary Guarantor or any successor Person thereof. Each Holder, by accepting such Notes, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

Section 11.14.          Provisions of Indenture for the Sole Benefit of Parties and Holders of Notes. Nothing in this Indenture or in the Notes, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the Holders of Notes, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of Notes.

[Signature page follows]

71

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

K. HOVNANIAN ENTERPRISES, INC., as Issuer
By:	/s/ Brad O'Connor
Name: Brad O' Connor
Title: Chief Financial Officer

HOVNANIAN ENTERPRISES, INC., as the Company and a Guarantor
By:	/s/ Brad O'Connor
Name: Brad O' Connor
Title: Chief Financial Officer

On behalf of each entity named in Schedule A hereto, as a Guarantor
By:	/s/ David Mitrisin
Name: David Mitrisin
Title: Vice President, Corporate Controller and Authorized Representative

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Nedine P. Sutton
Name: Nedine P. Sutton
Title: Vice President

[Signature page to Indenture]

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SCHEDULE A

GUARANTORS

EASTERN NATIONAL TITLE AGENCY ARIZONA, LLC

GTIS-HOV AT SILVERSTONE LLC

GTIS-HOV POINTE 16 LLC

K. HOVNANIAN ARIZONA NEW GC, LLC

K. HOVNANIAN ARIZONA OPERATIONS, LLC

K. HOVNANIAN AT 17 NORTH, LLC

K. HOVNANIAN AT 23 NORTH, LLC

K. HOVNANIAN AT 240 MISSOURI, LLC

K. HOVNANIAN AT ACACIA PLACE, LLC

K. HOVNANIAN AT AIRE ON MCDOWELL, LLC

K. HOVNANIAN AT ALAMEDA POINT, LLC

K. HOVNANIAN AT ALTO, LLC

K. HOVNANIAN AT AMBRA, LLC

K. HOVNANIAN AT ASTER RIDGE, LLC

K. HOVNANIAN AT CATANIA, LLC

K. HOVNANIAN AT EDGEWOOD, LLC

K. HOVNANIAN AT GALLERY, LLC

K. HOVNANIAN AT GALLOWAY RIDGE, LLC

K. HOVNANIAN AT HONEYSUCKLE TRAIL, LLC

K. HOVNANIAN AT LAVEEN SPRINGS, LLC

K. HOVNANIAN AT LUKE LANDING, LLC

K. HOVNANIAN AT MARYLAND RIDGE, LLC

K. HOVNANIAN AT MCCARTNEY RANCH, LLC

K. HOVNANIAN AT MONROE RANCH, LLC

K. HOVNANIAN AT MONTANA VISTA DOBBINS, LLC

K. HOVNANIAN AT MONTANA VISTA, LLC

K. HOVNANIAN AT ORANGEWOOD RANCH, LLC

K. HOVNANIAN AT PALERMO, LLC

K. HOVNANIAN AT PALM VALLEY, L.L.C.

K. HOVNANIAN AT PARK PASEO, LLC

K. HOVNANIAN AT PINNACLE PEAK PATIO, LLC

K. HOVNANIAN AT POINTE 16, LLC

K. HOVNANIAN AT QUAIL CREEK, L.L.C.

K. HOVNANIAN AT RANCHO CABRILLO, LLC

K. HOVNANIAN AT RANCHO EL DORADO, LLC

K. HOVNANIAN AT RANCHO MIRAGE PARCEL 17, LLC

K. HOVNANIAN AT RANCHO MIRAGE PARCEL 23, LLC

K. HOVNANIAN AT SANTA ROSA SPRINGS, LLC

K. HOVNANIAN AT SANTANILLA, LLC

K. HOVNANIAN AT SCOTTSDALE HEIGHTS, LLC

K. HOVNANIAN AT SIENNA HILLS, LLC

K. HOVNANIAN AT SILVERSTONE G, LLC

K. HOVNANIAN AT SILVERSTONE, LLC

K. HOVNANIAN AT SKYE ON MCDOWELL, LLC

K. HOVNANIAN AT STERLING VISTAS, LLC

Schedule A-1

K. HOVNANIAN AT SUN CITY WEST, LLC

K. HOVNANIAN AT SUNRISE TRAIL II, LLC

K. HOVNANIAN AT SUNRISE TRAIL III, LLC

K. HOVNANIAN AT THE MEADOWS 9, LLC

K. HOVNANIAN AT THE MEADOWS, LLC

K. HOVNANIAN AT TORTOSA SOUTH, LLC

K. HOVNANIAN AT UNION PARK, LLC

K. HOVNANIAN AT VENTANA LAKES, LLC

K. HOVNANIAN AT VERRADO CASCINA, LLC

K. HOVNANIAN AT VERRADO MARKETSIDE, LLC

K. HOVNANIAN AT VICTORY AT VERRADO PH3C, LLC

K. HOVNANIAN AT VICTORY AT VERRADO PH9, LLC

K. HOVNANIAN AT VICTORY AT VERRADO, LLC

K. HOVNANIAN AT VILLAGO, LLC

K. HOVNANIAN COMPANIES OF ARIZONA, LLC

K. HOVNANIAN GREAT WESTERN HOMES, LLC

K. HOVNANIAN LEGACY AT VIA BELLA, LLC

K. HOVNANIAN PHOENIX DIVISION, INC.

K. HOVNANIAN WEST GROUP, LLC

K. HOVNANIAN’S FOUR SEASONS AT THE MANOR II, LLC

K. HOVNANIAN’S FOUR SEASONS AT THE MANOR, LLC

VISTAS AT SILVERSTONE LLC

2700 EMPIRE, LLC

K. HOV IP, II, INC.

K. HOVNANIAN ASPIRE AT BELLEVUE RANCH M2, LLC

K. HOVNANIAN ASPIRE AT BELLEVUE RANCH, LLC

K. HOVNANIAN ASPIRE AT RIVER TERRACE, LLC

K. HOVNANIAN ASPIRE AT SOLAIRE, LLC

K. HOVNANIAN ASPIRE AT STONES THROW, LLC

K. HOVNANIAN AT ASPIRE AT APRICOT GROVE PH2, LLC

K. HOVNANIAN AT BAKERSFIELD 463, L.L.C.

K. HOVNANIAN AT BEACON PARK AREA 129 II, LLC

K. HOVNANIAN AT BEACON PARK AREA 129, LLC

K. HOVNANIAN AT BEACON PARK AREA 137, LLC

K. HOVNANIAN AT BENNETT RANCH, LLC

K. HOVNANIAN AT BLACKSTONE, LLC

K. HOVNANIAN AT CADENCE PARK, LLC

K. HOVNANIAN AT CEDAR LANE, LLC

K. HOVNANIAN AT CIELO, L.L.C.

K. HOVNANIAN AT FIDDYMENT RANCH, LLC

K. HOVNANIAN AT FIREFLY AT WINDING CREEK, LLC

K. HOVNANIAN AT FRESNO, LLC

K. HOVNANIAN AT GILROY 60, LLC

K. HOVNANIAN AT HIDDEN LAKE, LLC

K. HOVNANIAN AT JAEGER RANCH, LLC

K. HOVNANIAN AT LADD RANCH, LLC

K. HOVNANIAN AT LUNA VISTA, LLC

K. HOVNANIAN AT MELANIE MEADOWS, LLC

K. HOVNANIAN AT MERIDIAN HILLS, LLC

K. HOVNANIAN AT PAVILION PARK, LLC

Schedule A-2

K. HOVNANIAN AT POSITANO, LLC

K. HOVNANIAN AT ROSEMARY LANTANA, L.L.C.

K. HOVNANIAN AT SAGE II HARVEST AT LIMONEIRA, LLC

K. HOVNANIAN AT SENDERO RANCH, LLC

K. HOVNANIAN AT SIERRA VISTA, LLC

K. HOVNANIAN AT TRAIL RIDGE, LLC

K. HOVNANIAN AT VERONA ESTATES, LLC

K. HOVNANIAN AT VICTORVILLE, L.L.C.

K. HOVNANIAN AT VILLAGE CENTER, LLC

K. HOVNANIAN AT VINEYARD HEIGHTS, LLC

K. HOVNANIAN AT WEST VIEW ESTATES, L.L.C.

K. HOVNANIAN AT WESTSHORE, LLC

K. HOVNANIAN AT WHEELER RANCH, LLC

K. HOVNANIAN AT WOODCREEK WEST, LLC

K. HOVNANIAN CA LAND HOLDINGS, LLC

K. HOVNANIAN CALIFORNIA OPERATIONS, INC.

K. HOVNANIAN CALIFORNIA REGION, INC.

K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN COMPANIES OF SOUTHERN CALIFORNIA, INC.

K. HOVNANIAN COMPANIES, LLC

K. HOVNANIAN EAST GROUP, LLC

K. HOVNANIAN ENTERPRISES, INC.

K. HOVNANIAN FOUR SEASONS AT HOMESTEAD, LLC

K. HOVNANIAN HOMES NORTHERN CALIFORNIA, INC.

K. HOVNANIAN JV HOLDINGS, L.L.C.

K. HOVNANIAN JV SERVICES COMPANY, L.L.C.

K. HOVNANIAN MEADOW VIEW AT MOUNTAIN HOUSE, LLC

K. HOVNANIAN NORTHEAST DIVISION, INC.

K. HOVNANIAN NORTHERN CALIFORNIA DIVISION, LLC

K. HOVNANIAN OPERATIONS COMPANY, INC.

K. HOVNANIAN SOUTHERN CALIFORNIA DIVISION, LLC

K. HOVNANIAN’S ASPIRE AT UNION VILLAGE, LLC

K. HOVNANIAN’S FOUR SEASONS AT BAKERSFIELD, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT BEAUMONT, LLC

K. HOVNANIAN'S FOUR SEASONS AT LOS BANOS, LLC

K. HOVNANIAN’S SONATA AT THE PRESERVE, LLC

K. HOVNANIAN’S VERANDA AT RIVERPARK II, LLC

K. HOVNANIAN’S VERANDA AT RIVERPARK, LLC

STONEBROOK HOMES, INC.

K. HOVNANIAN PARKVIEW AT STERLING MEADOWS, LLC

K. HOVNANIAN DEVELOPMENTS OF D.C., INC.

K. HOVNANIAN HOMES AT PARKSIDE, LLC

K. HOVNANIAN HOMES OF D.C., L.L.C.

GTIS-HOV ARBORS AT MONROE PARENT LLC

GTIS-HOV FOUR PONDS PARENT LLC

GTIS-HOV HEATHERFIELD PARENT LLC

GTIS-HOV HILLTOP AT CEDAR GROVE PARENT LLC

GTIS-HOV HOLDINGS IX LLC

GTIS-HOV HOLDINGS LLC

GTIS-HOV HOLDINGS V LLC

Schedule A-3

GTIS-HOV HOLDINGS VI LLC

GTIS-HOV HOLDINGS VII LLC

GTIS-HOV HOLDINGS VIII LLC

GTIS-HOV HOLDINGS X LLC

GTIS-HOV LAKES OF CANE BAY PARENT LLC

GTIS-HOV PARKSIDE OF LIBERTYVILLE PARENT LLC

GTIS-HOV PENDER OAKS PARENT LLC

GTIS-HOV PINNACLE PEAK PATIO PARENT LLC

GTIS-HOV SAUGANASH GLEN PARENT LLC

HOMEBUYERS FINANCIAL USA, LLC

HOVNANIAN ENTERPRISES, INC. (PARENT COMPANY)

HOVSITE HUNT CLUB LLC

HOVSITE SOUTHAMPTON LLC

HVLP ASLD 2025, LLC

K. HOVNANIAN ASPIRE AT LYNNBURY WOODS, LLC

K. HOVNANIAN AT ADMIRAL’S LANDING, LLC

K. HOVNANIAN AT ASHBY PLACE, LLC

K. HOVNANIAN AT ASPIRE AT CAPTAIN’S WAY, LLC

K. HOVNANIAN AT ASPIRE AT WEBBER FARM, LLC

K. HOVNANIAN AT ASPIRE AT WICKERSHAM, LLC

K. HOVNANIAN AT AUTUMN RIDGE, LLC

K. HOVNANIAN AT BAY KNOLLS, LLC

K. HOVNANIAN AT BRENFORD STATION, LLC

K. HOVNANIAN AT CEDAR LANE ESTATES, LLC

K. HOVNANIAN AT CHAPEL CREEK, LLC

K. HOVNANIAN AT EGRET SHORES, LLC

K. HOVNANIAN AT ELLERY FARM, LLC

K. HOVNANIAN AT FORK LANDING, LLC

K. HOVNANIAN AT HARBOR’S EDGE AT BAYSIDE, LLC

K. HOVNANIAN AT HIDDEN BROOK, LLC

K. HOVNANIAN AT LIBERTY WEST, LLC

K. HOVNANIAN AT MIDDLETOWN RESERVE, LLC

K. HOVNANIAN AT MITCHELL’S CORNER, LLC

K. HOVNANIAN AT NOTTINGHAM MEADOWS, LLC

K. HOVNANIAN AT OCEAN VIEW BEACH CLUB, LLC

K. HOVNANIAN AT ODESSA COMMONS, LLC

K. HOVNANIAN AT OYSTER COVE, LLC

K. HOVNANIAN AT PATRIOTS BLUFF, LLC

K. HOVNANIAN AT PLANTATION LAKES, L.L.C.

K. HOVNANIAN AT PRESTIGE ON 64TH, LLC

K. HOVNANIAN AT RED MILL POND, LLC

K. HOVNANIAN AT RETREAT AT MILLSTONE, LLC

K. HOVNANIAN AT SATTERFIELD, LLC

K. HOVNANIAN AT SEABROOK, LLC

K. HOVNANIAN AT TOWER HILL, LLC

K. HOVNANIAN AT TOWNSEND FIELDS, LLC

K. HOVNANIAN AT WOODFIELD, LLC

K. HOVNANIAN CENTRAL ACQUISITIONS, L.L.C.

K. HOVNANIAN DELAWARE DIVISION, INC.

K. HOVNANIAN DELAWARE OPERATIONS, LLC

Schedule A-4

K. HOVNANIAN GT X INVESTMENT, LLC

K. HOVNANIAN HOMES AT KNOLLAC ACRES, LLC

K. HOVNANIAN HOMES AT SUMMIT POINTE, LLC

K. HOVNANIAN HOMES OF DELAWARE I, LLC

K. HOVNANIAN HOMES OF LONGACRE VILLAGE, L.L.C.

K. HOVNANIAN NEW JERSEY OPERATIONS, LLC

K. HOVNANIAN NORTH CENTRAL ACQUISITIONS, L.L.C.

K. HOVNANIAN NORTH JERSEY ACQUISITIONS, L.L.C.

K. HOVNANIAN SOUTH JERSEY ACQUISITIONS, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT BAYMONT FARMS L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT HATTERAS HILLS, LLC

K. HOVNANIAN’S FOUR SEASONS AT SILVER MAPLE FARM, L.L.C.

KHH SHELL HALL LOAN ACQUISITION, LLC

RIDGEMORE UTILITY OF DELAWARE, LLC

TRAVERSE PARTNERS, LLC

WASHINGTON HOMES, INC.

WTC VENTURES, L.L.C.

GTIS-HOV NICHOLSON PARENT LLC

EASTERN NATIONAL TITLE AGENCY FLORIDA, LLC

HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.

K. HOVNANIAN AMBER GLEN, LLC

K. HOVNANIAN ASPIRE AT BOATMAN HAMMOCK, LLC

K. HOVNANIAN ASPIRE AT CANTER CREEK, LLC

K. HOVNANIAN ASPIRE AT EAST LAKE, LLC

K. HOVNANIAN ASPIRE AT EDGEWATER, LLC

K. HOVNANIAN ASPIRE AT HAWKS RIDGE, LLC

K. HOVNANIAN ASPIRE AT MARION OAKS, LLC

K. HOVNANIAN ASPIRE AT MORNINGSIDE, LLC

K. HOVNANIAN ASPIRE AT PALM BAY, LLC

K. HOVNANIAN ASPIRE AT PALM COAST, LLC

K. HOVNANIAN ASPIRE AT PORT ST. LUCIE, LLC

K. HOVNANIAN ASPIRE AT TREASURE COAST, LLC

K. HOVNANIAN ASPIRE AT VICTORIA PARC, LLC

K. HOVNANIAN ASPIRE AT WATERSTONE, LLC

K. HOVNANIAN AT ARMEN GROVES, LLC

K. HOVNANIAN AT ASPIRE AT CITRUS SPRINGS, LLC

K. HOVNANIAN AT ASPIRE AT GLEN AIRE, LLC

K. HOVNANIAN AT ASPIRE AT THE PINES, LLC

K. HOVNANIAN AT AVENIR II, LLC

K. HOVNANIAN AT AVENIR, LLC

K. HOVNANIAN AT BOCA DUNES, LLC

K. HOVNANIAN AT CITRUS COVE, LLC

K. HOVNANIAN AT CORAL LAGO, LLC

K. HOVNANIAN AT DEER LAKES, LLC

K. HOVNANIAN AT EDEN PRESERVE, LLC

K. HOVNANIAN AT GOLDEN GEM ESTATES, LLC

K. HOVNANIAN AT HAMPTON COVE, LLC

K. HOVNANIAN AT HERITAGE GROVE, LLC

K. HOVNANIAN AT HILLTOP RESERVE II, LLC

K. HOVNANIAN AT HILLTOP RESERVE, LLC

Schedule A-5

K. HOVNANIAN AT LAKE BURDEN, LLC

K. HOVNANIAN AT LAKE FLORENCE, LLC

K. HOVNANIAN AT LAKE LECLARE, LLC

K. HOVNANIAN AT NORTHLAKE, LLC

K. HOVNANIAN AT PARKSIDE SEFL, LLC

K. HOVNANIAN AT PICKETT RESERVE, LLC

K. HOVNANIAN AT REDTAIL, LLC

K. HOVNANIAN AT SADDLEBROOK MEADOWS, LLC

K. HOVNANIAN AT SPRING ISLE, LLC

K. HOVNANIAN AT SUMMERLAKE, LLC

K. HOVNANIAN AT TERRA BELLA TWO, LLC

K. HOVNANIAN AT THE HIGHLANDS AT SUMMERLAKE GROVE, LLC

K. HOVNANIAN AT TILDEN RANCH, LLC

K. HOVNANIAN AT TRAILS LANDING, LLC

K. HOVNANIAN AT VALLETTA, LLC

K. HOVNANIAN AT VDARA, LLC

K. HOVNANIAN AT WALKERS GROVE, LLC

K. HOVNANIAN AT WINDWARD LANDING, LLC

K. HOVNANIAN BELMONT RESERVE, LLC

K. HOVNANIAN CAMBRIDGE HOMES, L.L.C.

K. HOVNANIAN COMPANIES OF FLORIDA, LLC

K. HOVNANIAN CYPRESS CREEK, LLC

K. HOVNANIAN CYPRESS KEY, LLC

K. HOVNANIAN ESTATES AT WEKIVA, LLC

K. HOVNANIAN FIRST HOMES, L.L.C.

K. HOVNANIAN FLORESTA GARDENS, LLC

K. HOVNANIAN FLORIDA OPERATIONS, LLC

K. HOVNANIAN FLORIDA REALTY, L.L.C.

K. HOVNANIAN GRAND CYPRESS, LLC

K. HOVNANIAN GRANDEFIELD, LLC

K. HOVNANIAN HOMES OF FLORIDA I, LLC

K. HOVNANIAN IVY TRAIL, LLC

K. HOVNANIAN LAKE PARKER, LLC

K. HOVNANIAN MAGNOLIA AT WESTSIDE, LLC

K. HOVNANIAN MONTCLAIRE ESTATES, LLC

K. HOVNANIAN OCOEE LANDINGS, LLC

K. HOVNANIAN ORLANDO DIVISION, LLC

K. HOVNANIAN PINEWOOD GARDENS, LLC

K. HOVNANIAN PRESERVE AT AVONLEA, LLC

K. HOVNANIAN PRESERVE AT TURTLE CREEK LLC

K. HOVNANIAN REYNOLDS RANCH, LLC

K. HOVNANIAN RIVERSIDE, LLC

K. HOVNANIAN RIVINGTON, LLC

K. HOVNANIAN SAN SEBASTIAN, LLC

K. HOVNANIAN SERENO, LLC

K. HOVNANIAN SIENA AT SOLAERIS, LLC

K. HOVNANIAN SOLA VISTA, LLC

K. HOVNANIAN SOUTH FORK, LLC

K. HOVNANIAN SOUTHEAST FLORIDA DIVISION, LLC

K. HOVNANIAN STERLING RANCH, LLC

Schedule A-6

K. HOVNANIAN T&C HOMES AT FLORIDA, L.L.C.

K. HOVNANIAN TERRALARGO, LLC

K. HOVNANIAN TIDES AT DEERFIELD BEACH, LLC

K. HOVNANIAN UNION PARK, LLC

K. HOVNANIAN WATERFORD RESERVE, LLC

K. HOVNANIAN WINDING BAY PRESERVE, LLC

K. HOVNANIAN WINDWARD HOMES, LLC

K. HOVNANIAN’S FOUR SEASONS AT CROSSPRAIRIE, LLC

K. HOVNANIAN’S FOUR SEASONS AT WYLDER, LLC

KHOV WINDING BAY II, LLC

LINKS AT CALUSA SPRINGS, LLC

K. HOVNANIAN AT KATE’S COVE, LLC

K. HOVNANIAN AT OAKWOOD AT NEW HAMPSTEAD, LLC

K. HOVNANIAN AT THE COMMONS AT RICHMOND HILL, LLC

K. HOVNANIAN AT HERON’S LANDING SF, LLC

K. HOVNANIAN AT HERON’S LANDING TH, LLC

K. HOVNANIAN AT WESTBROOK, LLC

K. HOVNANIAN DEVELOPMENTS OF GEORGIA, INC.

K. HOVNANIAN GEORGIA OPERATIONS, LLC

K. HOVNANIAN HOMES AT CREEKSIDE, LLC

K. HOVNANIAN’S ASPIRE AT NEW HAMPSTEAD, LLC

AMBER RIDGE, LLC

ARBOR TRAILS, LLC

EASTERN NATIONAL TITLE AGENCY ILLINOIS, LLC

GLENRISE GROVE, L.L.C.

GTIS-HOV PARKSIDE OF LIBERTYVILLE LLC

GTIS-HOV SAUGANASH GLEN LLC

K. HOVNANIAN AT AMBERLEY WOODS, LLC

K. HOVNANIAN AT ASHLEY POINTE LLC

K. HOVNANIAN AT BRADWELL ESTATES, LLC

K. HOVNANIAN AT CHRISTINA COURT, LLC

K. HOVNANIAN AT CHURCHILL FARMS LLC

K. HOVNANIAN AT DEER RIDGE, LLC

K. HOVNANIAN AT ESTATES OF FOX CHASE, LLC

K. HOVNANIAN AT FAIRFIELD RIDGE, LLC

K. HOVNANIAN AT GRANDE PARK, LLC

K. HOVNANIAN AT HANOVER ESTATES, LLC

K. HOVNANIAN AT HEATHERFIELD, LLC

K. HOVNANIAN AT ISLAND LAKE, LLC

K. HOVNANIAN AT LINK CROSSING, LLC

K. HOVNANIAN AT MAPLE HILL LLC

K. HOVNANIAN AT MEADOWRIDGE VILLAS, LLC

K. HOVNANIAN AT NORTH GROVE CROSSING, LLC

K. HOVNANIAN AT NORTH POINTE ESTATES LLC

K. HOVNANIAN AT NORTHRIDGE ESTATES, LLC

K. HOVNANIAN AT ORCHARD MEADOWS, LLC

K. HOVNANIAN AT PRAIRIE POINTE, LLC

K. HOVNANIAN AT RANDALL HIGHLANDS, LLC

K. HOVNANIAN AT RIVER HILLS, LLC

K. HOVNANIAN AT SAGEBROOK, LLC

Schedule A-7

K. HOVNANIAN AT SILVER LEAF, LLC

K. HOVNANIAN AT SILVERWOOD GLEN, LLC

K. HOVNANIAN AT SOMERSET, LLC

K. HOVNANIAN AT TAMARACK SOUTH LLC

K. HOVNANIAN AT TANGLEWOOD OAKS, LLC

K. HOVNANIAN AT TRAFFORD PLACE, LLC

K. HOVNANIAN AT TRAMORE LLC

K. HOVNANIAN AT VILLAS AT THE COMMONS, LLC

K. HOVNANIAN CHICAGO DIVISION, INC.

K. HOVNANIAN ILLINOIS OPERATIONS, LLC

K. HOVNANIAN T&C HOMES AT ILLINOIS, L.L.C.

K. HOVNANIAN AT NORTON LAKE LLC

EASTERN NATIONAL TITLE AGENCY MARYLAND, LLC

HOMEBUYERS FINANCIAL SERVICES, L.L.C.

HOVNANIAN LAND INVESTMENT GROUP OF MARYLAND, L.L.C.

HOVNANIAN LAND INVESTMENT GROUP, L.L.C.

K. HOVNANIAN AT BRITTANY MANOR, LLC

K. HOVNANIAN AT CATON’S RESERVE, LLC

K. HOVNANIAN AT EDEN TERRACE, L.L.C.

K. HOVNANIAN AT GAMBRILL GLENN, LLC

K. HOVNANIAN AT GRACE MEADOWS, LLC

K. HOVNANIAN AT LOCKE LANDING, LLC

K. HOVNANIAN AT SOUTHPOINTE, LLC

K. HOVNANIAN AT WADE’S GRANT, L.L.C.

K. HOVNANIAN BRITTANY MANOR BORROWER, LLC

K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

K. HOVNANIAN HOMES OF MARYLAND I, LLC

K. HOVNANIAN HOMES OF MARYLAND II, LLC

K. HOVNANIAN HOMES OF MARYLAND, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT KENT ISLAND III, LLC

K. HOVNANIAN’S FOUR SEASONS AT KENT ISLAND, L.L.C.

RIDGEMORE UTILITY L.L.C.

K. HOVNANIAN DEVELOPMENTS OF MINNESOTA, INC.

K. HOVNANIAN HOMES OF MINNESOTA AT ARBOR CREEK, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT AUTUMN MEADOWS, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT BRYNWOOD, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT CEDAR HOLLOW, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT FOUNDER’S RIDGE, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT HARPERS STREET WOODS, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT OAKS OF OXBOW, LLC

K. HOVNANIAN HOMES OF MINNESOTA AT REGENT’S POINT, LLC

K. HOVNANIAN HOMES OF MINNESOTA, L.L.C.

K. HOVNANIAN LIBERTY ON BLUFF CREEK, LLC

K. HOVNANIAN’S FOUR SEASONS AT RUSH CREEK II, LLC

K. HOVNANIAN DEVELOPMENTS OF NORTH CAROLINA, INC.

K. HOVNANIAN HOMES OF NORTH CAROLINA, INC.

BUILDER SERVICES NJ, L.L.C.

EASTERN NATIONAL TITLE AGENCY, INC.

F&W MECHANICAL SERVICES, L.L.C.

Schedule A-8

GTIS-HOV ARBORS AT MONROE LLC

GTIS-HOV HOLDINGS XI LLC

HILLTOP AT CEDAR GROVE URBAN RENEWAL, LLC

K. HOVNANIAN ACQUISITIONS, INC.

K. HOVNANIAN AT ACADEMY HILL URBAN RENEWAL, LLC

K. HOVNANIAN AT ASBURY PARK URBAN RENEWAL, LLC

K. HOVNANIAN AT CARRIAGES AT WALL URBAN RENEWAL, LLC

K. HOVNANIAN AT CHESTERFIELD, L.L.C.

K. HOVNANIAN AT DUNELLEN URBAN RENEWAL, LLC

K. HOVNANIAN AT EAST BRUNSWICK III, LLC

K. HOVNANIAN AT EAST BRUNSWICK, LLC

K. HOVNANIAN AT EAST WINDSOR, LLC

K. HOVNANIAN AT FOUR SEASONS AT BELLA VISTA, LLC

K. HOVNANIAN AT FRANKLIN II, L.L.C.

K. HOVNANIAN AT FRANKLIN, L.L.C.

K. HOVNANIAN AT FREEHOLD TOWNSHIP III, LLC

K. HOVNANIAN AT GLEN OAKS, LLC

K. HOVNANIAN AT GREAT NOTCH, L.L.C.

K. HOVNANIAN AT HARVEST OAKS, LLC

K. HOVNANIAN AT HILLANDALE, LLC

K. HOVNANIAN AT HILLSBOROUGH, LLC

K. HOVNANIAN AT HOWELL FORT PLAINS, LLC

K. HOVNANIAN AT HOWELL II, LLC

K. HOVNANIAN AT HUNTINGTON KNOLLS, LLC

K. HOVNANIAN AT LITTLE EGG HARBOR TOWNSHIP II, L.L.C.

K. HOVNANIAN AT MANALAPAN CROSSING, LLC

K. HOVNANIAN AT MANALAPAN II, L.L.C.

K. HOVNANIAN AT MANALAPAN IV, LLC

K. HOVNANIAN AT MANALAPAN V, LLC

K. HOVNANIAN AT MAPLE AVENUE, L.L.C.

K. HOVNANIAN AT MARLBORO GROVE, LLC

K. HOVNANIAN AT MIDDLETOWN III, LLC

K. HOVNANIAN AT MIDDLETOWN IV, LLC

K. HOVNANIAN AT MILLVILLE II, L.L.C.

K. HOVNANIAN AT MONROE NJ II, LLC

K. HOVNANIAN AT MONROE NJ III, LLC

K. HOVNANIAN AT MONROE NJ, L.L.C.

K. HOVNANIAN AT MONTGOMERY, LLC

K. HOVNANIAN AT MONTVALE II, LLC

K. HOVNANIAN AT MORRIS TWP, LLC

K. HOVNANIAN AT MORRIS WOODS, LLC

K. HOVNANIAN AT NORTH CALDWELL III, L.L.C.

K. HOVNANIAN AT NORTH WILDWOOD, L.L.C.

K. HOVNANIAN AT OAKLAND, LLC

K. HOVNANIAN AT OLD BRIDGE II, LLC

K. HOVNANIAN AT OLD BRIDGE, L.L.C.

K. HOVNANIAN AT PEDDLER’S VILLAGE, LLC

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL V, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VIII, L.L.C.

K. HOVNANIAN AT RANCOCAS CREEK, LLC

Schedule A-9

K. HOVNANIAN AT SANDPIPER PLACE, LLC

K. HOVNANIAN AT SHREWSBURY, LLC

K. HOVNANIAN AT SMITHVILLE, INC.

K. HOVNANIAN AT SOUTH BRUNSWICK II, LLC

K. HOVNANIAN AT SOUTH BRUNSWICK III, LLC

K. HOVNANIAN AT SOUTH BRUNSWICK IV, LLC

K. HOVNANIAN AT THE MONARCH, L.L.C.

K. HOVNANIAN AT THE VIEWS AT NORTHSHORE URBAN RENEWAL, LLC

K. HOVNANIAN AT TOWNES AT PARKVIEW, LLC

K. HOVNANIAN AT TOWNES AT WEST LONG BRANCH, LLC

K. HOVNANIAN AT VIEWS AT SEASIDE URBAN RENEWAL, LLC

K. HOVNANIAN AT VILLAGES AT COUNTRY VIEW, LLC

K. HOVNANIAN AT VILLAGES AT FLORHAM PARK, LLC

K. HOVNANIAN AT WALL DONATO, LLC

K. HOVNANIAN AT WALL QUAIL RIDGE, LLC

K. HOVNANIAN AT WARREN TOWNSHIP II, LLC

K. HOVNANIAN AT WASHINGTON RIDGE, LLC

K. HOVNANIAN AT WILDWOOD BAYSIDE, L.L.C.

K. HOVNANIAN AT WOOLWICH I, L.L.C.

K. HOVNANIAN ESTATES AT BROCK FARMS, LLC

K. HOVNANIAN HOLDINGS NJ, L.L.C.

K. HOVNANIAN MANALAPAN ACQUISITION, LLC

K. HOVNANIAN NORTHEAST SERVICES, L.L.C.

K. HOVNANIAN PROPERTIES OF RED BANK, LLC

K. HOVNANIAN SOUTHERN NEW JERSEY, L.L.C.

K. HOVNANIAN VILLAGES AT HAYS MILL CREEK URBAN RENEWAL, LLC

K. HOVNANIAN VILLAGES AT HAYS MILL CREEK, LLC

K. HOVNANIAN’S AEGEAN AT ASBURY PARK URBAN RENEWAL, LLC

K. HOVNANIAN’S BALTIC AT ASBURY PARK URBAN RENEWAL, LLC

K. HOVNANIAN’S COUNTRY WOODS AT NEPTUNE, LLC

K. HOVNANIAN’S COVE AT ASBURY PARK URBAN RENEWAL, LLC

K. HOVNANIAN’S CROSSINGS AT PRINCETON JUNCTION, LLC

K. HOVNANIAN’S ENCLAVE AT OLD TAPPAN, LLC

K. HOVNANIAN’S FOUR SEASONS AT COLTS FARM, LLC

K. HOVNANIAN’S GABLES AT BASKING RIDGE, LLC

K. HOVNANIAN’S HORIZONS AT WALL, LLC

K. HOVNANIAN’S LOFTS AT KINGSLEY URBAN RENEWAL, LLC

K. HOVNANIAN’S REFLECTIONS AT ROBBINSVILLE, LLC

K. HOVNANIAN’S TERRACES AT ABSECON INLET URBAN RENEWAL, LLC

K. HOVNANIAN’S VIEWS AT WESLEY LAKE URBAN RENEWAL, LLC

LANDARAMA, INC.

M & M AT MONROE WOODS, L.L.C.

MATZEL & MUMFORD AT EGG HARBOR, L.L.C.

MCNJ, INC.

ROUTE 1 AND ROUTE 522, L.L.C.

TERRAPIN REALTY, L.L.C.

THE MATZEL & MUMFORD ORGANIZATION, INC

K. HOVNANIAN AT WALDWICK, LLC

K. HOVNANIAN CLASSICS, L.L.C.

K. HOVNANIAN AT ELMWOOD PRESERVE, LLC

Schedule A-10

K. HOVNANIAN COMPANIES OF NEW YORK, INC.

K. HOVNANIAN DEVELOPMENTS OF NEW YORK, INC.

K. HOVNANIAN NEW YORK OPERATIONS, LLC

K. HOVNANIAN ABERDEEN, LLC

K. HOVNANIAN AKRON SCATTERED SITE, LLC

K. HOVNANIAN ASBURY POINTE, LLC

K. HOVNANIAN ASPIRE AT AULD FARMS, LLC

K. HOVNANIAN ASPIRE AT WESTON PLACE, LLC

K. HOVNANIAN AT APPLE BLOSSOM, LLC

K. HOVNANIAN AT BAY MEADOWS ESTATES, LLC

K. HOVNANIAN AT BOOTH FARM, LLC

K. HOVNANIAN AT COOPER’S LANDING, LLC

K. HOVNANIAN AT COUNTRY VIEW ESTATES, LLC

K. HOVNANIAN AT CREEKSIDE CROSSING, LLC

K. HOVNANIAN AT CREEKWOOD, LLC

K. HOVNANIAN AT EAGLES EDGE, LLC

K. HOVNANIAN AT HAMPSHIRE FARMS, LLC

K. HOVNANIAN AT HARVEST MEADOWS, LLC

K. HOVNANIAN AT HAWK RIDGE, LLC

K. HOVNANIAN AT HERITAGE PARK, LLC

K. HOVNANIAN AT LIGHTHOUSE BLUFFS, LLC

K. HOVNANIAN AT LIGHTHOUSE ESTATES, LLC

K. HOVNANIAN AT LONGBROOKE, LLC

K. HOVNANIAN AT ORCHARD PARK, LLC

K. HOVNANIAN AT OREGON TOWN CENTER, LLC

K. HOVNANIAN AT RIVERFIELD RESERVE, LLC

K. HOVNANIAN AT SHEPHERDS GLEN, LLC

K. HOVNANIAN AT STRATTON CORNERS, LLC

K. HOVNANIAN AT TOUSSAINT SPRINGS, LLC

K. HOVNANIAN AT TRUCEN FARM, LLC

K. HOVNANIAN BELDEN POINTE, LLC

K. HOVNANIAN BUILD ON YOUR LOT DIVISION, LLC

K. HOVNANIAN CENTRAL OHIO, LLC

K. HOVNANIAN CORNERSTONE FARMS, LLC

K. HOVNANIAN EDGEBROOK, LLC

K. HOVNANIAN FALLS POINTE, LLC

K. HOVNANIAN FOREST LAKES, LLC

K. HOVNANIAN FOREST VALLEY, LLC

K. HOVNANIAN FOUR SEASONS AT CHESTNUT RIDGE, LLC

K. HOVNANIAN HIDDEN HOLLOW, LLC

K. HOVNANIAN HIGHLAND RIDGE, LLC

K. HOVNANIAN INDIAN TRAILS, LLC

K. HOVNANIAN KINGSTON AT WESTERN RESERVE, LLC

K. HOVNANIAN LADUE RESERVE, LLC

K. HOVNANIAN LAKES OF GREEN, LLC

K. HOVNANIAN LANDINGS 40S, LLC

K. HOVNANIAN MEADOW LAKES, LLC

K. HOVNANIAN MONARCH GROVE, LLC

K. HOVNANIAN NORTHPOINTE 40S, LLC

K. HOVNANIAN NORTHWEST OHIO, LLC

Schedule A-11

K. HOVNANIAN NORTON PLACE, LLC

K. HOVNANIAN OHIO DIVISION, LLC

K. HOVNANIAN OHIO REALTY, L.L.C.

K. HOVNANIAN OHIO REGION, INC.

K. HOVNANIAN REDFERN TRAILS, LLC

K. HOVNANIAN SCHADY RESERVE, LLC

K. HOVNANIAN VILLAGE GLEN, LLC

K. HOVNANIAN WATERBURY, LLC

K. HOVNANIAN WHITE ROAD, LLC

K. HOVNANIAN WOODLAND POINTE, LLC

K. HOVNANIAN’S FOUR SEASONS AT ADDISON FARMS, LLC

K. HOVNANIAN’S FOUR SEASONS AT SANDSTONE, LLC

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES, L.L.C.

NEW HOME REALTY, LLC

K. HOVNANIAN OHIO OPERATIONS, LLC

K. HOVNANIAN WOODRIDGE PLACE, LLC

BUILDER SERVICES PA, L.L.C.

EASTERN NATIONAL ABSTRACT, INC.

GTIS-HOV WARMINSTER LLC

K. HOVNANIAN AT DOYLESTOWN, LLC

K. HOVNANIAN AT MIDDLETOWN, LLC

K. HOVNANIAN AT NORTHAMPTON, L.L.C.

K. HOVNANIAN AT SUNNY SLOPE CROSSINGS, LLC

K. HOVNANIAN DEVELOPMENTS OF PENNSYLVANIA, INC.

K. HOVNANIAN HOMES OF PENNSYLVANIA, L.L.C.

K. HOVNANIAN PA REAL ESTATE, INC.

K. HOVNANIAN PENNSYLVANIA BUILD ON YOUR LOT DIVISION, LLC

K. HOVNANIAN PENNSYLVANIA OPERATIONS, LLC

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF PENNSYLVANIA, L.L.C.

K. HOVNANIAN AT UPPER PROVIDENCE, LLC

K. HOVNANIAN AT COOSAW POINT, LLC

K. HOVNANIAN AT FOX PATH AT HAMPTON LAKE, LLC

K. HOVNANIAN AT HAMMOCK BREEZE, LLC

K. HOVNANIAN AT HAMPTON LAKE, LLC

K. HOVNANIAN AT HAULOVER CREEK, LLC

K. HOVNANIAN AT LAKES AT NEW RIVERSIDE, LLC

K. HOVNANIAN AT LIBERTY HILL FARM, LLC

K. HOVNANIAN AT MAGNOLIA PLACE, LLC

K. HOVNANIAN AT MARSHVIEW ESTATES, LLC

K. HOVNANIAN AT OLD BAY, LLC

K. HOVNANIAN AT PASTURE AT FARRFIELD, LLC

K. HOVNANIAN AT PINCKNEY FARM, LLC

K. HOVNANIAN AT PINE CREST, LLC

K. HOVNANIAN AT PLEASANT POINT, LLC

K. HOVNANIAN AT SADDLEBROOK AT BOALS FARM, LLC

K. HOVNANIAN AT SANDY OAKS, LLC

K. HOVNANIAN AT SEA ISLAND COLLECTIVE, LLC

K. HOVNANIAN AT STONO VILLAGE, LLC

K. HOVNANIAN AT WILLOW POND, LLC

K. HOVNANIAN CRAFTBUILT HOMES OF SOUTH CAROLINA, L.L.C.

Schedule A-12

K. HOVNANIAN HOMES AT SALT CREEK LANDING, LLC

K. HOVNANIAN HOMES AT SHELL HALL, LLC

K. HOVNANIAN HOMES AT THE ABBY, LLC

K. HOVNANIAN HOMES AT THE PADDOCKS, LLC

K. HOVNANIAN SOUTH CAROLINA OPERATIONS, LLC

K. HOVNANIAN SOUTHEAST COASTAL DIVISION, INC.

K. HOVNANIAN’S FOUR SEASONS AT CANE BAY EXPANSION, LLC

K. HOVNANIAN’S FOUR SEASONS AT LAKES OF CANE BAY LLC

K. HOVNANIAN’S LAKES AT NEW RIVERSIDE EXPANSION, LLC

SHELL HALL CLUB AMENITY ACQUISITION, LLC

SHELL HALL LAND ACQUISITION, LLC

K. HOVNANIAN DEVELOPMENTS OF TEXAS, INC.

K. HOVNANIAN DFW ASCEND AT CREEKSHAW, LLC

K. HOVNANIAN DFW ASCEND AT JUSTIN CROSSING, LLC

K. HOVNANIAN DFW ASPIRE AT NOBLE RIDGE, LLC

K. HOVNANIAN DFW ASPIRE AT REUNION, LLC

K. HOVNANIAN DFW AUBURN FARMS, LLC

K. HOVNANIAN DFW BAYSIDE, LLC

K. HOVNANIAN DFW BELMONT, LLC

K. HOVNANIAN DFW BERKSHIRE II, LLC

K. HOVNANIAN DFW BERKSHIRE, LLC

K. HOVNANIAN DFW BLUFF CREEK, LLC

K. HOVNANIAN DFW CALDWELL LAKES, LLC

K. HOVNANIAN DFW CALLOWAY TRAILS, LLC

K. HOVNANIAN DFW CANYON FALLS, LLC

K. HOVNANIAN DFW CARILLON, LLC

K. HOVNANIAN DFW COMMODORE AT PRESTON, LLC

K. HOVNANIAN DFW CREEKSIDE ESTATES II, LLC

K. HOVNANIAN DFW DIAMOND CREEK ESTATES, LLC

K. HOVNANIAN DFW DIVISION, LLC

K. HOVNANIAN DFW ELEVON, LLC

K. HOVNANIAN DFW ENCORE OF LAS COLINAS II, LLC

K. HOVNANIAN DFW ENCORE OF LAS COLINAS, LLC

K. HOVNANIAN DFW FOUR SEASONS AT ELEVON, LLC

K. HOVNANIAN DFW GATEWAY PARKS, LLC

K. HOVNANIAN DFW HARMON FARMS, LLC

K. HOVNANIAN DFW HEATH GOLF AND YACHT CLUB, LLC

K. HOVNANIAN DFW HERITAGE CROSSING, LLC

K. HOVNANIAN DFW HERITAGE RANCH, LLC

K. HOVNANIAN DFW HERON POND, LLC

K. HOVNANIAN DFW HIGH POINTE, LLC

K. HOVNANIAN DFW HIGHTOWER, LLC

K. HOVNANIAN DFW HOMESTEAD, LLC

K. HOVNANIAN DFW INSPIRATION, LLC

K. HOVNANIAN DFW KENSINGTON PLACE, LLC

K. HOVNANIAN DFW KREYMER AT THE PARK, LLC

K. HOVNANIAN DFW LEXINGTON, LLC

K. HOVNANIAN DFW LIBERTY CROSSING II, LLC

K. HOVNANIAN DFW LIBERTY CROSSING, LLC

K. HOVNANIAN DFW LIBERTY, LLC

Schedule A-13

K. HOVNANIAN DFW LIGHT FARMS CYPRESS III, LLC

K. HOVNANIAN DFW LIGHT FARMS II, LLC

K. HOVNANIAN DFW LIGHT FARMS, LLC

K. HOVNANIAN DFW LINCOLN POINTE, LLC

K. HOVNANIAN DFW MIDTOWN PARK, LLC

K. HOVNANIAN DFW MILRANY RANCH, LLC

K. HOVNANIAN DFW MONTERRA, LLC

K. HOVNANIAN DFW MUSTANG LAKES II, LLC

K. HOVNANIAN DFW MUSTANG LAKES, LLC

K. HOVNANIAN DFW NORTH CREEK, LLC

K. HOVNANIAN DFW NORTH SKY, LLC

K. HOVNANIAN DFW OAKMONT PARK II, LLC

K. HOVNANIAN DFW OAKMONT PARK, LLC

K. HOVNANIAN DFW PALISADES, LLC

K. HOVNANIAN DFW PARKSIDE, LLC

K. HOVNANIAN DFW PARKVIEW, LLC

K. HOVNANIAN DFW PROVIDENCE COMMONS, LLC

K. HOVNANIAN DFW RIDGEVIEW, LLC

K. HOVNANIAN DFW ROLLING RIDGE, LLC

K. HOVNANIAN DFW SANFORD PARK, LLC

K. HOVNANIAN DFW SAPPHIRE BAY, LLC

K. HOVNANIAN DFW SEVENTEEN LAKES, LLC

K. HOVNANIAN DFW SOUTH POINTE, LLC

K. HOVNANIAN DFW STERLING GREENE, LLC

K. HOVNANIAN DFW THE PARKS AT ROSEHILL, LLC

K. HOVNANIAN DFW TIMBERBROOK, LLC

K. HOVNANIAN DFW TRAILWOOD II, LLC

K. HOVNANIAN DFW TRAILWOOD, LLC

K. HOVNANIAN DFW VILLAS AT MUSTANG PARK, LLC

K. HOVNANIAN DFW VILLAS AT THE STATION, LLC

K. HOVNANIAN DFW WATSON CREEK, LLC

K. HOVNANIAN DFW WELLINGTON ESTATES SOUTH, LLC

K. HOVNANIAN DFW WELLINGTON VILLAS, LLC

K. HOVNANIAN DFW WELLINGTON, LLC

K. HOVNANIAN DFW WILDRIDGE, LLC

K. HOVNANIAN DISTRIBUTION SERVICES, INC.

K. HOVNANIAN HOMES - DFW II, L.L.C.

K. HOVNANIAN HOMES - DFW, L.L.C.

K. HOVNANIAN HOUSTON BALMORAL PARK LAKES EAST SECTION 8, LLC

K. HOVNANIAN HOUSTON BALMORAL, LLC

K. HOVNANIAN HOUSTON BAYOU OAKS AT WEST OREM, LLC

K. HOVNANIAN HOUSTON CAMBRIDGE HEIGHTS, LLC

K. HOVNANIAN HOUSTON CITY HEIGHTS, LLC

K. HOVNANIAN HOUSTON CREEK BEND, LLC

K. HOVNANIAN HOUSTON DIVISION, LLC

K. HOVNANIAN HOUSTON DRY CREEK VILLAGE, LLC

K. HOVNANIAN HOUSTON ELDRIDGE PARK, LLC

K. HOVNANIAN HOUSTON FAIRCHILD FARMS, LLC

K. HOVNANIAN HOUSTON GREATWOOD LAKE, LLC

K. HOVNANIAN HOUSTON KATY POINTE II, LLC

Schedule A-14

K. HOVNANIAN HOUSTON KATY POINTE, LLC

K. HOVNANIAN HOUSTON KINGDOM HEIGHTS, LLC

K. HOVNANIAN HOUSTON LAKES OF BELLA TERRA WEST II, LLC

K. HOVNANIAN HOUSTON LAKES OF BELLA TERRA WEST, LLC

K. HOVNANIAN HOUSTON LAUREL GLEN, LLC

K. HOVNANIAN HOUSTON MAGNOLIA CREEK, LLC

K. HOVNANIAN HOUSTON MIDTOWN PARK I, LLC

K. HOVNANIAN HOUSTON PARK LAKES EAST, LLC

K. HOVNANIAN HOUSTON PARKWAY TRAILS, LLC

K. HOVNANIAN HOUSTON RIVER FARMS, LLC

K. HOVNANIAN HOUSTON SUNSET RANCH, LLC

K. HOVNANIAN HOUSTON TERRA DEL SOL, LLC

K. HOVNANIAN HOUSTON THUNDER BAY SUBDIVISION, LLC

K. HOVNANIAN HOUSTON TRANQUILITY LAKE ESTATES, LLC

K. HOVNANIAN HOUSTON WESTWOOD, LLC

K. HOVNANIAN HOUSTON WILLOWPOINT, LLC

K. HOVNANIAN HOUSTON WOODSHORE, LLC

K. HOVNANIAN OF HOUSTON II, L.L.C.

K. HOVNANIAN OF HOUSTON III, L.L.C.

K. HOVNANIAN TEXAS OPERATIONS, LLC

PARK TITLE COMPANY, LLC

K. HOVNANIAN DFW CREEKSIDE ESTATES, LLC

EASTERN NATIONAL TITLE AGENCY VIRGINIA, INC.

GTIS-HOV LEELAND STATION LLC

GTIS-HOV WILLOWSFORD WINDMILL LLC

K. HOVNANIAN AT ALEXANDER LAKES, LLC

K. HOVNANIAN AT BELLEWOOD, LLC

K. HOVNANIAN AT BENSEN’S MILL ESTATES, LLC

K. HOVNANIAN AT CANTER V, LLC

K. HOVNANIAN AT DOMINION CROSSING, LLC

K. HOVNANIAN AT EAST CHASE, LLC

K. HOVNANIAN AT EMBREY MILL VILLAGE, LLC

K. HOVNANIAN AT EMBREY MILL, LLC

K. HOVNANIAN AT ESTATES AT WHEATLANDS, LLC

K. HOVNANIAN AT ESTATES OF CHANCELLORSVILLE, LLC

K. HOVNANIAN AT HAMPTON RUN, LLC

K. HOVNANIAN AT HIGHLAND PARK, LLC

K. HOVNANIAN AT HOADLY FALLS, LLC

K. HOVNANIAN AT HOLLY RIDGE, LLC

K. HOVNANIAN AT HUNTER’S POND, LLC

K. HOVNANIAN AT JACKS RUN, LLC

K. HOVNANIAN AT JACKSON VILLAGE, LLC

K. HOVNANIAN AT JAMESON CROSSING, LLC

K. HOVNANIAN AT LAUREL HILLS CROSSING, LLC

K. HOVNANIAN AT LENAH WOODS, LLC

K. HOVNANIAN AT LINCOLN PARK, LLC

K. HOVNANIAN AT MADISON SQUARE, LLC

K. HOVNANIAN AT MEADOW SPRINGS RUN, LLC

K. HOVNANIAN AT MELODY FARM, LLC

K. HOVNANIAN AT NEW POST, LLC

Schedule A-15

K. HOVNANIAN AT NICHOLSON, LLC

K. HOVNANIAN AT NORTH HILL, LLC

K. HOVNANIAN AT NORTH RIDGE, LLC

K. HOVNANIAN AT OCCOQUAN OVERLOOK, LLC

K. HOVNANIAN AT OLD CAROLINA, LLC

K. HOVNANIAN AT OLD DOMINION MEADOWS, LLC

K. HOVNANIAN AT PORCHLIGHT COMMONS, LLC

K. HOVNANIAN AT POTOMAC TRACE, LLC

K. HOVNANIAN AT RAYMOND FARM, LLC

K. HOVNANIAN AT RESERVES AT WHEATLANDS, LLC

K. HOVNANIAN AT RESIDENCE AT DISCOVERY SQUARE, LLC

K. HOVNANIAN AT ROCKLAND VILLAGE GREEN, LLC

K. HOVNANIAN AT ROCKY RUN VILLAGE, LLC

K. HOVNANIAN AT RUBY RUN, LLC

K. HOVNANIAN AT SUMMIT CROSSING ESTATES, LLC

K. HOVNANIAN AT TANAGER, LLC

K. HOVNANIAN AT THE GROVE AT JACKSON BFR, LLC

K. HOVNANIAN AT THE LOFTS AT DURHAM PARK, LLC

K. HOVNANIAN AT TOWNES AT COUNTY CENTER, LLC

K. HOVNANIAN AT TOWNES AT OCCOQUAN, LLC

K. HOVNANIAN AT WAXPOOL CROSSING, LLC

K. HOVNANIAN AT WELLSPRINGS, LLC

K. HOVNANIAN AT WILDERNESS SHORES, LLC

K. HOVNANIAN AT WILLOWSFORD GREENS III, LLC

K. HOVNANIAN AT WREN HOLLOW, LLC

K. HOVNANIAN DEVELOPMENTS OF VIRGINIA, INC.

K. HOVNANIAN HOMES AT BURKE JUNCTION, LLC

K. HOVNANIAN HOMES AT IVY PARK, LLC

K. HOVNANIAN HOMES AT LEIGH MILL, LLC

K. HOVNANIAN HOMES AT PENDER OAKS, LLC

K. HOVNANIAN HOMES AT THOMPSON’S GRANT, LLC

K. HOVNANIAN HOMES AT WILLOWSFORD GRANGE, LLC

K. HOVNANIAN HOMES AT WILLOWSFORD GRANT II, LLC

K. HOVNANIAN HOMES AT WILLOWSFORD GRANT, LLC

K. HOVNANIAN HOMES AT WILLOWSFORD GREENS, LLC

K. HOVNANIAN HOMES AT WILLOWSFORD NEW, LLC

K. HOVNANIAN MID-ATLANTIC DIVISION, LLC

K. HOVNANIAN MID-ATLANTIC OPERATIONS, LLC

K. HOVNANIAN SUMMIT HOLDINGS, L.L.C.

K. HOVNANIAN VIRGINIA OPERATIONS, INC.

K. HOVNANIAN’S FOUR SEASONS AT CHARLOTTESVILLE II, LLC

K. HOVNANIAN’S FOUR SEASONS AT NEW KENT VINEYARDS, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT PLANK RIDGE, LLC

K. HOVNANIAN’S FOUR SEASONS AT VIRGINIA CROSSING, LLC

K. HOVNANIAN AT DILLON FARM, LLC

K. HOVNANIAN AT ESTATES OF TUSCARORA, LLC

K. HOVNANIAN AT HUNTFIELD, LLC

K. HOVNANIAN AT HUNTWELL WEST, LLC

K. HOVNANIAN DEVELOPMENTS OF WEST VIRGINIA, INC.

K. HOVNANIAN HOMES AT LIBERTY RUN, LLC

K. HOVNANIAN HOMES AT SHENANDOAH SPRINGS, LLC

K. HOVNANIAN WEST VIRGINIA BUILD ON YOUR LOT DIVISION, LLC

K. HOVNANIAN WEST VIRGINIA OPERATIONS, LLC

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF WEST VIRGINIA, L.L.C.

Schedule A-16

EXHIBIT A-I

[FACE OF NOTE]

K. HOVNANIAN ENTERPRISES, INC.

8.000% Senior Notes due 2031

CUSIP/ISIN: [__]1

No. [#]

$[__][, or such other amount as is provided in the schedule of exchanges of interests in global notes attached hereto]2

K. Hovnanian Enterprises, Inc., a California corporation (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [Cede & Co.]3, or its registered assigns, the principal sum of [__] DOLLARS ($[__]), [or such other amount as is provided in the schedule of exchanges of interests in global notes attached hereto]4, on April 1, 2031.

Interest Rate: 8.000% per annum.

Interest Payment Dates: April 1 and October 1, commencing [April 1, 2026].5

Record Dates: March 15 and September 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[1] For Rule 144A Notes: 48251UAP3 / US48251UAP30. For Regulation S Notes: U48654BG8 / USU48654BG85
[2] For Global Notes.
[3] For Global Notes.
[4] For Global Notes.
[5] For Initial Notes.

Exhibit A-I-1

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:

K. HOVNANIAN ENTERPRISES, INC.
By:
Name:
Title:

Exhibit A-I-2

Trustee’s Certificate of Authentication

This is one of the 8.000% Senior Notes due 2031 described in the Indenture referred to in this Note.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

Exhibit A-I-3

[REVERSE SIDE OF NOTE]

K. HOVNANIAN ENTERPRISES, INC.

8.000% Senior Notes due 2031

Capitalized terms used herein are used as defined in the Indenture referred to below unless otherwise indicated. References to “Notes” or “Note” herein refer only to the 8.000% Senior Notes due 2031.

1.        Principal and Interest.

K. Hovnanian Enterprises, Inc. (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), a California corporation, promises to pay the principal of this Note on April 1, 2031.

The Issuer promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 8.000% per annum.

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the March 15 or September 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing [April 1, 2026].

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange for this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid, from [the Issue Date]. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.        Paying Agent and Registrar.

Initially, Wilmington Trust, National Association (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may change or appoint any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

3.        Indenture; Guarantees.

This is one of the 8.000% Senior Notes due 2031 issued under an Indenture dated as of September 25, 2025 (as amended from time to time, the “Indenture”), among the Issuer, the Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and are not subject to the Trust Indenture Act except as expressly and to the extent provided for in the Indenture and the Notes, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general obligations of the Issuer. The Indenture limits the original aggregate principal amount of the Notes issued thereunder to $450,000,000 but Additional Notes of the same series may be issued pursuant to the Indenture (subject to the conditions stated therein), and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is guaranteed by the Guarantors as set forth in the Indenture.

Reference is hereby made to the Indenture for a statement of the respective rights, duties and obligations thereunder of the Issuer, the Guarantors, the Trustee and the Holders.

4.        Optional Redemption; Redemption with Proceeds of Equity Offering.

(a)          Prior to April 1, 2028, the Issuer may, at its option, redeem the Notes, in whole or in part and at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Exhibit A-I-4

On or after April 1, 2028, the Issuer may, at its option, redeem the Notes, in whole or in part and at any time and from time to time, at the following redemption prices (expressed in percentages of the principal amount thereof) together, in each case, with accrued and unpaid interest to, but excluding, the date fixed for redemption (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period beginning on April 1 of each year indicated below:

Year	Percentage
2028	104.000%
2029	102.000%
2030 and thereafter	100.000%

“Applicable Premium” means, with respect to a Note at any redemption date, the greater of (a) 1.00% of the principal amount of such Note and (b) the excess of (i) the present value at such redemption date of (A) the redemption price of such Note on April 1, 2028 (such redemption price being described in the paragraph above, exclusive of any accrued interest), plus (B) all required remaining scheduled interest payments due on such Note through April 1, 2028 (but excluding accrued and unpaid interest to, but excluding, the redemption date), in each case computed using a discount rate equal to the Treasury Rate plus 0.50% per annum, over (ii) the principal amount of such Note on such redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 1, 2028; provided, however, that if the period from the redemption date to April 1, 2028 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

(b)          At any time prior to the maturity of the Notes, if at least 90% of the principal amount of the Notes have previously been repurchased and cancelled in connection with any tender offer, including any Change of Control Offer, the Issuer may redeem all of the remaining Notes at a redemption price equal to the price paid in such tender offer (which may be less than par and excluding any consent, early tender or other incentive fee offered or paid in such tender offer), plus, to the extent not included in the offer payment, accrued and unpaid interest to, but excluding, the date of redemption, subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c)          On or prior to April 1, 2028, the Issuer may on any one or more occasions, at its option, redeem up to 40% of the aggregate principal amount of the Notes issued under the Indenture (including any Additional Notes of such series) with the net cash proceeds of an Equity Offering at 108.000% of the principal amount thereof plus accrued and unpaid interest (which accrued and unpaid interest need not be funded with such net cash proceeds), if any, to, but excluding, the date fixed for redemption (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that at least 50% of the aggregate principal amount of the Notes originally issued under the Indenture remain outstanding after such redemption. Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Equity Offering.

5.        Repurchase Provisions.

If a Change of Control occurs, each Holder shall have the right, at such Holder’s option, to require the Issuer to purchase all or any part (equal to $2,000 principal amount or any multiple of $1,000 in excess thereof) of such Holder’s Notes on a date that is no later than 90 days after notice of the Change of Control, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase as provided in, and subject to the terms of, the Indenture.

Exhibit A-I-5

6.        Mandatory Redemption.

There is no sinking fund for, or mandatory redemption of, the Notes.

7.        Discharge and Defeasance.

If the Issuer deposits with the Trustee money in U.S. dollars and/or U.S. Government Obligations sufficient to pay the then-outstanding principal of, premium, interest and accrued interest on the Notes to redemption or maturity, as the case may be, the Issuer, the Company and the Guarantors may in certain circumstances be discharged from the Indenture, the Notes and the Note Guarantees or may be discharged from certain of their obligations under certain provisions of the Indenture.

8.        Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form only without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

9.        Persons Deemed Owners.

The registered Holder of this Note shall be treated as the owner of it for all purposes.

10.        Defaults and Remedies.

If an Event of Default (other than an Event of Default with respect to the Issuer or the Company specified in Section 5.1(g) or Section 5.1(h) of the Indenture) shall have occurred and be continuing under the Indenture, the Trustee by notice to the Issuer, or the Holders of at least 25% in principal amount of the Notes then outstanding by notice to the Issuer and the Trustee, may declare all Notes to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Notes, as determined pursuant to the Indenture, will be due and payable immediately. If an Event of Default specified in Section 5.1(g) or Section 5.1(h) of the Indenture occurs with respect to the Issuer or the Company, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require reasonable indemnity or security satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

11.        Amendment, Supplement and Waiver.

Subject to certain exceptions, the Indenture with respect to the Notes, the Notes and the Note Guarantees with respect to the Notes may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for the Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Notes) under, or compliance with any provision of, the Indenture with respect to the Notes may be waived with the consent (which may include waivers obtained in connection with a tender offer or exchange offer for the Notes) of the Holders of a majority in principal amount of the Notes then outstanding.

12.        Trustee Dealings With Issuer.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its affiliates, with the same rights as if it were not Trustee; provided, however, if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

Exhibit A-I-6

13.        No Recourse Against Others.

No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer, the Company or any Subsidiary Guarantor in the Indenture, any of the Notes or any of the Note Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee or controlling person of the Issuer, the Company, any Subsidiary Guarantor or any successor Person thereof. Each Holder, by accepting such Notes, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

14.        Governing Law.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

15.        CUSIP/ISIN Numbers.

The Issuer has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

16.        Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) manually signs the certificate of authentication on the other side of this Note.

17.        Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Issuer will furnish a copy of the Indenture to any Holder upon written request and without charge.

Exhibit A-I-7

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Social Security or Taxpayer Identification No.

Please print or typewrite name and address, including zip code, of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer this Note on the books of the Issuer with full power of substitution in the premises.

Dated:________________________________	Signed:______________________________
(sign exactly as name appears on the other side of this Note)
Signature Guarantee[6]:__________________________________________________________

6 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-I-8

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to the Resale Restriction Termination Date (as defined in this Note), the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising in connection with the transfer and further as follows:

Check One

□            (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended, and certification in the form of Exhibit G to the Indenture is being furnished herewith.

□            (2) This Note is being transferred to a non-“U.S. Person,” as defined in Rule 902 of Regulation S under the Securities Act in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit F to the Indenture is being furnished herewith.

or

□            (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished herewith which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Dated:____________________

Transferor

Signed:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within‑mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:7_______________________________

By:_____________________________

(To be executed by an executive officer)

7 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-I-9

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Issuer pursuant to Section 4.9 or Section 4.11 of the Indenture, check the box: □

If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 4.9 or Section 4.11 of the Indenture, state the amount (in original principal amount) below:

$_____________________.

Date:____________

Your Signature:__________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:8 _____________________________

8 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Note Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-I-10

SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL NOTES9

The following exchanges of a part of this Global Note for Certificated Notes or an interest in another Global Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee

[9] For Global Notes

Exhibit A-I-11

EXHIBIT A-II

[FACE OF NOTE]

K. HOVNANIAN ENTERPRISES, INC.

8.375% Senior Notes due 2033

CUSIP/ISIN: [__]1

No. [#]

$[__][, or such other amount as is provided in the schedule of exchanges of interests in global notes attached hereto]2

K. Hovnanian Enterprises, Inc., a California corporation (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [Cede & Co.]3, or its registered assigns, the principal sum of [__] DOLLARS ($[__]), [or such other amount as is provided in the schedule of exchanges of interests in global notes attached hereto]4, on October 1, 2033.

Interest Rate: 8.375% per annum.

Interest Payment Dates: April 1 and October 1, commencing [April 1, 2026].5

Record Dates: March 15 and September 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[1] For Rule 144A Notes: 48251UAQ1 / US48251UAQ13. For Regulation S Notes: U48654BH6 / USU48654BH68.
[2] For Global Notes.
[3] For Global Notes.
[4] For Global Notes.
[5] For Initial Notes.

Exhibit A-II-1

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:

K. HOVNANIAN ENTERPRISES, INC.
By:
Name:
Title:

Exhibit A-II-2

Trustee’s Certificate of Authentication

This is one of the 8.375% Senior Notes due 2033 described in the Indenture referred to in this Note.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

Exhibit A-II-3

[REVERSE SIDE OF NOTE]

K. HOVNANIAN ENTERPRISES, INC.

8.375% Senior Notes due 2033

Capitalized terms used herein are used as defined in the Indenture referred to below unless otherwise indicated. References to “Notes” or “Note” herein refer only to the 8.375% Senior Notes due 2033.

1.        Principal and Interest.

K. Hovnanian Enterprises, Inc. (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), a California corporation, promises to pay the principal of this Note on October 1, 2033.

The Issuer promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 8.375% per annum.

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the March 15 or September 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing [April 1, 2026].

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange for this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid, from the Issue Date]. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.        Paying Agent and Registrar.

Initially, Wilmington Trust, National Association (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may change or appoint any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

3.        Indenture; Guarantees.

This is one of the 8.375% Senior Notes due 2031 issued under an Indenture dated as of September 25, 2025 (as amended from time to time, the “Indenture”), among the Issuer, the Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and are not subject to the Trust Indenture Act except as expressly and to the extent provided for in the Indenture and the Notes, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general obligations of the Issuer. The Indenture limits the original aggregate principal amount of the Notes issued thereunder to $450,000,000 but Additional Notes of the same series may be issued pursuant to the Indenture (subject to the conditions stated therein), and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is guaranteed by the Guarantors as set forth in the Indenture.

Reference is hereby made to the Indenture for a statement of the respective rights, duties and obligations thereunder of the Issuer, the Guarantors, the Trustee and the Holders.

4.        Optional Redemption; Redemption with Proceeds of Equity Offering.

(a)        Prior to October 1, 2028, the Issuer may, at its option, redeem the Notes, in whole or in part and at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Exhibit A-II-4

On or after October 1, 2028, the Issuer may, at its option, redeem the Notes, in whole or in part and at any time and from time to time, at the following redemption prices (expressed in percentages of the principal amount thereof) together, in each case, with accrued and unpaid interest to, but excluding, the date fixed for redemption (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period beginning on October 1 of each year indicated below:

Year	Percentage
2028	104.188%
2029	102.094%
2030 and thereafter	100.000%

“Applicable Premium” means, with respect to a Note at any redemption date, the greater of (a) 1.00% of the principal amount of such Note and (b) the excess of (i) the present value at such redemption date of (A) the redemption price of such Note on October 1, 2028 (such redemption price being described in the paragraph above, exclusive of any accrued interest), plus (B) all required remaining scheduled interest payments due on such Note through October 1, 2028 (but excluding accrued and unpaid interest to, but excluding, the redemption date), in each case computed using a discount rate equal to the Treasury Rate plus 0.50% per annum, over (ii) the principal amount of such Note on such redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 1, 2028; provided, however, that if the period from the redemption date to October 1, 2028 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

(b)        At any time prior to the maturity of the Notes, if at least 90% of the principal amount of the Notes have previously been repurchased and cancelled in connection with any tender offer, including any Change of Control Offer, the Issuer may redeem all of the remaining Notes at a redemption price equal to the price paid in such tender offer (which may be less than par and excluding any consent, early tender or other incentive fee offered or paid in such tender offer), plus, to the extent not included in the offer payment, accrued and unpaid interest to, but excluding, the date of redemption, subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c)        On or prior to October 1, 2028, the Issuer may on any one or more occasions, at its option, redeem up 40% of the aggregate principal amount of the Notes issued under the Indenture (including any Additional Notes of such series) with the net cash proceeds of an Equity Offering at 108.375% of the principal amount thereof plus accrued and unpaid interest (which accrued and unpaid interest need not be funded with such net cash proceeds), if any, to, but excluding, the date fixed for redemption (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that at least 50% of the aggregate principal amount of the Notes originally issued under the Indenture remain outstanding after such redemption. Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Equity Offering.

5.        Repurchase Provisions.

If a Change of Control occurs, each Holder shall have the right, at such Holder’s option, to require the Issuer to purchase all or any part (equal to $2,000 principal amount or any multiple of $1,000 in excess thereof) of such Holder’s Notes on a date that is no later than 90 days after notice of the Change of Control, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase as provided in, and subject to the terms of, the Indenture.

Exhibit A-II-5

6.        Mandatory Redemption.

There is no sinking fund for, or mandatory redemption of, the Notes.

7.        Discharge and Defeasance.

If the Issuer deposits with the Trustee money in U.S. dollars and/or U.S. Government Obligations sufficient to pay the then-outstanding principal of, premium, interest and accrued interest on the Notes to redemption or maturity, as the case may be, the Issuer, the Company and the Guarantors may in certain circumstances be discharged from the Indenture, the Notes and the Guarantees or may be discharged from certain of their obligations under certain provisions of the Indenture.

8.        Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form only without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

9.        Persons Deemed Owners.

The registered Holder of this Note shall be treated as the owner of it for all purposes.

10.        Defaults and Remedies.

If an Event of Default (other than an Event of Default with respect to the Issuer or the Company specified in Section 5.1(g) or Section 5.1(h) of the Indenture) shall have occurred and be continuing under the Indenture, the Trustee by notice to the Issuer, or the Holders of at least 25% in principal amount of the Notes then outstanding by notice to the Issuer and the Trustee, may declare all Notes to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Notes, as determined pursuant to the Indenture, will be due and payable immediately. If an Event of Default specified in Section 5.1(g) or Section 5.1(h) of the Indenture occurs with respect to the Issuer or the Company, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require reasonable indemnity or security satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

11.        Amendment, Supplement and Waiver.

Subject to certain exceptions, the Indenture with respect to the Notes, the Notes and the Note Guarantees with respect to the Notes may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for the Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Notes) under, or compliance with any provision of, the Indenture with respect to the Notes may be waived with the consent (which may include waivers obtained in connection with a tender offer or exchange offer for the Notes) of the Holders of a majority in principal amount of the Notes then outstanding.

12.        Trustee Dealings With Issuer.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its affiliates, with the same rights as if it were not Trustee; provided, however, if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

Exhibit A-II-6

13.        No Recourse Against Others.

No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer, the Company or any Subsidiary Guarantor in the Indenture, any of the Notes or any of the Note Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee or controlling person of the Issuer, the Company, any Subsidiary Guarantor or any successor Person thereof. Each Holder, by accepting such Notes, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

14.        Governing Law.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

15.        CUSIP/ISIN Numbers.

The Issuer has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

16.        Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) manually signs the certificate of authentication on the other side of this Note.

17.        Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Issuer will furnish a copy of the Indenture to any Holder upon written request and without charge.

Exhibit A-II-7

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Social Security or Taxpayer Identification No.

Please print or typewrite name and address, including zip code, of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer this Note on the books of the Issuer with full power of substitution in the premises.

Dated:________________________________	Signed:______________________________
(sign exactly as name appears on the other side of this Note)
Signature Guarantee[6]:__________________________________________________________

6 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-II-8

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to the Resale Restriction Termination Date (as defined in this Note), the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising in connection with the transfer and further as follows:

Check One

□            (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended, and certification in the form of Exhibit G to the Indenture is being furnished herewith.

□            (2) This Note is being transferred to a non-“U.S. Person,” as defined in Rule 902 of Regulation S under the Securities Act in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit F to the Indenture is being furnished herewith.

or

□            (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished herewith which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Dated:____________________

Transferor

Signed:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within‑mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:7_______________________________

By:_____________________________

(To be executed by an executive officer)

7 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-II-9

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Issuer pursuant to Section 4.9 or Section 4.11 of the Indenture, check the box: □

If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 4.9 or Section 4.11 of the Indenture, state the amount (in original principal amount) below:

$_____________________.

Date:____________

Your Signature:__________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:8 _____________________________

8 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Note Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-II-10

SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL NOTES9

The following exchanges of a part of this Global Note for Certificated Notes or an interest in another Global Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee

[9] For Global Notes

Exhibit A-II-11

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of __________, ____

among

K. HOVNANIAN ENTERPRISES, INC.,

HOVNANIAN ENTERPRISES, INC.,

The Other Guarantors Party Hereto

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

8.000% Senior Notes Due 2031
8.375% Senior Notes Due 2033

THIS [__] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of __________, ____, among K. Hovnanian Enterprises, Inc., a California corporation (the “Issuer”), Hovnanian Enterprises, Inc., a Delaware corporation (the “Company”), [list each new guarantor and its jurisdiction of incorporation] (each an “Undersigned”) and Wilmington Trust, National Association, a national banking association, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, Company, the other Guarantors party thereto and the Trustee entered into an indenture, dated as of September 25, 2025 (as amended and supplemented prior to the date hereof, the “Indenture”), relating to the Issuer’s 8.000% Senior Notes due 2031 and 8.375% Senior Notes due 2033 (collectively, the “Notes”);

WHEREAS, as a condition to the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Restricted Subsidiaries (other than any Excluded Subsidiary) to become a Subsidiary Guarantor.

Exhibit B-1

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor with respect to the Notes under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article VI thereof.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together shall constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture shall henceforth be read together.

Section 6. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the Recitals contained herein, all of which are made solely by the Issuer, the Company and each of the undersigned.

Exhibit B-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

K. HOVNANIAN ENTERPRISES, INC., as Issuer
By:
Name:
Title:

HOVNANIAN ENTERPRISES, INC.
By:
Name:
Title:

[GUARANTOR]
By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

Exhibit B-3

EXHIBIT C

RESTRICTED LEGEND

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1)              REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”);

(2)              AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, NOT TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER, THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND THE TRUSTEE THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND THE TRUSTEE) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION (THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE); AND

(3)              AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

Exhibit C-1

EXHIBIT D

DTC LEGEND

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED. TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

Exhibit D-1

EXHIBIT E

ORIGINAL ISSUE DISCOUNT LEGEND

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. UPON REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO A HOLDER OF THIS NOTE INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE. HOLDERS SHOULD CONTACT: BRAD G. O’CONNOR, CHIEF FINANCIAL OFFICER, K. HOVNANIAN ENTERPRISES, INC., 90 MATAWAN ROAD, FIFTH FLOOR, MATAWAN, NEW JERSEY 07747.

Exhibit E-1

EXHIBIT F

Regulation S Certificate

_________, ____

To:Wilmington Trust, National Association
1310 Silas Deane Highway
Wethersfield, CT 06109
Facsimile: 203-453-1183
Attention: Global Capital Markets−K. Hovnanian Relationship Manager

Re:K. Hovnanian Enterprises, Inc.
[8.000%][8.375%] Senior Notes due [2031][2033] (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as September 25, 2025 relating to the Notes

Dear Sirs:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐ A.     This Certificate relates to our proposed transfer of $____ principal amount of Notes issued under the Indenture. We hereby certify as follows:

1.The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(g)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

Exhibit F-1

☐ B.This Certificate relates to our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.At the time the offer and sale of the Notes was made to us, either (a) we were not in the United States or (b) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(g)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.Unless the circumstances described in paragraph 1(b) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:
Address:

Date:_________________

Upon transfer of certificated Notes, the Notes would be registered in the name of the new beneficial owner as follows:

By: ___________________________

Date: _________________________

Taxpayer ID number: ____________

Exhibit F-2

EXHIBIT G

Rule 144A Certificate

_________, ____

To:Wilmington Trust, National Association
1310 Silas Deane Highway
Wethersfield, CT 06109
Facsimile: 203-453-1183
Attention: Global Capital Markets−K. Hovnanian Relationship Manager

Re:K. Hovnanian Enterprises, Inc.
[8.000%][8.375%] Senior Notes due [2031][2033] (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as September 25, 2025 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to: [CHECK A OR B AS APPLICABLE]

☐ A.Our proposed purchase of $____ principal amount of Notes issued under the Indenture.

☐ B.Our proposed transfer or exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

Exhibit G-1

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:
Address:

Date:_________________

Upon transfer of certificated Notes, the Notes would be registered in the name of the new beneficial owner as follows:

By: ___________________________

Date: _________________________

Taxpayer ID number: ____________

Exhibit G-2

EXHIBIT H

Institutional Accredited Investor Certificate

To:Wilmington Trust, National Association
1310 Silas Deane Highway
Wethersfield, CT 06109
Facsimile: 203-453-1183
Attention: Global Capital Markets−K. Hovnanian Relationship Manager

Re:K. Hovnanian Enterprises, Inc.
[8.000%][8.375%] Senior Notes due [2031][2033] (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as September 25, 2025 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A, B OR C AS APPLICABLE]

☐ A.Our proposed purchase of $____ principal amount of Notes issued under the Indenture.

☐ B.Our proposed purchase of $____ principal amount of a beneficial interest in a Global Note.

☐ C.Our proposed transfer or exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

Exhibit H-1

We hereby confirm that:

1.We are an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.We are not acquiring the Notes or beneficial interest therein with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.The principal amount of Notes to which this Certificate relates is at least equal to $250,000.

We agree for the benefit of the Issuer and the Guarantors, on our own behalf and on behalf of each account for which we are acting, that we will not resell or otherwise transfer this Note or any beneficial interest herein except (A) to the Issuer, the Company or any of its subsidiaries, (B) to a person whom we reasonably believe is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (C) in an offshore transaction meeting the requirements of Rule 903 or 904 of Regulation S of the Securities Act, (D) in a transaction meeting the requirements of Rule 144 under the Securities Act, (E) to an Institutional Accredited Investor that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the transfer of the Notes (the form of which can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Notes less than $250,000, an opinion of counsel acceptable to the Issuer and the Trustee that such transfer is in compliance with the Securities Act, (F) in accordance with another exemption form the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Issuer and the Trustee) or (G) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction.

Prior to the registration of any transfer or exchange, we acknowledge that the Issuer reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee will not be required to accept for registration of transfer or exchange any Notes acquired by us, except upon presentation of evidence satisfactory to the Issuer and the Trustee that the foregoing restrictions on transfer have been complied with. We further agree to deliver to each person acquiring any of the Notes or any beneficial interest therein from us a notice advising such person that resales of the Notes are restricted as stated herein.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

Exhibit H-2

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:
Address:

Date:_________________

Upon transfer of certificated Notes, the Notes would be registered in the name of the new beneficial owner as follows:

By: ___________________________

Date: _________________________

Taxpayer ID number: ____________

Exhibit H-3

EXHIBIT I

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To:Wilmington Trust, National Association
1310 Silas Deane Highway
Wethersfield, CT 06109
Facsimile: 203-453-1183
Attention: Global Capital Markets−K. Hovnanian Relationship Manager

[Euroclear Bank S.A./N.V., as operator of the Euroclear System] OR [Clearstream Banking, société anonyme]

Re:K. Hovnanian Enterprises, Inc.
[8.000%][8.375%] Senior Notes due [2031][2033] (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as September 25, 2025 relating to the Notes

Ladies and Gentlemen:

We are the beneficial owner of $____ principal amount of Notes issued under the Indenture and represented by a Regulation S Temporary Global Note (as defined in the Indenture).

[CHECK A OR B AS APPLICABLE.]

☐ A.We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐ B.We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

Exhibit I-1

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[NAME OF BENEFICIAL OWNER]
By:
Name:
Title:
Address:

Date:_________________

[FORM II]

Certificate of Beneficial Ownership

To:Wilmington Trust, National Association
1310 Silas Deane Highway
Wethersfield, CT 06109
Facsimile: 203-453-1183
Attention: Global Capital Markets−K. Hovnanian Relationship Manager

Re:K. Hovnanian Enterprises, Inc.
[8.000%][8.375%] Senior Notes due [2031][2033] (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as September 25, 2025 relating to the Notes

Exhibit I-2

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations (“Member Organizations”) appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Regulation S Temporary Global Note issued under the above-referenced Indenture, that as of the date hereof, $____ principal amount of Notes represented by the Regulation S Temporary Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Regulation S Temporary Global Note excepted in such Member Organization certifications and (ii) as of the date hereof we have not received any notification from any Member Organization to the effect that the statements made by such Member Organization with respect to any portion of such Regulation S Temporary Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,
[EUROCLEAR BANK S.A./N.V., as operator of the Euroclear System] OR [CLEARSTREAM BANKING, société anonyme]
By:
Name:
Title:
Address:

Date:_________________

Exhibit I-3

EXHIBIT J

THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR CERTIFICATED NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

Exhibit J-1

EXHIBIT K

UNRESTRICTED SUBSIDIARIES

K. HOVNANIAN AT ARIA AT SILVERSTONE, LLC

GTIS-HOV HOLDINGS XVI LLC

K. HOVNANIAN GT INVESTMENT, L.L.C.

K. HOVNANIAN TERRA LAGO INVESTMENT, LLC

77 HUDSON STREET JOINT DEVELOPMENT, L.L.C.

GTIS-HOV HOLDINGS XII LLC

GTIS-HOV HOLDINGS XIII LLC

GTIS-HOV HOLDINGS XIV LLC

GTIS-HOV HOLDINGS XV LLC

GTIS-HOV HOLDINGS XVII LLC

HOVSITE HOLDINGS II LLC

HOVSITE HOLDINGS III LLC

K. HOVNANIAN AGENCY HOLDINGS, LLC

K. HOVNANIAN AT MONARCH GLEN, LLC

K. HOVNANIAN GT IX INVESTMENT, LLC

K. HOVNANIAN GT V INVESTMENT, LLC

K. HOVNANIAN GT VI INVESTMENT, LLC

K. HOVNANIAN GT VII INVESTMENT, LLC

K. HOVNANIAN GT VIII INVESTMENT, LLC

K. HOVNANIAN GT XII INVESTMENT, LLC

K. HOVNANIAN GT XIII INVESTMENT, LLC

K. HOVNANIAN GT XIV INVESTMENT, LLC

K. HOVNANIAN GT XV INVESTMENT, LLC

K. HOVNANIAN GT XVII INVESTMENT, LLC

K. HOVNANIAN HOVSITE II INVESTMENT, LLC

K. HOVNANIAN HOVSITE III INVESTMENT, LLC

K. HOVNANIAN M.E. INVESTMENTS, LLC

K. HOVNANIAN'S FOUR SEASONS AT ABBEY CREEK, LLC

K. HOVNANIAN'S FOUR SEASONS AT PENNFIELD, LLC

K. HOVNANIAN'S FOUR SEASONS AT SCENIC MANOR, LLC

PORT IMPERIAL PARTNERS, LLC

Exhibit K-1

TERRA LAGO INDIO LLC

HOVSITE II CASA DEL MAR LEASEHOLD LLC

HOVSITE II CASA DEL MAR LLC

HOVSITE III AT PARKLAND LLC

K. HOVNANIAN AT DELRAY BEACH, L.L.C.

K. HOVNANIAN AT HORIZON ISLE, LLC

K. HOVNANIAN AT PALMETTO POINTE, LLC

K. HOVNANIAN AT SALERNO RESERVE, LLC

K. HOVNANIAN OSPREY RANCH, LLC

AL TAHALUF AL AQARY LLC (AL TAHALUF REAL ESTATE LIMITED LIABILITY COMPANY)

K. HOVNANIAN AT FAIRWAY ESTATES, LLC

K. HOVNANIAN'S FOUR SEASONS AT KENT ISLAND II, LLC

K. HOVNANIAN 77 HUDSON STREET INVESTMENTS, L.L.C.

K. HOVNANIAN AMERICAN MORTGAGE, L.L.C.

K. HOVNANIAN AT 77 HUDSON STREET URBAN RENEWAL COMPANY, L.L.C.

K. HOVNANIAN AT CHARLESTON MEADOWS, LLC

K. HOVNANIAN AT MANALAPAN LANDING, LLC

K. HOVNANIAN AT PORT IMPERIAL INVESTMENT, LLC

K. HOVNANIAN AT RESERVOIR POINT, LLC

K. HOVNANIAN AT TRENTON II, L.L.C.

K. HOVNANIAN AT TRENTON URBAN RENEWAL, L.L.C.

K. HOVNANIAN GT XI INVESTMENT, LLC

K. HOVNANIAN SERENITY WALK AT PLAINSBORO URBAN RENEWAL, LLC

K. HOVNANIAN'S DELTA AT ASBURY PARK URBAN RENEWAL, LLC

K. HOVNANIAN'S THE TOWNES AT WEST WINDSOR, LLC

MM-BEACHFRONT NORTH II, L.L.C.

MILLENNIUM TITLE AGENCY, LTD.

K. HOVNANIAN AT LIBERTY HILL FARM WATER LOTS, LLC

K. HOVNANIAN'S FOUR SEASONS AT HILTON HEAD LAKES, LLC

EASTERN NATIONAL TITLE AGENCY TEXAS, INC.

K. HOVNANIAN HOUSTON MARVIDA, LLC

K. HOVNANIAN AT HAZEL RUN GLEN, L.L.C.

K. HOVNANIAN AT THE BOULEVARDS AT WESTFIELDS, LLC

K. HOVNANIAN HOMES AT THE GALLERY PARK AT WESTFIELDS, LLC

WHI-REPUBLIC, LLC

K. HOVNANIAN'S FOUR SEASONS AT BELLE TERRE, LLC

K. HOVNANIAN'S FOUR SEASONS AT CAROLINA OAKS, LLC

K. HOVNANIAN AT MYSTIC DUNES, LLC

GTIS-HOV HOLDINGS X LLC

K. HOVNANIAN AT LIBERTY HILL FARM WATER, LLC

K. HOVNANIAN AT PLEASANTON, LLC

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VI, L.L.C.

GTIS-HOV RESIDENCES AT COLUMBIA PARK PARENT LLC

GTIS-HOV RESIDENCES AT COLUMBIA PARK LLC

Exhibit K-2